As filed with the Securities and Exchange Commission on April 2, 2001


                           Registration No. 333-11493

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-1

                               AMENDMENT NO. 5 to
                                       --
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


--------------------------------------------------------------------------------

                   GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY
                           (Exact name of Registrant)

         COLORADO                           63                         84-0467907
(State of Incorporation)                    (Primary Standard          (I.R.S. Employer
                                            Industrial Classification    Identification No.)
                                            Code Number)

                             8515 East Orchard Road

                           Greenwood Village, CO 80111

                                 (800) 537-2033
                        (Address, including zip code, and
                           telephone number, including
                           area code, or registrant's
                               principal executive
                                    officer)

--------------------------------------------------------------------------------

                               William T. McCallum
                      President and Chief Executive Officer
                   Great-West Life & Annuity Insurance Company
                             8515 East Orchard Road

                           Greenwood Village, CO 80111
                                 (303) 737-3000

                     (Name and Address of Agent for Service)

                                    copy to:

                              James F. Jorden, Esq.
                                 Jorden Burt LLP
               1025 Thomas Jefferson Street, N.W., Suite 400 East
                           Washington, D.C. 20007-0805

--------------------------------------------------------------------------------

Approximate Date of Proposed Public Offering:

Upon the effective date of this Registration Statement

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following: X

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ______

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement for the same offering: ______

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box:

                           The Schwab Fixed Annuity(R)
                    A flexible premium deferred fixed annuity
                                 Distributed by
                           Charles Schwab & Co., Inc.
                                    Issued by
                   Great-West Life & Annuity Insurance Company



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Overview

This Prospectus describes The Schwab Fixed Annuity--a flexible premium deferred annuity contract which allows you to accumulate assets on a tax-deferred basis for retirement or other long-term purposes. This Contract is issued either on a group basis or as individual contracts by Great-West Life & Annuity Insurance Company (we, us, the Company, Great-West or GWL&A) - both will be referred to as the "Contract" throughout this prospectus. How to Invest The minimum initial investment (a "Contribution") is:

o $5,000
o $2,000 if an IRA
o $1,000 if subsequent Contributions are made via Automatic Contribution Plan

The minimum subsequent Contribution is:
o $500 per Contribution
o $100 per Contribution if made via Automatic Contribution Plan Allocating Your Money You can allocate the money you contribute to the Guarantee Period Fund. The Guarantee Period Fund allows you to select one or more Guarantee Periods that offer specific interest rates for a specific period. Please note that the Contract may not be available in all states.


You may be subject to a Market Value Adjustment which may increase or decrease the amount Transferred or withdrawn from the value of a Guarantee Period if the Guarantee Period is broken prior to the Guarantee Period Maturity Date. A negative adjustment may result in an effective interest rate lower than the stated rate of interest for the applicable Guarantee Period and the Contractual Guarantee of a Minimum Rate of Interest and the value of the Contribution(s) allocated to the Guarantee Period Fund being less than the Contribution(s) made.


Sales and Surrender Charges
A maximum Surrender Charge of three percent may be applicable for amounts withdrawn in the first three years.

Free Look Period
After you receive your Contract, you can look it over free of obligation for at least 10 days or longer if required by your state law (up to 35 days for replacement policies), during which you may cancel your Contract.

Payout Options
The Schwab Fixed Annuity offers a variety of annuity payout and periodic withdrawal options. Depending on the option you select, income can be guaranteed for your lifetime, your spouse's and/or beneficiaries' lifetime or for a specified period of time.

The Contracts are not deposits of, or guaranteed or endorsed by any bank, nor are the Contracts federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency. The Contracts involve certain investment risks, including possible loss of principal.

For account information, please contact:
     Annuity Administration Department
     P.O. Box 173920
     Denver, Colorado  80217-3920
     800-838-0650


Neither the Securities and Exchange Commission nor any state securities departments has approved or disapproved these securities or passed upon the accuracy or adequacy of the Prospectus. Any representation to the contrary is a criminal offense. No person is authorized by Great-West to give information or to make any representation, other than those contained in this Prospectus, in connection with the offers contained in this Prospectus. This Prospectus does not constitute an offering in any jurisdiction in which such offering may not lawfully be made. Please read this Prospectus and keep it for future reference.

                   The date of this Prospectus is May 1, 2001.



This prospectus presents important information you should review before purchasing The Schwab Fixed Annuity. Please read it carefully and keep it for future reference. You may obtain a copy without charge by contacting the Annuity Administration Department at the above address or phone number. Or, you can obtain it by visiting the Securities and Exchange Commission's web site at www.sec.gov. This web site also contains other information about us that has been filed electronically.



This Prospectus does not constitute an offering in any jurisdiction in which such offering may not lawfully be made. No dealer, salesperson or other person is authorized to give any information or make any representations in connection with this offering other than those contained in this Prospectus, and, if given or made, such other information or representations must not be relied on.

                  The Contract is not available in all states.



--------------------------------------------------------------------------------
Table of Contents

Definitions...............................................4
Summary...................................................6
   How to contact Schwab..................................6
Fee Table.................................................7
Great-West Life & Annuity Insurance
Company..................................................10
The Guarantee Period Fund................................12
   Investments of the Guarantee Period Fund..............13
   Subsequent Guarantee Periods..........................13
   Breaking a Guarantee Period...........................14
   Interest Rates........................................14
   Market Value Adjustment...............................14
Application and Initial Contributions....................14
Free Look Period.........................................14
Subsequent Contributions.................................15
Annuity Account Value....................................15
Transfers................................................16
   Possible Restrictions.................................16
Cash Withdrawals.........................................17
   Withdrawals to Pay Investment Manager or
   Financial Advisor Fees................................18
   Tax Consequences of Withdrawals.......................18
Telephone Transactions...................................18
Death Benefit............................................18
   Beneficiary...........................................19
   Distribution of Death Benefit.........................19
Charges and Deductions...................................20
   Transfer Fees.........................................21
   Premium Tax...........................................21
   Other Taxes...........................................21

Payout Options...........................................21
   Periodic Withdrawals..................................21
   Periodic Withdrawal Payout Options....................22
Seek Tax Advice..........................................24
Federal Tax Matters......................................24
   Taxation of Annuities.................................25
   Individual Retirement Annuities.......................25
Assignments or Pledges...................................27
Distribution of the Contracts............................27
Selected Financial Data..................................29
   Management's Discussion and Analysis
   of Financial Conditions and Results of Operations     30
Rights Reserved by Great-West............................45
Legal Proceedings........................................45
Legal Matters............................................45
Experts..................................................45
Available Information....................................46
 .........................................................47
Appendix A--Market Value Adjustments.....................49
Consolidated Financial Statements
    and Independent Auditor's Report                     52

Definitions


1035 Exchange--A provision of the Internal Revenue Code of 1986, as amended, (the "Code") that allows for the tax-free exchange among certain types of insurance contracts.


Accumulation Period--The time period between the Effective Date and the Annuity Commencement Date. During this period, you're contributing to the annuity.

Annuitant--The person named in the application upon whose life the payout of an annuity is based and who will receive annuity payouts. If a Contingent Annuitant is named, the Annuitant will be considered the Primary Annuitant. Annuity Account--An account established by us in your name that reflects all account activity under your Contract. Annuity Account Value--The sum of the value of all Guarantee Periods credited to your Annuity Account--less partial withdrawals, amounts applied to an annuity payout option, periodic withdrawals, charges deducted under the Contract, and Premium Tax, if any.

Annuity Commencement Date--The date annuity payouts begin.

Annuity Individual Retirement Account (or Annuity IRA)--An annuity contract used in a retirement savings program that is intended to satisfy the requirements of
Section 408 of the Code.

Annuity Payout Period--The period beginning on the Annuity Commencement Date and continuing until all annuity payouts have been made under the Contract. During this period, the Annuitant receives payouts from the annuity.

Automatic Contribution Plan--A feature which allows you to make automatic periodic Contributions. Contributions will be withdrawn from an account you specify and automatically credited to your Annuity Account.

Beneficiary--The person(s) designated to receive any Death Benefit under the terms of the Contract.

Contingent Annuitant--The person you may name in the application who becomes the Annuitant when the Primary Annuitant dies. The Contingent Annuitant must be designated before the death of the Primary Annuitant.

Contributions--The amount of money you invest or deposit into your annuity.

Death Benefit--The amount payable to the Beneficiary when the Owner or the Annuitant dies.

Effective Date--The date on which the first Contribution is credited to your Annuity Account.

Fixed Account Value--The value of the fixed investment option credited to you under the Annuity Account

Guarantee Period--The number of years available in the Guarantee Period Fund during which Great-West will credit a stated rate of interest. Great-West may discontinue offering a period at any time for new Contributions. Amounts allocated to one or more guaranteed periods may be subject to a Market Value Adjustment.

Guarantee Period Fund--A fixed investment option which pays a stated rate of interest for a specified time period.

Guarantee Period Maturity Date--The last day of any Guarantee Period.

Guaranteed Interest Rate--The minimum annual interest rate in effect that applies to each Guarantee Period at the time the Contribution is made.

Market Value Adjustment (or MVA)--An amount added to or subtracted from certain transactions involving the Guarantee Period Fund to reflect the impact of changing interest rates.

Non-Qualified Annuity Contract--An annuity contract funded with money outside a tax qualified retirement plan.

Owner (Joint Owner) or You--The person(s) named in the application who is entitled to exercise all rights and privileges under the Contract, while the Annuitant is living. Joint Owners must be husband and wife as of the date the Contract is issued. The Annuitant will be the Owner unless otherwise indicated in the application. If a Contract is purchased in an IRA, the Owner and the Annuitant must be the same individual and a Joint Owner is not allowed.

Payout Commencement Date--The date on which annuity payouts or periodic withdrawals begin under a payout option. The Payout Commencement Date must be at least one year after the Effective Date of the Contract. If you do not indicate a Payout Commencement Date on your application, annuity payouts will begin on the first day of the month of the Annuitant's 91st birthday.

Premium Tax--A tax charged by a state or other governmental authority. Varying by state, the current range of Premium Taxes is 0% to 3.5% and may be assessed at the time you make a Contribution or when annuity payments begin.


Request--Any written, telephoned, or computerized instruction in a form satisfactory to Great-West and Schwab received at the Annuity Administration Department (or other annuity service center subsequently named) from you, your designee (as specified in a form acceptable to Great-West and Charles Schwab & Co., Inc. ("Schwab")) or the Beneficiary (as applicable) as required by any provision of the Contract.


Surrender Charge--A maximum charge of three percent will be assessed if funds are withdrawn in the first three Contract years.

Surrender Value--The value of your annuity account with any applicable Market Value Adjustment, less any applicable Surrender Charge on the Effective Date of the surrender, less Premium Tax, if any.

Transaction Date--The date on which any Contribution or Request from you will be processed. Contributions and Requests received after 4:00 p.m. EST/EDT will be deemed to have been received on the next business day. Requests will be processed on each day that the New York Stock Exchange is open for trading.

Transfer--Moving money among the Guaranteed Periods.

--------------------------------------------------------------------------------
Summary

The Schwab Fixed Annuity allows you to accumulate assets on a tax-deferred basis by investing in a fixed investment option (the Guarantee Period Fund). The Guarantee Period Fund is comprised of Guarantee Periods, each of which has its own stated rate of interest and its own maturity date.

You may be subject to a Market Value Adjustment which may increase or decrease the amount Transferred or withdrawn from the value of a Guarantee Period if the Guarantee Period is broken prior to the Guarantee Period Maturity Date. A negative adjustment may result in an effective interest rate lower than the stated rate of interest for the applicable Guarantee Period and the Contractual Guarantee of a Minimum Rate of Interest and the value of the Contribution(s) allocated to the Guarantee Period being less than the Contribution(s) made.

The Schwab Fixed Annuity can be purchased on a non-qualified basis or purchased and used in connection with an IRA. You can also purchase it through a 1035 Exchange from another insurance contract.

Tax deferral under IRAs arises under the Code. Tax deferral under non-qualified Contracts arises under the Contract.

--------------------------------------------------------------------------------
To contact Schwab:
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Schwab Insurance & Annuity Service Center
--------------------------------------------------------------------------------
P.O. Box 7666
San Francisco, CA 94120-7666
--------------------------------------------------------------------------------
800-838-0650
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Your initial  Contribution must be at least $5,000;  $2,000 if an IRA; $1,000 if you are setting up an Automatic Contribution Plan. Subsequent Contributions must be either $500; or $100 if made through an Automatic Contribution Plan.

The money you contribute to the Contract will be invested at your direction.

Prior to the Payout Commencement Date, you can withdraw all or a part of your Annuity Account Value. There is a maximum Surrender Charge of three percent if funds are withdrawn in the first three Contract years. Certain withdrawals may be subject to federal income tax as well as a federal penalty tax.

When you're ready to start taking money out of your Contract, you can select from a variety of payout options, including fixed annuity payouts as well as periodic payouts.

If the Annuitant dies before the Annuity Commencement Date, we will pay the Death Benefit to the Beneficiary you select. If the Owner dies before the entire value of the Contract is distributed, the remaining value will be distributed according to the rules outlined in the "Death Benefit" section on page x.

There is no annual contract maintenance charge.

You may cancel your Contract during the "free look period" by sending it to the Annuity Administration Department. If you are replacing an existing insurance contract with the Contract, the free look period may be extended based on your state of residence. We will refund the greater of:

o Contributions received, less surrenders, withdrawals and distributions, or o The Annuity Account Value.


This summary highlights some of the more significant aspects of The Schwab Fixed Annuity. You'll find more detailed information about these topics throughout the prospectus and in your Contract. Please keep them both for future reference.

--------------------------------------------------------------------------------
Fee Table

The purpose of this table is to help you understand the various costs and expenses in connection with investing in the Contract. The information set forth should be considered together with the narrative provided under the heading "Charges and Deductions." In addition to the expenses listed below, Premium Tax may be applicable.

Sales load                                                None
Surrender fee                                             Maximum 3%
Annual Contract Maintenance Charge                        None
Transfer fee                                              $10.00
(no transfer fee is charged for the
first 12 transfers in any calendar year)

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Great-West Life & Annuity Insurance Company

Great-West is a stock life insurance company that was originally organized under the laws of the state of Kansas as the National Interment Association. Our name was changed to Ranger National Life Insurance Company in 1963 and to
Insuramerica Corporation, prior to changing to our current name in 1982. In September of 1990, we re-domesticated under the laws of the state of Colorado.


We are authorized to do business in 49 states, the District of Columbia, Puerto Rico, U.S. Virgin Islands and Guam.

--------------------------------------------------------------------------------
The Guarantee Period Fund
Amounts allocated to the Guarantee Period Fund will be deposited to, and accounted for, in a non-unitized market value separate account. As a result, you do not participate in the performance of the assets through unit values.

The assets accrue solely to the benefit of Great-West and any gain or loss in the separate account is borne entirely by Great-West. You will receive the Contract guarantees made by Great-West for amounts you contribute to the Guarantee Period Fund.

When you contribute or Transfer amounts to the Guarantee Period Fund, you select a new Guarantee Period from those available. All Guarantee Periods will have a term of at least one year. Contributions allocated to the Guarantee Period Fund will be credited on the Transaction Date we receive them.

Each Guarantee Period will have its own stated rate of interest and maturity date determined by the date the Guarantee Period is established and the term you choose.

Currently, Guarantee Periods with annual terms of 1 to 10 years are offered only in those states where the Guarantee Period Fund is available. The Guarantee Periods may change in the future, but this will not have an impact on any Guarantee Period already in effect.

The value of amounts in each Guarantee Period equals Contributions plus interest earned, less any Premium Tax, amounts distributed, withdrawn (in whole or in part), amounts Transferred or applied to an annuity option, periodic withdrawals and charges deducted under the Contract. If a Guarantee Period is broken, a Market Value Adjustment may be assessed (please see "Breaking a Guarantee Period" on page xx). Any amount withdrawn or Transferred prior to the Guarantee Period Maturity Date will be paid in accordance with the Market Value Adjustment formula. You can read more about Market Value Adjustments on page xx.

Investments of the Guarantee Period Fund
We use various techniques to invest in assets that have similar characteristics to our general account assets--especially cash flow patterns. We will primarily invest in investment-grade fixed income securities including: o Securities issued by the U.S. Government or its agencies or instrumentalities, which may or may not be guaranteed by the U.S. Government.
o Debt securities which have an investment grade, at the time of purchase, within the four highest grades assigned by Moody's Investment Services, Inc. (Aaa, Aa, A or Baa), Standard & Poor's Corporation (AAA, AA, A or BBB) or any other nationally recognized rating service.
o Other debt instruments, including, but not limited to, issues of banks or bank holding companies and of corporations, which obligations--although not rated by Moody's, Standard & Poor's, or other nationally recognized rating firms--are deemed by us to have an investment quality comparable to securities which may be purchased as stated above.
o Commercial paper, cash or cash equivalents and other short-term investments having a maturity of less than one year which are considered by us to have investment quality comparable to securities which may be purchased as stated above.

In addition, we may invest in futures and options solely for non-speculative hedging purposes. We may sell a futures contract or purchase a put option on futures or securities to protect the value of securities held in or to be sold for the general account or the non-unitized separate if the securities prices are anticipated to decline. Similarly, if securities prices are expected to rise, we may purchase a futures contract or a call option against anticipated positive cash flow or may purchase options on securities.

The above information generally describes the investment strategy for the Guarantee Period Fund. However, we are not obligated to invest the assets in the Guarantee Period Fund according to any particular strategy, except as may be required by Colorado and other state insurance laws. And, the stated rate of interest that we establish will not necessarily relate to the performance of the non-unitized market value separate account.

Subsequent Guarantee Periods
Before annuity payouts begin, you may reinvest the value of amounts in a maturing Guarantee Period in a new Guarantee Period of any length we offer at that time. On the quarterly statement issued to you prior to the end of any Guarantee Period, we will notify you of the upcoming maturity of a Guarantee Period. The Guarantee Period available for new Contributions may be changed at any time, including between the date we notify you of a maturing Guarantee Period and the date a new Guarantee Period begins.

If you do not tell us where you would like the amounts in a maturing Guarantee Period allocated by the maturity date, we will automatically allocate the amount to a Guarantee Period of the same length as the maturing period. If the term previously chosen is no longer available, the amount will be allocated to the next shortest available Guarantee Period term. No Guarantee Period may mature later than six months after your Payout Commencement Date. For example, if a 3-year Guarantee Period matures and the Payout Commencement Date begins 1 3/4 years from the Guarantee Period maturity date, the matured value will be transferred to a 2-year Guarantee Period.

Breaking a Guarantee Period
If you begin annuity payouts, Transfer or withdraw prior to the Guarantee Period maturity date, you are breaking a Guarantee Period. When we receive a request to break a Guarantee Period and you have another Guarantee Period that is closer to its maturity date, we will break that Guarantee Period first.

If you break a Guarantee Period, you may be assessed an interest rate adjustment called a Market Value Adjustment.

Interest Rates
The declared annual rates of interest are guaranteed throughout the Guarantee Period. For Guarantee Periods not yet in effect, Great-West may declare interest rates different than those currently in effect. When a subsequent Guarantee Period begins, the rate applied will be equal to or more than the rate currently in effect for new Contracts with the same Guarantee Period.

The stated rate of interest must be at least equal to the Guaranteed Interest Rate, but Great-West may declare higher rates. The Guaranteed Interest Rate is based on the applicable state standard non-forfeiture law. The standard nonforfeiture rate in all states is 3%, except in Florida, Mississippi and Oklahoma, it's 0%.

The determination of the stated interest rate is influenced by, but does not necessarily correspond to, interest rates available on fixed income investments which Great-West may acquire using funds deposited into the Guarantee Period Fund. In addition, Great-West considers regulatory and tax requirements, sales commissions and administrative expenses, general economic trends and competitive factors in determining the stated interest rate.

Market Value Adjustment

Amounts you allocate to the Guarantee Period Fund may be subject to an interest rate adjustment called a Market Value Adjustment if, six months or more before the Guarantee Period Fund's maturity date, you: o surrender your investment in the Guarantee Period Fund, o transfer money from the Guarantee Period Fund, o partially withdraw money from the Guarantee Period Fund, o apply amounts from the Guarantee Period Fund to purchase an annuity to receive payouts from your account, o take a distribution from the Guarantee Period Fund upon the death of the Owner or the Annuitant.or o take a periodic withdrawal.


The Market Value Adjustment will not apply to any Guarantee Period having fewer than six months prior to the Guarantee Period maturity date in each of the following situations: o Transfer to another Guarantee Period offered under this Contract o Surrenders, partial withdrawals, annuitization or periodic withdrawals o A single sum payout upon death of the Owner or Annuitant

A Market Value Adjustment may increase or decrease the amount payable on the above-described distributions. The formula for calculating Market Value Adjustments is detailed in Appendix A. Appendix A also includes examples of how Market Value Adjustments work.

--------------------------------------------------------------------------------
Application and Initial Contributions

The first step to purchasing The Schwab Fixed Annuity is to complete your Contract application and submit it with your initial minimum Contribution of $5,000; $2,000 if an IRA; or $1,000 if you are setting up an Automatic Contribution Plan. Initial Contributions can be made by check (payable to GWL&A) or transferred from a Schwab brokerage account.


If your application is complete, your Contract will be issued and your Contribution will be credited within two business days after receipt at the Annuity Administration Department. Acceptance is subject to sufficient information in a form acceptable to us. We reserve the right to reject any application or Contribution.

If your application is incomplete, the Annuity Administration Department will complete the application from information Schwab has on file or contact you by telephone to obtain the required information. If the information necessary to complete your application is not received within five business days, we will return to you both your check and the application. If you provide consent we will retain the initial Contribution and credit it as soon as we have completed your application.

--------------------------------------------------------------------------------
Free Look Period
During the free look period (ten-days or longer where required by law), you may cancel your Contract. During the free look period, all Contributions will be allocated to one or more of the available Guarantee Periods in accordance with your instructions in the application and will be effective upon the Transaction Date.

Contracts returned during the free look period will be void from the date we issued the Contract and the greater of the following will be refunded: o Contributions less withdrawals and distributions, or o The Annuity Account Value.

If you exercise the free look privilege, you must return the Contract to Great-West or to the Annuity Administration Department.

--------------------------------------------------------------------------------
Subsequent Contributions
Once your application is complete and we have received your initial Contribution, you can make subsequent Contributions at any time prior to the Payout Commencement Date, as long as the Annuitant is living. Additional Contributions must be at least $500; or $100 if made via an Automatic
Contribution Plan. Total Contributions may exceed $1,000,000 with our prior approval.

Subsequent Contributions can be made by check or via an Automatic Contribution plan directly from your bank or savings account. You can designate the date you'd like your subsequent Contributions deducted from your account each month. If you make subsequent Contributions by check, your check should be payable to GWL&A.

You'll receive a confirmation of each Contribution you make upon its acceptance.

Great-West reserves the right to modify the limitations set forth in this section.

--------------------------------------------------------------------------------
Annuity Account Value
Before the date annuity payouts begin, your Annuity Account Value is the sum of your Fixed Account under your Contract.

Unlike a brokerage account, amounts held under a Contract are not covered by the Securities Investor Protection Corporation ("SIPC").

--------------------------------------------------------------------------------
Transfers
Prior to the Annuity Commencement Date you may Transfer all or part of your Annuity Account Value among the available Guarantee Periods by telephone, by sending a Request to the Annuity Administration Department or by calling our touch-tone account and trading service.

Your Request must specify:
o the amounts being Transferred,
o the Guarantee Period(s) from which the Transfer is to be made, and o the Guarantee Period(s) that will receive the Transfer.

Currently, there is no limit on the number of Transfers you can make during any calendar year. However, we reserve the right to limit the number of Transfers you make.

There is no charge for the first twelve Transfers each calendar year, but there will be a charge of $10 for each additional Transfer made. The charge will be deducted from the amount Transferred. All Transfers made on a single Transaction Date will count as only one Transfer toward the twelve free Transfers.

A Transfer generally will be effective on the date the Request for Transfer is received by the Annuity Administration Department if received before 4:00 p.m. Eastern time. Under current tax law, there will not be any tax liability to you if you make a Transfer.

When you make a Transfer from amounts in a Guarantee Period before the Guarantee Period maturity date, the amount Transferred may be subject to a Market Value Adjustment as discussed on page xx. If you request in advance to Transfer amounts from a maturing Guarantee Period upon maturity, your Transfer will not count toward the 12 free Transfers and no Transfer fees will be charged.

Possible Restrictions
We reserve the right without prior notice to modify, restrict, suspend or eliminate the Transfer privileges (including telephone Transfers) at any time. We reserve the right to require that all Transfer requests be made by you and not by your designee and to require that each Transfer request be made by a separate communication to us. We also reserve the right to require that each Transfer request be submitted in writing and be signed by you

--------------------------------------------------------------------------------
Cash Withdrawals
You may withdraw all or part of your Annuity Account Value at any time during the life of the Annuitant and prior to the date annuity payouts begin by submitting a written withdrawal request to the Annuity Administration Department. Withdrawals are subject to the rules below and federal or state laws, rules or regulations may also apply. The amount payable to you if you surrender your Contract is your Annuity Account Value, with any applicable Market Value Adjustment and with any applicable Surrender Charge, on the Effective Date of the surrender, less any applicable Premium Tax. No withdrawals may be made after the date annuity payouts begin.

If you request a partial withdrawal, your Annuity Account Value will be reduced by the dollar amount withdrawn. A Market Value Adjustment may apply. Market Value Adjustments are discussed on page xx.

Partial withdrawals are unlimited. However, you must specify the Guarantee Period(s) from which the withdrawal is to be made. After any partial withdrawal, if your remaining Annuity Account Value is less than $2,000, then a full surrender may be required. The minimum partial withdrawal (before application of the MVA) is $500.

The following terms apply to withdrawals:
o Partial withdrawals or surrenders are not permitted after the date annuity payouts begin. o A partial withdrawal or a surrender will be effective upon the Transaction Date. o A partial withdrawal or a surrender may be subject to the Market Value Adjustment provisions, and the Guarantee
     Period Fund provisions of the Contract.

o A partial withdrawal may be subject to a Surrender Charge.

Withdrawal requests must be in writing with your original signature. If your instructions are not clear, your request will be denied and no withdrawal or partial withdrawal will be processed.

After a withdrawal of all of your Annuity Account Value, or at any time that your Annuity Account Value is zero, all your rights under the Contract will terminate.

Withdrawals to Pay Investment Manager or Financial Advisor Fees You may request partial withdrawals from your Annuity Account Value and direct us to remit the amount withdrawn directly to your designated Investment Manager or Financial Advisor (collectively "Consultant"). A withdrawal request for this purpose must meet the $500 minimum withdrawal requirements and comply with all terms and conditions applicable to partial withdrawals, as described above. Tax consequences of withdrawals are detailed below, but you should consult a competent tax advisor prior to authorizing a withdrawal from your Annuity Account to pay Consultant fees.

Tax Consequences of Withdrawals
Withdrawals made for any purpose may be taxable--including payments made by us directly to your Consultant.

In addition, the Code may require us to withhold federal income taxes from withdrawals and report such withdrawals to the IRS. If you request partial withdrawals to pay Consultant fees, your Annuity Account Value will be reduced by the sum of the fees paid to the Consultant and the related withholding.

You may elect, in writing, to have us not withhold federal income tax from withdrawals, unless withholding is mandatory for your Contract. If you are younger than 59 1/2, the taxable portion of any withdrawal is generally considered to be an early withdrawal and is subject to an additional federal penalty tax of 10%.

Some states also require withholding for state income taxes. For details about state withholding, please see "Federal Tax Matters" on page XX.

If you are interested in this Contract as an IRA, please refer to Section 408 of the Code for limitations and restrictions on cash withdrawals.

--------------------------------------------------------------------------------
Telephone Transactions
You may make Transfer requests by telephone. Telephone Transfer requests received before 4:00 p.m. Eastern time will be made on that day. Calls completed after 4:00 p.m. Eastern time will be made on the next business day we and the NYSE are open for business.

We will use reasonable procedures to confirm that instructions communicated by telephone are genuine, such as: o requiring some form of personal identification prior to acting on instructions, o providing written confirmation of the transaction and/or o tape recording the instructions given by telephone.

If we follow such procedures we will not be liable for any losses due to unauthorized or fraudulent instructions.

We reserve the right to suspend telephone transaction privileges at any time, for some or all Contracts, and for any reason. Withdrawals are not permitted by telephone.

--------------------------------------------------------------------------------
Death Benefit
Before the date when annuity payouts begin, the Death Benefit, if any, will be equal to the greater of:

o the Annuity Account Value with an MVA, if applicable, as of the date the request for payout is received, less any Premium Tax, or
o  the  sum  of  Contributions,   less  partial   withdrawals   and/or  periodic
withdrawals, less any Premium Tax.

The Death Benefit will become payable following our receipt of the Beneficiary's claim in good order. When an Owner or the Annuitant dies before the Annuity Commencement Date and a Death Benefit is payable to a Beneficiary, the Death Benefit proceeds will remain invested according to the allocation instructions given by the Owner(s) until new allocation instructions are requested by the Beneficiary or until the Death Benefit is actually paid to the Beneficiary.

The amount of the Death Benefit will be determined as of the date payouts begin.

Subject to the distribution rules below, payout of the Death Benefit may be made as follows:

o payout in a single sum that may be subject to a Market Value Adjustment, or

o payout under any of the annuity options provided under this Contract that may be subject to a Market Value Adjustment

o payout on the Guarantee Period Maturity Date in order that the payment will not be subject to a Market Value Adjustment

Any payment within 6 months of the Guarantee Period Maturity Date will not be subject to a Market Value Adjustment.

In any event, no payout of benefits provided under the Contract will be allowed that does not satisfy the requirements of the Code and any other applicable federal or state laws, rules or regulations.

Beneficiary
You may select one or more Beneficiaries. If more than one Beneficiary is selected, they will share equally in any Death Benefit payable unless you indicate otherwise. You may change the Beneficiary any time before the Annuitant's death.

A change of Beneficiary will take effect as of the date the request is processed by the Annuity Administration Department, unless a certain date is specified by the Owner. If the Owner dies before the request is processed, the change will take effect as of the date the request was made, unless we have already made a payout or otherwise taken action on a designation or change before receipt or processing of such request. A Beneficiary designated irrevocably may not be changed without the written consent of that Beneficiary, except as allowed by law.

The interest of any Beneficiary who dies before the Owner or the Annuitant will terminate at the death of the Beneficiary. The interest of any Beneficiary who dies at the time of, or within 30 days after the death of an Owner or the Annuitant will also terminate if no benefits have been paid to such Beneficiary, unless the Owner otherwise indicates by request. The benefits will then be paid as though the Beneficiary had died before the deceased Owner or Annuitant. If no Beneficiary survives the Owner or Annuitant, as applicable, we will pay the Death Benefit proceeds to the Owner's estate.

If the Beneficiary is not the Owner's surviving spouse, she/he may elect, not later than one year after the Owner's date of death, to receive the Death Benefit in either a single sum or payout under any of the fixed annuity options available under the Contract, provided that:
o such annuity is distributed in substantially equal installments over the life or life expectancy of the Beneficiary or over a period not extending beyond the life expectancy of the Beneficiary and
o such distributions begin not later than one year after the Owner's date of death. If an election is not received by Great-West from a non-spouse Beneficiary and substantially equal installments begin no later than one year after the Owner's date of death, then the entire amount must be distributed within five years of the Owner's date of death. The Death Benefit will be determined as of the date the payouts begin.

If a corporation or other non-individual entity is entitled to receive benefits upon the Owner's death, the Death Benefit must be completely distributed within five years of the Owner's date of death.

Distribution of Death Benefit
Death of Annuitant
Upon the death of the Annuitant while the Owner is living, and before the Annuity Commencement Date, we will pay the Death Benefit to the Beneficiary unless there is a Contingent Annuitant.

If a Contingent Annuitant was named by the Owner(s) prior to the Annuitant's death, and the Annuitant dies before the Annuity Commencement Date while the Owner and Contingent Annuitant are living, no Death Benefit will be payable and the Contingent Annuitant will become the Annuitant.

If the Annuitant dies after the date annuity payouts begin and before the entire interest has been distributed, any benefit payable must be distributed to the Beneficiary according to and as rapidly as under the payout option which was in effect on the Annuitant's date of death.

If the deceased Annuitant is an Owner, or if a corporation or other non-individual is an Owner, the death of the Annuitant will be treated as the death of an Owner and the Contract will be subject to the "Death of Owner" provisions described below.

Death of Owner Who Is Not the Annuitant
If there is a Joint Owner who is the surviving spouse and the Beneficiary of the deceased Owner, the Joint Owner becomes the Owner and Beneficiary and the Death Benefit will be paid to the Joint Owner or the Joint Owner may elect to continue the Contract in force.

-------------------------------------------------------------------

Contingent Annuitant
While the Annuitant is living, you may, by Request, designate or change a Contingent Annuitant from time to time. A change of Contingent Annuitant will take effect as of the date the Request is processed at the Annuity Administration Department, unless a certain date is specified by the Owner(s). Please note, you are not required to designate a Contingent Annuitant.

-------------------------------------------------------------------

If the Owner dies after annuity payouts commence and before the entire interest has been distributed while the Annuitant is living, any benefit payable will continue to be distributed to the Annuitant as rapidly as under the payout option applicable on the Owner's date of death. All rights granted the Owner under the Contract will pass to any surviving Joint Owner and, if none, to the Annuitant.

In all other cases, we will pay the Death Benefit to the Beneficiary even if a Joint Owner (who was not the Owner's spouse on the date of the Owner's death), the Annuitant and/or the Contingent Annuitant are alive at the time of the Owner's death, unless the sole Beneficiary is the deceased Owner's surviving spouse who may elect to become the Owner and Annuitant and to continue the Contract in force.

Death of Owner Who Is the Annuitant
If there is a Joint Owner who is the surviving spouse of the deceased Owner and a Contingent Annuitant, the Joint Owner becomes the Owner and the Beneficiary, the Contingent Annuitant will become the Annuitant, and the Contract will continue in force.

If there is a Joint Owner who is the surviving spouse and the Beneficiary of the deceased Owner but no Contingent Annuitant, the Joint Owner will become the Owner, Annuitant and Beneficiary and may elect to take the Death Benefit or continue the Contract in force.

In all other cases, we will pay the Death Benefit to the Beneficiary, even if a Joint Owner (who was not the Owner's spouse on the date of the Owner's death), Annuitant and/or Contingent Annuitant are alive at the time of the Owner's death, unless the sole Beneficiary is the deceased Owner's surviving spouse who may elect to become the Owner and Annuitant and to continue the Contract in force.

--------------------------------------------------------------------------------
Charges and Deductions
No amounts will be deducted from your Contributions except for any applicable Premium Tax. As a result, the full amount of your Contributions (less any applicable Premium Tax) are invested in the Contract.

As more fully described below, charges under the Contract are assessed only as deductions for:


o Certain Transfers, o Surrender Charges, and o Premium Tax, if applicable.


Transfer Fee
There will be a $10 charge for each Transfer in excess of 12 Transfers in any calendar year. We do not expect a profit from the Transfer fee.

Surrender Charge
We may deduct a maximum Surrender Charge of three percent (3%) from amounts withdrawn or distributed within the first three Contract years. The Surrender Charge applies to the amounts withdrawn or distributed after they have been adjusted by any applicable Market Value Adjustment. The applicable Surrender Charge will decrease over time as indicated in the table below.

Years Completed          Percentage of
                         Distribution

-------------------------------------------
1                          3%
2                          2%
3                          1%
4+                         0%

Premium Tax
We may be required to pay state Premium Taxes or retaliatory taxes currently ranging from 0% to 3.5% in connection with Contributions or values under the Contracts. Depending upon applicable state law, we will deduct charges for the Premium Taxes we incur with respect to your Contributions, from amounts withdrawn, or from amounts applied on the Payout Commencement Date. In some states, charges for both direct Premium Taxes and retaliatory Premium Taxes may be imposed at the same or different times with respect to the same Contribution, depending on applicable state law.

Other Taxes

Under present laws, we will incur state or local taxes (in addition to the Premium Tax described above) in several states. No charges are currently made for taxes other than Premium Tax. However, we reserve the right to deduct charges in the future for federal, state, and local taxes or the economic burden resulting from the application of any tax laws that we determine to be attributable to the Contract.

--------------------------------------------------------------------------------
Payout Options
During the Distribution Period, you can choose to receive payouts in four ways--through periodic withdrawals,fixed annuity payouts or in a single, lump-sum payment.

You may change the Payout Commencement Date within 60 days prior to commencement of payouts or your Beneficiary may change it upon the death of the Owner.

If this is an IRA, payouts which satisfy the minimum distribution requirements of the Code must begin no later than April 1 of the calendar year following the calendar year in which you become age 70 1/2.

Periodic Withdrawals
You may request that all or part of the Annuity Account Value be applied to a periodic withdrawal option. The amount applied to a periodic withdrawal is the Annuity Account Value with any applicable MVA, less any applicable Surrender Charge, less Premium Tax, if any.

In requesting periodic withdrawals, you must elect: o The withdrawal frequency of either 1-, 3-, 6- or 12-month intervals o A minimum withdrawal amount of at least $100 o The calendar day of the month on which withdrawals will be made o One of the periodic withdrawal payout options discussed below-- you may change the withdrawal option and/or the frequency once each calendar year

Your withdrawals may be prorated across the Guarantee Period Fund (if applicable in proportion to their assets. Or, they can be made specifically from a Guarantee Period(s) until they are depleted. Then, we will automatically prorate the remaining withdrawals against any remaining Guarantee Period(s) assets unless you request otherwise.

While periodic withdrawals are being received:
o You may continue to exercise all contractual rights, except that no Contributions may be made.
o A Market Value Adjustment, if applicable, will be assessed for periodic withdrawals from Guarantee Periods six or more months prior to its Guarantee Period Maturity Date.
o You may keep the same Guarantee Periods as were in force before periodic withdrawals began.
o Surrender Charges and/or any other charges and fees under the Contract continue to apply.
o Maturing Guarantee Periods renew into the shortest Guarantee Period then available.


Periodic withdrawals will cease on the earlier of the date:

o the amount elected to be paid under the option selected has been reduced to zero.
o the Annuity Account Value is zero.
o you request that withdrawals stop.
o the Owner or the Annuitant dies.


If periodic withdrawals stop, you may resume making Contributions. However, we may limit the number of times you may restart a periodic withdrawal program.

Periodic withdrawals made for any purpose may be taxable, subject to withholding and to the 10% federal penalty tax if you are younger than age 59 1/2. IRAs are subject to complex rules with respect to restrictions on and taxation of distributions, including penalty taxes.

--------------------------------------------------------------------------------
If you choose to receive payouts from your Contract through periodic withdrawals, you may select from the following payout options: o Income for a specified period (at least 36 months)--You elect the length of time over which withdrawals will be made. The amount paid will vary based on the duration you choose.
--------------------------------------------------------------------------------
o Income of a specified amount (at least 36 months)--You elect the dollar amount of the withdrawals. Based on the amount elected, the duration may vary.
--------------------------------------------------------------------------------
o Interest only--Your withdrawals will be based on the amount of interest credited to the Guarantee Period Fund between withdrawals.
--------------------------------------------------------------------------------
o Minimum distribution--If you are using this Contract as an IRA, you may request minimum distributions as specified under Code Section 401(a)(9).
--------------------------------------------------------------------------------
o Any other form of periodic withdrawal acceptable to Great-West which is for a period of at least 36 months.
--------------------------------------------------------------------------------

In accordance with the provisions outlined in this section, you may request a periodic withdrawal to remit fees paid to your Investment Manager or Financial Advisor. There may be income tax consequences to any periodic withdrawal made for this purpose. Please see "Cash Withdrawals" on page XX.

Annuity Payout Information
You can choose the date you'd like annuity payouts to start either when you purchase the Contract or at a later date. The date you choose must be at least one year after your initial Contribution. If you do not select a payout start date, payouts will begin on the first day of the month of the Annuitant's 91st birthday. You can change your selection at any time up to 30 days before the annuity date you selected.

If you have not elected a payout option within 30 days of the Annuity Commencement Date, your Annuity Account Value will be paid out as a fixed life annuity with a guarantee period of 20 years.

The  amount  to be  paid  out is  the  Annuity  Account  Value  on  the  Annuity
Commencement Date. The minimum amount that may be withdrawn from the Annuity Account Value to purchase an annuity payout option is $2,000 with a Market Value Adjustment, if applicable. If after the Market Value Adjustment, your Annuity Account Value is less than $2,000, we may pay the amount in a single sum subject to the Contract provisions applicable to a partial withdrawal.

--------------------------------------------------------------------------------
You may select from the following payout options:
o Income of specified amount--The amount applied under this option may be paid in equal annual, semi-annual, quarterly or monthly installments in the dollar amount elected for not more than 240 months.
o Income for a specified period--Payouts are paid annually, semi-annually, quarterly or monthly, as elected, for a selected number of years not to exceed 240 months.
o Fixed life annuity with guaranteed period--This option provides monthly payouts during a guaranteed period or for the lifetime of the Annuitant, whichever is longer. The guaranteed period may be 5, 10, 15 or 20 years.
o Fixed life annuity--This option provides for monthly payouts during the lifetime of the Annuitant. The annuity ends with the last payout due prior to the death of the Annuitant. Since no minimum number of payouts is guaranteed, this option may offer the maximum level of monthly payouts. It is possible that only one payout may be made if the Annuitant died before the date on which the second payout is due.
o    Any other form of a fixed annuity acceptable to us.
--------------------------------------------------------------------------------

A portion or the entire amount of the annuity payouts may be taxable as ordinary income. If, at the time the annuity payouts begin, we have not received a proper written election not to have federal income taxes withheld, we must by law withhold such taxes from the taxable portion of such annuity payouts and remit that amount to the federal government (an election not to have taxes withheld is not permitted for certain Qualified Contracts). State income tax withholding may also apply. Please see "Federal Tax-Matters" below for details.


Annuity IRAs
The  annuity  date  and  options   available  for  IRAs  may  be  controlled  by
endorsements, the plan documents, or applicable law.

Under the Code, a Contract purchased and used in connection with an Individual Retirement Account or with certain other plans qualifying for special federal income tax treatment is subject to complex "minimum distribution" requirements. Under a minimum distribution plan, distributions must begin by a specific date and the entire interest of the plan participant must be distributed within a certain specified period of time. The application of the minimum distribution requirements vary according to your age and other circumstances.

--------------------------------------------------------------------------------
Seek Tax Advice
The following discussion of the federal income tax consequences is only a brief summary and is not intended as tax advice. The federal income tax consequences discussed here reflect our understanding of current law and the law may change. Federal estate tax consequences and state and local estate, inheritance, and other tax consequences of ownership or receipt of distributions under a Contract depend on your individual circumstances or the circumstances of the person who receives the distribution. A tax adviser should be consulted for further information.

--------------------------------------------------------------------------------
Federal Tax Matters
The following discussion is a general description of federal income tax considerations relating to the Contracts and is not intended as tax advice. This discussion assumes that the Contract qualifies as an annuity contract for federal income tax purposes. This discussion is not intended to address the tax consequences resulting from all situations. If you are concerned about these tax implications relating to the ownership or use of the Contract, you should consult a competent tax adviser before initiating any transaction.

--------------------------------------------------------------------------------
Because tax laws, rules and regulations are constantly changing, we do not make any guarantees about the Contract's tax status.
--------------------------------------------------------------------------------

This discussion is based upon our understanding of the present federal income tax laws as they are currently interpreted by the Internal Revenue Service. No representation is made as to the likelihood of the continuation of the present federal income tax laws or of the current interpretation by the Internal Revenue Service. Moreover, no attempt has been made to consider any applicable state or other tax laws.


The Contract may be purchased on a non-tax qualified basis ("Non-Qualified Contract") or purchased as an individual retirement annuity ("Annuity IRA"). The ultimate effect of federal income taxes on the amounts held under a Contract, on annuity payouts, and on the economic benefit to you, the Annuitant, or the Beneficiary may depend on the type of Contract, and on the tax status of the individual concerned.


Certain requirements must be satisfied in purchasing an Annuity IRA and receiving distributions from an Annuity IRA in order to continue receiving favorable tax treatment. As a result, purchasers of Annuity IRAs should seek competent legal and tax advice regarding the suitability of the Contract for their situation, the applicable requirements and the tax treatment of the rights and benefits of the Contract. The following discussion assumes that an Annuity IRA is purchased with proceeds and/or Contributions that qualify for the intended special federal income tax treatment.

Taxation of Annuities

Section 72 of the Code governs the taxation of the Contracts. You, as a "natural person" will not generally be taxed on increases, if any, in the value of your Annuity Account Value until a distribution of all or part of the Annuity Account Value occurs (for example, a withdrawal or an annuity payout under the annuity payout option). However, an assignment, pledge, or agreement to assign or pledge any portion of the Annuity Account Value of a Non-Qualified Contract will be treated as a withdrawal of such portion. An Annuity IRA may not be assigned as collateral. The taxable portion of a withdrawal (in the form of a single sum payout or an annuity) is taxable as ordinary income.

As a general rule, if a Non-Qualified Contract is not owned by an entity that is not a natural person (for example, a corporation or certain trusts), the Contract will not be treated as an annuity contract for federal tax purposes. Such an Owner generally must include in income any increase in the excess of the Annuity Account Value over the "investment in the Contract" (discussed below) during each taxable year. The rule does not apply where the non-natural person is merely the nominal Owner that holds the Contract as an agent for a natural person.

The rule also does not apply where:
o The Contract is acquired by the estate of a decedent.
o The Contract is an Annuity IRA.

o The Contract is a qualified funding asset for a structured settlement.
o The Contract is purchased on behalf of an employee upon termination of a qualified plan.

The following discussion generally applies to a Contract owned by a natural person.

Withdrawals

In the case of a withdrawal under a Non-Qualified Contract, partial withdrawals, including periodic withdrawals that are not part of an annuity payout, are generally treated as taxable income and taxed at ordinary income tax rates to the extent that the Annuity Account Value immediately before the withdrawal exceeds the "investment in the Contract" at that time. The "investment in the Contract" generally equals the amount of any nondeductible Contributions paid by or on behalf of any individual less any withdrawals that were excludable from income. Full surrenders are treated as taxable income to the extent that the amount received exceeds the "investment in the Contract." The taxable portion of any annuity payout is taxed at ordinary income tax rates.

In the case of a withdrawal under an Annuity IRA, including withdrawals under the periodic withdrawal option, a portion of the amount received may be non-taxable. The amount of the non-taxable portion is generally determined by the ratio of the "investment in the Contract" to the individual's Annuity Account Value .. Special tax rules may be available for certain distributions from an Annuity IRA.


Annuity payouts

Although the tax consequences may vary depending on the annuity form elected under the Contract, in general, only the portion of the annuity payout that represents the amount by which the Annuity Account Value exceeds an allocable portion of the "investment in the Contract" will be taxed. Once the investment in the Contract has been fully recovered, the full amount of any additional annuity payouts is taxable.


Penalty tax
For distributions from a Non-Qualified Contract, there may be a federal income tax penalty imposed equal to 10% of the amount treated as taxable income. In general, however, there is no penalty tax on distributions: o Made on or after the date on which the Owner reaches age 59 1/2.
o    Made as a result of death or disability of the Owner.
o Received in substantially equal periodic payouts (at least annually) for your life (or life expectancy) or joint lives (or the joint life expectancies) of you and the Beneficiary.


Other exceptions may apply to distributions from a Non-Qualified Contract. Similar exceptions from the penalty tax on distributions are provided for distributions from an Annuity IRA. For more details regarding these this penalty tax and other exceptions that may be applicable, consult a competent tax adviser.


Taxation of Death Benefit Proceeds
Amounts may be distributed from the Contract because of the death of an Owner or the Annuitant. Generally such amounts are included in the income of the recipient as follows:


If distributed in a lump sum, they are taxed in the same manner as a full withdrawal, as described above.


If distributed under an annuity form, they are taxed in the same manner as annuity payouts, as described above.

Distribution at death
In order to be treated as an annuity contract, the terms of the Contract must provide the following two distribution rules:

If the Owner dies before the date annuity payouts start, your entire interest must generally be distributed within five years after the date of your death. If payable to a designated Beneficiary, the distributions may be paid over the life of that designated Beneficiary or over a period not extending beyond the life expectancy of that Beneficiary, so long as payouts start within one year of your death. If the sole designated Beneficiary is your spouse, the Contract may be continued in the name of the spouse as Owner.

If the Owner dies on or after the date annuity payouts start, and before the entire interest in the Contract has been distributed, the remainder of your interest will be distributed on the same or on a more rapid schedule than that provided for in the method in effect on the date of death.

If the Owner is not an individual, then for purposes of the distribution at death rules, the Primary Annuitant is considered the Owner. In addition, when the Owner is not an individual, a change in the Primary Annuitant is treated as the death of the Owner.


Distributions made to a Beneficiary upon the Owner's death from an Annuity IRA must be made pursuant to the rules in Section 401(a)(9) of the Code.


Transfers, Assignments or Exchanges
A transfer of ownership of a Contract, the designation of an Annuitant, Payee or other Beneficiary who is not also the Owner, or the exchange of a Contract may result in adverse tax consequences that are not discussed in this Prospectus.

Multiple Contracts
All deferred, Non-Qualified Annuity Contracts that are issued by Great-West (or our affiliates) to the same Owner during any calendar year will be treated as one annuity contract for purposes of determining the taxable amount.

Withholding

Non-Qualified Annuity Contracts and Annuity IRA distributions generally are subject to withholding at rates that vary according to the type of distribution and the recipient's tax status. Recipients, however, generally are provided the opportunity to elect not to have tax withheld from distributions. Certain distributions from IRAs are subject to mandatory federal income tax withholding.


Section 1035 Exchanges
Section 1035 of the Code provides that no gain or loss shall be recognized on the exchange of one insurance contract for another. Generally, contracts issued in an exchange for another annuity contract are treated as new for purposes of the penalty and distribution at death rules.

Individual Retirement Annuities

The  Contract  may be used with IRAs as  described  in Section  408 of the Code.
Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity. Also, certain kinds of distributions from certain types of qualified and non-qualified retirement plans may be "rolled over" into an Annuity IRA following the rules set out in the Code. If you purchase this Contract for use with an IRA, you will be provided with supplemental information. And, you have the right to revoke your purchase within seven days of purchase of the IRA Contract.


If a Contract is purchased to fund an IRA, the Annuitant must also be the Owner. In addition, if a Contract is purchased to fund an IRA, minimum distributions must commence not later than April 1st of the calendar year following the calendar year in which you attain age 70 1/2. You should consult your tax adviser concerning these matters.

Various tax penalties may apply to Contributions in excess of specified limits, distributions that do not satisfy specified requirements, and certain other transactions. The Contract will be amended as necessary to conform to the requirements of the Code if there is a change in the law. Purchasers should seek competent advice as to the suitability of the Contract for use with IRAs.

When you make your initial Contribution, you must specify whether you are purchasing a Non-Qualified Contract or an IRA. If the initial Contribution is made as a result of an exchange or surrender of another annuity contract, we may require that you provide information with regard to the federal income tax status of the previous annuity contract.

We will require that you purchase separate Contracts if you want to invest money qualifying for different annuity tax treatment under the Code. For each separate Contract you will need to make the required minimum initial Contribution. Additional Contributions under the Contract must qualify for the same federal income tax treatment as the initial Contribution under the Contract. We will not accept an additional Contribution under a Contract if the federal income tax treatment of the Contribution would be different from the initial Contribution.

If a Contract is issued in connection with an employer's Simplified Employee Pension plan, Owners, Annuitants and Beneficiaries are cautioned that the rights of any person to any of the benefits under the Contract will be subject to the terms and conditions of the plan itself, regardless of the terms and conditions of the Contract.

--------------------------------------------------------------------------------
Assignments or Pledges

Generally, rights in the Non-Qualified Contract may be assigned or pledged for loans at any time during the life of the Annuitant. However, if the Contract is an IRA, you may not assign the Contract as collateral.


If a non-IRA Contract is assigned, the interest of the assignee has priority over your interest and the interest of the Beneficiary. Any amount payable to the assignee will be paid in a single sum.

A copy of any assignment must be submitted to the Annuity Administration Department. All assignments are subject to any action taken or payout made by Great-West before the assignment was processed. We are not responsible for the validity or sufficiency of any assignment.


If any portion of the Annuity Account Value is assigned or pledged for a loan, it will be treated as a withdrawal as discussed above under Taxation of Annuities. Please consult a competent tax adviser for further information.

--------------------------------------------------------------------------------

Distribution of the Contracts

Schwab is the principal underwriter and distributor of the Contracts. Schwab is registered with the Securities and Exchange Commission as a broker/dealer and is a member of the National Association of Securities Dealers, Inc. (NASD). Its principal offices are located at 101 Montgomery Street, San Francisco, California 94104, telephone 800-838-0650.


Certain administrative services are provided by Schwab to assist Great-West in processing the Contracts. These services are described in written agreements between Schwab and Great-West. Great-West has agreed to indemnify Schwab (and its agents, employees, and controlling persons) for certain damages arising out of the sale of the Contracts, including those arising under the securities laws.

                             SELECTED FINANCIAL DATA


The following is a summary of certain financial data of the Company. This summary has been derived in part from, and should be read in conjunction with, the Company's Consolidated Financial Statements included within this Prospectus.

[Dollars in Millions]


                                                                  Years Ended December 31,
                                             --------------------------------------------------------------------

         INCOME STATEMENT DATA                  2000           1999           1998           1997          1996

                                             ------------   ------------   ------------   -----------   ------------


          Premiums                        $      1,333   $      1,163   $        995   $        833   $       829
          Fee income                               872            635            516            420           347
          Net investment income                    931            876            897            882           835
          Realized investment
           gains (losses)                           28              1             38             10          (21)

                                             ------------   ------------   ------------   -----------   ------------

          Total Revenues                         3,164          2,675          2,446          2,145         1,990

          Policyholder benefits                  1,746          1,582          1,462          1,385         1,356

                                             -----------    -----------    -----------    -----------   ------------

          Operating expenses                     1,025            804            688            552           469

                                             ------------   ------------    -----------    ----------    --------

   Total benefits and
           expenses                              2,771          2,386          2,150          1,937         1,825

                                             ------------   ------------   ------------   -----------   ------------

          Income from operations                   393            289            296            208           165

                                             -----------    -----------    -----------    -----------   ------------

          Income tax expense                       134             83             99             49            30

                                             ===========    ===========    ===========    =----------   =--------===
                                             ------------   ------------    -----------

          Net Income                      $        259   $        206   $        197   $        159   $       135

                                             ============   ============    ===========    ==========    ========

    Deposits for investment-

             type contracts               $        835   $        634   $      1,344   $         658  $ 815

           Deposits to separate

             accounts                            3,105          2,583          2,208           2,145    1,438
           Self-funded premium
             equivalents                         5,181          2,979          2,606           2,039    1,940

                                             -----------------------------------------------------------------------

  BALANCE SHEET DATA


          Investment assets               $     13,689   $     13,058   $    13,671          13,206     12,717      $              $
          Separate account assets               12,381         12,820        10,100           7,847     5,485
          Total assets                          27,897         27,530        25,123          22,078     19,351
          Total policy benefit
           Liabilities                          12,757         12,341        12,583          11,706     11,600
          Due toGreat-West Life                     43             35            52             118     120
          Due to GWL&A Financial Inc.              171            175
   Total shareholder's equity                    1,427           1,167          1,199           1,186    1,034


Management's Discussion and Analysis of Financial Condition and Results of Operations

The Company

The Company is a stock life insurance company originally organized in 1907. The Company is domiciled in Colorado.

On December 31, 2000, the Company and certain affiliated companies completed a corporate reorganization. Under the new structure, the Company continues to be a wholly-owned subsidiary of GWL&A Financial Inc. ("GWL&A Financial"), a Delaware holding company. The The Great-West Life Assurance Company ("Great-West Life") will continue to be owned by Great-West Lifeco Inc. ("Lifeco"), a Canadian holding company, will no longer hold an indirect equity interest in the Company. The Company will continue to be indirectly owned by Lifeco. Lifeco is a subsidiary of Power Financial Corporation ("Power Financial"), a Canadian holding company with substantial interests in the financial services industry. Power Corporation of Canada ("Power Corporation"), a Canadian holding and management company, has voting control of Power Financial. Mr. Paul Desmarais, through a group of private holding companies which he controls, has voting control of Power Corporation.

Shares of Great-West Lifeco, Power Financial, and Power Corporation are traded publicly in Canada.

The Company is authorized to engage in the sale of life insurance, accident and health insurance and annuities. It is qualified to do business in all states in the United States except New York, and in the District of Columbia, Puerto Rico, Guam and the U.S. Virgin Islands. The Company conducts business in New York through its subsidiary, First Great-West Life & Annuity Insurance Company. The Company is also a licensed reinsurer in the State of New York. As of December 31, 1999, the Company ranked among the top 25 of all U.S. life insurance companies in terms of admitted assets.


45

The Company operates in the following two business segments:

         Employee Benefits                 - life, health and 401(k) products for group clients

         Financial Services                - savings products for both public and non-profit employers and individuals (including 401, 403(b), 408 and 457 plans), and life insurance products for individuals and businesses

The following discussion contains forward-looking statements. Forward-looking statements are statements not based on historical information and which relate to future operations, strategies, financial results or other developments. In particular, statements using verbs such as "expect," "anticipate," "believe" or words of similar import generally involve forward-looking statements. Without limiting the foregoing, forward-looking statements include statements which represent the Company's beliefs concerning future or projected levels of sales of the Company's products, investment spreads or yields, or the earnings or profitability of the Company's activities. Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company's control and many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company. Whether or not actual results differ materially from forward-looking statements may depend on numerous foreseeable and unforeseeable events or developments, some of which may be national in scope, such as general economic conditions and interest rates, some of which may be related to the insurance industry generally, such as pricing competition, regulatory developments and industry consolidation, and others of which may relate to the Company specifically, such as credit, volatility and other risks associated with the Company's investment portfolio, and other factors. Readers are also directed to consider other risks and uncertainties discussed in documents filed by the Company and certain of its subsidiaries with the Securities and Exchange Commission.


Management's discussion and analysis of financial condition and results of operations of the Company for the three years ended December 31, 2000 follows.

A.  COMPANY RESULTS OF OPERATIONS
    -----------------------------


1.  Consolidated Results


The Company's consolidated net income increased $53.4 million or 26% in 2000 when compared to 1999, reflecting improved results in both the Employee Benefits and Financial Services segments. The Employee Benefits segment contributed $19.5 million and the Financial Services segment contributed $33.9 million to the growth in net income. Of total consolidated net income in 2000 and 1999, the Employee Benefits segment contributed 53% and 57%, respectively, while the Financial Services segment contributed 47% and 43%, respectively.

The Company's consolidated net income increased $8.8 million or 5% in 1999 when compared to 1998. In 1999, the Employee Benefits segment contributed $9.5 million to the improved consolidated results compared to the Financial Services segment, which recorded a $0.7 million decrease.

Pursuant to a required change in accounting policy, the Company capitalized $19.7 and $18.4 million of software development costs (see Note 1 to the consolidated financial statements), which increased the 2000 and 1999 consolidated net income, respectively.

The Company's 1999 consolidated net income included $8.3 million due to changes in income tax provisions for prior years. The current income tax provision was decreased by $17.2 million in 1999 due to the release of a contingent liability relating to taxes of Great-West Life's U.S. branch associated with the blocks of business transferred from Great-West Life's U.S. branch to the Company, as discussed below. Of the amount released in 1999, $8.9 million was attributable to participating policyholders and, therefore, had no effect on the net income of the Company.

In 2000, total revenues increased $488.6 million or 18% to $3.2 billion when compared to 1999. The growth in revenues in 2000 was comprised of increased premium income of $169.4 million, increased fee income of $236.5 million, increased net investment income of $55.5 million and increased realized gains on investments of $27.2 million. In 1999, total revenues increased $228.9 million or 9% to $2.7 billion when compared to 1998. The growth in revenues in 1999 was comprised of increased premium income of $168.3 million, increased fee income of $119.1 million, decreased net investment income of $21.4 million and decreased realized gains on investments of $37.1 million.

The increased premium income in 2000 was comprised of growth in Employee Benefits premium income and Financial Services premium income of $151.7 million and $17.7 million, respectively. The growth in premium income in the Employee Benefits segment reflected $172.1 million of premium income derived from the acquisition of the group life and health business from General American Life Insurance Company ("General American") in 2000. The growth in premium income in the Financial Services segment was primarily due to increased sales of the variable annuity products. The increased premium income in 1999 was comprised of growth in Employee Benefits premium income of $243.5 million, offset by a decrease in Financial Services premium income of $75.2 million. The growth in premium income in the Employee Benefits segment reflected an increase of $205.9 million of premium income derived from Alta Health & Life Insurance Company ("Alta"). The decrease of $75.2 million in Financial Services premium income was due primarily to reinsurance transactions in 1998 of $46.2 million. There were no significant reinsurance transactions in 1999.

The increase in fee income in 2000 was comprised of Employee Benefits fee income and Financial Services fee income of $203.7 million and $32.8 million, respectively. The growth in Employee Benefits fee income reflected $127.7 million of fee income derived from General American during 2000. The remaining increase was the result of new group health sales and increased fees on 401(k) variable funds related to growth in equity markets during the first part of 2000. The growth in Financial Services fee income in 2000 was primarily due to new sales and increased fees in variable funds. The increased fee income in 1999 was comprised of growth in Employee Benefits fee income and Financial Services fee income of $103.9 million and $15.2 million, respectively. The growth in Employee Benefits fee income reflected an increase of $42.0 million of fee income derived from Alta during 1999. The remaining increase was the result of new group health sales and increased fees on 401(k) variable funds related to growth in equity markets.

Realized investment gains increased from $1.1 million in 1999 to $28.3 million in 2000. Realized investment gains were $38.2 million in 1998. The increase in interest rates in the past two years contributed to $16.7 million and $7.8 million of fixed maturity losses in 2000 and 1999, while the decrease in interest rates in 1998 resulted in gains on sales of fixed maturities totaling $38.4 million in 1998. Decreases in the provision for asset losses of $8.9 and $7.0 million, respectively, were recognized in 2000 and 1999.

Total benefits and expenses increased $384.4 million or 16% in 2000 when compared to 1999. The increase in 2000 was due to General American group life and health business, which resulted in an increase in benefits and expenses of $296.6 million. Excluding General American benefits and expenses would have increased $87.8 million or 4% in 2000. The total benefits and expenses increase of $235.7 million from 1998 to 1999 was a combination of the acquisition of Alta, which resulted in benefits and expenses increasing $245.3 million, offset by a decrease in benefits and expenses due to the effect of a change in accounting policy, which resulted in the capitalization of $18.4 million of software costs in 1999.

Income tax expense increased $50.8 million or 61% in 2000 when compared to 1999. This increase reflects higher pre-tax earnings in 2000 and the impact of the 1999 release of contingent tax liabilities. Income tax expense decreased $15.6 million or 16% in 1999 when compared to 1998. Excluding the contingent tax release, the Company's income tax expense increased 2% in 1999. See Note 10 to the Consolidated Financial Statements for a discussion of the Company's effective tax rates.

In evaluating its results of operations, the Company also considers net changes in deposits received for investment-type contracts, deposits to separate accounts and self-funded equivalents. Self-funded equivalents represent paid claims under minimum premium and administrative services only contracts, which amounts approximate the additional premiums that would have been earned under such contracts if they had been written as traditional indemnity or Health Maintenance Organization ("HMO") programs.

Deposits for investment-type contracts increased $201.4 million or 32% in 2000 when compared to 1999. Deposits for investment-type contracts decreased $709.6 million or 53% in 1999 when compared to 1998. The increase in 2000 was primarily attributable to the Financial Services segment, where the Company has experienced growth in premium for fixed annuity products due to higher interest crediting rates being offered to customers and the volatility in the variable marketplace. The decrease in 1999 was primarily due to two indemnity reinsurance agreements with Great-West Life whereby the Company reinsured by coinsurance certain Great-West Life individual non-participating life insurance policies during 1999. This transaction increased deposits by $519.6 million in 1998 and accounted for 73% of the decrease in 1999.

Deposits for separate accounts increased $522 million or 20% in 2000 when compared to 1999. This increase in 2000 is primarily due to Business Owned Life Insurance ("BOLI") and 401(k) deposits, which increased from $200 million and $1.7 billion, respectively, in 1999 to $365 million and $2.0 billion, respectively, in 2000. Deposits for separate accounts increased $374.4 million or 17% in 1999 when compared to 1998. This was due primarily to $200 million of BOLI deposits associated with the variable life product, and a continuing movement toward variable funds and away from guaranteed interest rate options.

Self-funded premium equivalents increased $2.2 billion or 74% in 2000 when compared to 1999. The General American and Allmerica acquisitions resulted in an increase of $1.7 billion for 2000. Self-funded premium equivalents increased $372.7 million or 14% in 1999 when compared to 1998. The increase in 1999 was primarily due to an increase in self-funded premium equivalents from Alta of $155.2 million, with the remainder coming from the growth in business.


2.   Other Matters


Effective January 1, 2000, the Company co-insured the majority of General American Life Insurance Company's ("General American") group life and health insurance business, which primarily consists of administrative services only and stop loss policies. On January 1, 2000, the Company assumed approximately $150 million of policy reserves and miscellaneous liabilities in exchange for an equal amount of cash and other assets from General American. The agreement converted to an assumption reinsurance agreement on January 1, 2001. As of December 31, 2000, this acquisition added over 1,008,700 medical members representing approximately $2.3 billion of annual medical and non-medical premium and premium equivalents.

On October 6, 1999, the Company entered into an agreement with Allmerica Financial Corporation ("Allmerica") to acquire Allmerica's group life and health insurance business on March 1, 2000. As of December 31, 2000, this acquisition added 90,800 medical members and $279 million of annual medical and non-medical premium and premium equivalents. This business primarily consists of administrative services only and stop loss policies. The purchase price was based on a percentage of the premium and administrative fees in force at March 1, 2000 and March 1, 2001.

On July 8, 1998, the Company acquired the outstanding common stock of Alta, which was a subsidiary of Anthem, Inc. (the Blue Cross and Blue Shield licensee for Indiana, Kentucky, Ohio, and Connecticut). The cost of the acquisition was $82.7 million. The purchase price was based on adjusted book value and was subject to further adjustments. The acquisition was accounted for as a purchase and was financed through internally generated funds. The fair value of tangible assets acquired and liabilities assumed was $379.9 million and $317.4 million, respectively. The goodwill representing the purchase price in excess of fair value of net assets acquired is included in other assets and is being amortized over 30 years on a straight-line basis.

Life and health premium and fee income for Alta totaled $376.7 million and $489.0 million for the years ended December 31, 2000 and 1999, respectively, while self-funded premium equivalents were $480.4 million and $436.5 million for the years ended December 31, 2000 and 1999, respectively. The results of Alta since the date of acquisition are included in the Employee Benefits segment. EMPLOYEE BENEFITS RESULTS OF OPERATIONS

The following is a summary of certain financial data of the Employee Benefits segment:

         (Millions)                                                  Years Ended December 31,
                                                           ----------------------------------------------
         INCOME STATEMENT DATA                                 2000             1999             1998
                                                           -------------     ------------     -----------

          Premium income                                $      1,142     $         990    $         747
          Fee income                                             752               549              445
          Net investment income                                   95                80               95
          Realized investment gains (losses)                      (3)               (1)               8
                                                           -------------     ------------     -----------
          Total Revenues                                       1,986             1,618            1,295

          Policyholder benefits                                  923               789              590
          Operating expenses                                     856               661              547
                                                           -------------     ------------     -----------
                                                           -------------     ------------     -----------
          Total benefits and  expenses                         1,779             1,450            1,137
                                                           -------------     ------------     -----------
          Income from operations                                 206               168              158
          Income tax expense                                      70                51               51
                                                           -------------     ------------     -----------
          Net Income                                    $        136     $         117    $         107
                                                           =============     ============     ===========

          Deposits for investment-type contracts        $         27     $          26    $          37
          Deposits to separate accounts                        1,951             1,745            1,568
          Self-funded premium equivalents                      5,181             2,979            2,606

During 2000, the Employee Benefits segment experienced:

o growth in 401(k) lives under administration,
o increased sales offset by some deterioration in customer retention in group life and health, o favorable morbidity results, and o license approval for one additional HMO subsidiary, for a total of 15 fully operational HMOs.

Net income for Employee Benefits increased 15% in 2000 and increased 9% in 1999. The improvement in earnings in 2000 reflected favorable morbidity experience in large case business, and the acquisition of General American's group life and health business, which more than offset poor mortality experience. The improvement in earnings in 1999 reflected increased fee income from variable 401(k) assets, improved group morbidity experience and the capitalization of $17.1 million of software costs in 1999, offset by a decrease in realized investment gains.

401(k) premiums and deposits for 2000 and 1999 increased 12% and 11%, respectively, as the result of higher recurring deposits from existing customers and new sales. The number of contributing participants increased from 501,000 at December 31, 1999, to 551,000 at December 31, 2000. Assets under administration (including third-party administration) in 401(k) decreased 9% over 1999 to $7.8 billion and increased 26% from 1998 to 1999. The decrease in 2000 was primarily due to a weaker equity market, while the increase in 1999 was primarily due to a stronger equity market.

Equivalent premium revenue and fee income for group life and health increased 23% from 1999 levels as the result of increased sales and the Alta and General American acquisitions. From 1998 to 1999, equivalent premium revenue and fee income increased 19% as a result of a combination of increased prices and the Alta acquisition.

1.  Group Life and Health

The Employee Benefits segment experienced a net increase of 107 group health care customers (employer groups) during 2000 (versus a net increase of 468 in 1999). Much of the health care growth can be attributed to the Company's ability to offer a choice of managed care products.

To position itself for the future, the Employee Benefits segment is focused on putting in place the products, strategies and processes that will strengthen its competitive position in the evolving managed care environment.

The Company experienced a 48% increase in total health care membership from 2,130,300 at the end of 1999 to 3,158,900 at year-end 2000. The General American and Allmerica acquisitions added 1,099,500 medical members, offset by a decrease of 70,900 in the remaining business. POS and HMO members grew 31% from 549,900 in 1999 to 718,400 in 2000. The Company expects this segment of the business to grow as additional HMO licenses are obtained and additional Alta members are converted.

The Company experienced a 6% decrease in total health care membership from 2,266,700 at the end of 1998 to 2,130,300 at year-end 1999 as the result of certain large case terminations. POS and HMO members grew 5% from 522,300 in 1998 to 549,500 in 1999.

2.  401(k)

The number of new 401(k) case sales (employer groups), including third-party administration business generated through the Company's marketing and administration arrangement with New England, increased 973 or 19% in 2000 as compared to 811 in 1999 (828 in 1998). The 401(k) block of business under administration totaled 7,000 employer groups and 551,000 individual participants, compared to 6,400 employer groups and more than 500,000 individual participants in 1999, and 6,100 employer groups and 475,000 individual participants in 1998.

During 2000, the in-force block of 401(k) business continued to perform well with customer retention of 93.7% versus 92.9% in 1999.

In addition to the Company's internally-managed funds, the Company offers externally-managed funds from recognized mutual funds companies such as AIM, Fidelity, Putnam, American Century, Founders and T. Rowe Price. This strategy, supported by participant education efforts, is validated by the fact that 99% of assets contributed in 2000 were allocated to variable funds.

To promote long-term asset retention, the Company enhanced a number of products and services including prepackaged "lifestyle" funds (The Profile Series), expense reductions for high-balance accounts, a rollover IRA product, more effective enrollment communications, one-on-one retirement planning assistance and personal plan illustrations.

3.  Outlook

The Alta, General American, and Allmerica acquisitions will continue to provide the Company with critical mass to compete in the consolidating health care insurance business. Through a combination of internal growth and new business acquisitions, the Company has over 3.1 million medical members. This growth presented service challenges that are being addressed. The Company is working to ensure that its service levels are maintained at the level its customers expect.

In order to remain competitive with respect to our morbidity results, an increased emphasis on our provider contracting is essential. Furthermore, the Company will enhance its focus on expense economies and synergies to ensure competitive administrative costs on a per member per month basis. The successful consolidation of the benefit payment offices will remain an important operational issue from both a cost and quality perspective.

The Company will continue to enhance its One Health Plan managed care subsidiaries. In 2001, the total number of licensed One Health Plan HMOs is expected to be 18. These HMO's will continue to provide current customers with a comprehensive national managed care network. In 2000, the Company implemented an Internet based disease management program for members with diabetes, asthma, or coronary heart disease, which will continue in 2001, with expansion to include new conditions.

Delivering cost-effective, value-added services via the Internet will continue to be a main focus for the Company. The Company has implemented online enrollment capabilities for 401(k) participants, as well as an online investment advisor to provide 401(k) participants with personal investment advice via the Internet. This action, combined with a competitive product portfolio, should result in an increase in new case sales and cross sales. Online enrollment for life and health members was introduced in 2000, and is scheduled for implementation in 2001.

FINANCIAL SERVICES RESULTS OF OPERATIONS

The following is a summary of certain financial data of the Financial Services segment:

         (Millions)                                                     Years Ended December 31,
                                                            -------------------------------------------------
         INCOME STATEMENT DATA                                  2000              1999              1998
                                                            --------------     ------------     -------------

          Premium income                                 $        191      $         173    $         248
          Fee income                                              120                 86               71
          Net investment income                                   836                796              802
          Realized investment gains                                31                  2               30
                                                            --------------     ------------     -------------
          Total Revenues                                        1,178              1,057            1,151

          Policyholder benefits                                   823                793              872
          Operating expenses                                      168                143              141
                                                            --------------     ------------     -------------
          Total benefits and expenses                             991                936            1,013
                                                            --------------     ------------     -------------
          Income from operations                                  187                121              138
          Income tax expense                                       64                 32               48
                                                            --------------     ------------     -------------
          Net Income                                     $        123      $          89    $          90
                                                            ==============     ============     =============

          Deposits for investment-type contracts         $        808      $         608    $       1,307
          Deposits to separate accounts                         1,154                838              640

During 2000, the Financial Services segment experienced:

o significant growth in participants and separate account d eposits primarily attributable to the public/non-profit business,
o very strong persistency in all lines of business, and o increased sales of BOLI.

Net income for Financial Services increased 38% in 2000 and decreased 1% in 1999. The increase in earnings in 2000 reflected strong earnings from an increased asset base, an increase in investment margins, and significant capital gains on fixed maturities. The earnings in 1999 were favorably impacted by improved investment margins and increased fee income, but were adversely impacted by the large decrease in realized investment gains. The changes in income tax provisions discussed above under "Company Results of Operations" resulted in an increase in net income for the Financial Services segment of $3.6 million in 1999.

1.  Savings

Premiums decreased $7.0 million or 49%, from $14.3 million in 1999 to $7.3 million in 2000. Premiums decreased $2.5 million or 14%, from $16.8 million in 1998 to $14.3 million in 1999. The decrease in both years is attributable to the continuing trend of policyholders selecting variable annuity options (separate accounts) as opposed to the more traditional fixed annuity products with life contingencies.

Fee income increased $29.9 million or 37%, from $81.3 million in 1999 to $111.2 million in 2000. Fee income related to savings products increased $10.3 million or 15%, from $71.0 million in 1998 to $81.3 million in 1999. The growth in fee income in 2000 and 1999 was the result of new sales and increased fees on variable funds related to significant growth in equity markets during the first three quarters of 2000.

Deposits for investment-type contracts increased $200 million or 30%, from $608 million in 1999 to $808 million in 2000. This significant increase was the result of several large case sales in the fixed portfolio products. Deposits for investment-type contracts decreased $699 million or 50%, from $1.3 billion in 1998 to $608 million in 1999.

Deposits to separate accounts increased $316 million or 30%, from $838 million in 1999 to $1.2 billion in 2000. Deposits to separate accounts increased $198 million or 30%, from $640 million in 1998 to $838 million in 1999. The increases in 2000 and 1999 were primarily from an increase in single premiums.

The Financial Services segment's core savings business is in the public/non-profit pension market. The assets of the public/non-profit business, including separate accounts but excluding Guaranteed Investment Contracts ("GICs"), remained flat during 2000 and 1999 at $7.9 billion. In 2000, the drop in the equity markets during the fourth quarter offset a large portion of the new premiums in the variable annuity business. This, along with the reduction of fixed premiums, resulted in a zero increase for the year in the total assets of the public/non-profit business.

The Financial Services segment's savings business experienced strong growth in 2000. The number of new participants in 2000 was 233,000 compared to 214,100 in 1999 (151,300 in 1998), bringing the total lives under administration to 1,002,785 in 2000 and 834,725 in 1999.

The Financial Services segment again experienced a very high retention rate on public/non-profit contract renewals, renewing nearly 100% of contracts that were eligible for renewal during the year. Part of this customer loyalty comes from initiatives to provide high-quality service while controlling expenses.

The Company continued to limit sales of GICs and to allow this block of business to contract in response to the highly competitive GIC market. As a result, in 2000, GIC assets decreased 1.7% from 1999, to $103.0 million. GIC assets decreased 62% in 1999, to $104.7 million.

Customer demand for investment diversification continued to grow during 2000. New contributions to variable business represented 56% of the total premium equivalents in 2000 versus 64% in 1999. The Company continues to expand the investment products available through its in-house Maxim Series Fund, Inc., and Orchard Series Fund, and through partnership arrangements with external fund managers. Externally-managed funds offered to participants in 2000 included AIM, American Century, Ariel, Fidelity, Founders, INVESCO, Janus, Loomis Sayles, Templeton and T. Rowe Price.

Customer participation in guaranteed separate accounts increased, as many customers prefer the security of fixed income securities and separate account assets. Assets under management for guaranteed separate account funds were $749.3 million in 2000, compared to $653.7 million in 1999 and $562.3 million in 1998.

FASCorp administered records for approximately 1,875,000 participants in 2000 versus 1,595,000 in 1999. FASCorp's fee income was $63.8 million, $53.8 million, and $44.0 million for the years ending December 31, 2000, 1999 and 1998, respectively.

2.  Life Insurance

The Company continued its conservative approach to the design and distribution of traditional life insurance products, while focusing on customer retention and expense management.

Individual life insurance revenue premiums and deposits of $871.3 million in 2000 reflected an increase of 18% over 1999 premiums and deposits of $735.3 million. The increase was primarily due to significant BOLI separate account deposits.

In 1996, the U.S. Congress enacted legislation to phase out the tax deductibility of interest on policy loans on COLI products. Since then, renewal premiums and deposits for COLI products have decreased to $84.1 million in 2000 from $128.5 million in 1999 and $139.8 million in 1998, and the Company expects this decline to continue. As a result of these legislative changes, the Company has shifted its emphasis from COLI to new sales in the BOLI market. This product provides long-term benefits for bank employees and was not affected by the 1996 legislative changes. BOLI premiums and deposits were $581.9 million during 2000, compared to $436.3 million in 1999 and $408.3 million in 1998. The Company continues working closely with existing COLI customers to determine the options available to them and is confident that the effect of the legislative changes will not be material to the Company's operations.

3.  Outlook

Increased emphasis on the employee's need for retirement funds in the maturing government pension market is expected to continue the flow of deposits into the retirement accounts of existing participants. The shortage of employees in the job market has led the governments to introduce employer-matching plans, which should also increase the number of potential government employees who will be contributing to retirement plans. Current market trends are to replace the existing defined benefit plans with defined contribution plans and this is expected to provide marketing opportunities in the future.

Continued management emphasis on the reduction of unit costs in the FASCorp administration arena are designed to allow the Company to remain competitive in the recordkeeping market. The increase of 300,000 new lives under administration in FASCorp in the year 2000 is indicative of this trend. This is expected to continue in the future.

Individual annuities have experienced substantial growth in the variable market with the Schwab qualified and non-qualified annuities. Sales are expected to increase, as the Schwab annuity is a very competitively priced product that is distributed through a well-known and respected broker.

Individual bank policy sales are expected to grow significantly in the year 2000. Distribution channels are presently established in three large banks and management plans to expand into additional banks in 2001. BOLI sales are expected to continue to be strong in the separate account market and also in the small case BOLI market.

INVESTMENT OPERATIONS

The Company's primary investment objective is to acquire assets whose durations and cash flows reflect the characteristics of the Company's liabilities, while meeting industry, size, issuer and geographic diversification standards. Formal liquidity and credit quality parameters have also been established.

The Company follows rigorous procedures to control interest rate risk and observes strict asset and liability matching guidelines. These guidelines ensure that even under changing market conditions, the Company's assets will meet the cash flow and income requirements of its liabilities. Using dynamic modeling to analyze the effects of a wide range of possible market changes upon investments and policyholder benefits, the Company ensures that its investment portfolio is appropriately structured to fulfill financial obligations to its policyholders.

A summary of the Company's general account invested assets follows:

         [Millions]                                                                        2000            1999
                                                                                        ------------    ------------

         Fixed maturities, available for sale, at fair value                         $  9,420        $  6,728
         Fixed maturities, held-to-maturity, at amortized cost                                               2,260
         Mortgage loans                                                                        843             975
         Real estate and common stock                                                          202             173
         Short-term investments                                                                414             241
         Policy loans                                                                   2,810           2,681
                                                                                        ------------    ------------
             Total invested assets                                                   $  13,689       $  13,058
                                                                                        ============    ============

1.  Fixed Maturities

Fixed maturity investments include public and privately placed corporate bonds, government bonds and mortgage-backed and asset-backed securities. The Company's strategy related to mortgage-backed and asset-backed securities is to focus on those with lower volatility and minimal credit risk. The Company does not invest in higher risk collateralized mortgage obligations such as interest-only and principal-only strips, and currently has no plans to invest in such securities.

Private placement investments are generally less marketable than publicly traded assets, yet they typically offer covenant protection which allows the Company, if necessary, to take appropriate action to protect its investment. The Company believes that the cost of the additional monitoring and analysis required by private placements is more than offset by their enhanced yield.

One of the Company's primary objectives is to ensure that its fixed maturity portfolio is maintained at a high average quality, so as to limit credit risk. If not externally rated, the securities are rated by the Company on a basis intended to be similar to that of the rating agencies.

During the fourth quarter of 2000, the Company transferred all securities classified as held-to-maturity into the available-for-sale category. See Item 8 (Financial Statements and Supplementary Data), Note 6 for further discussion related to this transfer.

The distribution of the fixed maturity portfolio by credit rating is summarized as:

  Credit Rating                                   2000                1999
  -------------
                                          -----------------   -----------------
  AAA                                           53.5%               48.9%
  AA                                            10.2                 8.9
  A                                             16.2                19.6
  BBB                                           19.0                22.3
  BB and Below (non-investment grade)            1.1                 0.3
                                          -----------------   -----------------
     TOTAL                                     100.0%              100.0%

At December 31, 2000 and 1999, the Company had two bonds in default with a carrying value of $10.7 million.

2.  Mortgage Loans

During 2000, the mortgage portfolio declined 14% to $800 million, net of impairment reserves. The Company has not actively sought new loan opportunities since 1989 and, as such, has experienced an ongoing reduction in this portfolio's balance.

The Company follows a comprehensive approach to the management of mortgage loans which includes ongoing analysis of key mortgage characteristics such as debt service coverage, net collateral cash flow, property condition, loan to value ratios and market conditions. Collateral valuations are performed for those mortgages which, after review, are determined by management to present possible risks and exposures. These valuations are then incorporated into the determination of the Company's allowance for credit losses.

The average balance of impaired loans decreased to $39.3 million in 2000 compared with $43.9 million in 1999, and there were $2.0 million of foreclosures in 2000, compared to $0 in 1999. The low levels of problematic mortgages relative to the Company's overall balance sheet are due to the ongoing decrease in the size of the mortgage portfolio, the Company's active loan management program and overall strength in market conditions.

Occasionally, the Company elects to restructure certain loans if the economic benefits to the Company are believed to be more advantageous than those achieved by acquiring the collateral through foreclosure. At December 31, 2000 and 1999, the Company's loan portfolio included $73.5 million and $75.7 million, respectively, of non-impaired restructured loans.

3.  Real Estate and Common Stock

The Company's real estate portfolio is composed primarily of the Head Office property ($102.8 million) and properties acquired through the foreclosure of troubled mortgages ($2.1 million), which attempts to maximize the value of these properties through rehabilitation, leasing and sale. The Company added a third tower to its Head Office complex during the first quarter of 2000.

The common stock portfolio is composed of mutual fund seed money and public and private equity investments. The Company anticipates a limited participation in the stock markets in 2001.

4.  Derivatives

The Company uses certain derivatives, such as futures, options and swaps, for purposes of hedging interest rate and foreign exchange risk. These derivatives, when taken alone, may subject the Company to varying degrees of market and credit risk; however, when used for hedging, these instruments typically reduce risk. The Company controls the credit risk of its financial contracts through credit approvals, limits and monitoring procedures. The Company has also developed controls within its operations to ensure that only Board authorized transactions are executed. Note 1 to the Consolidated Financial Statements contains a summary of the Company's outstanding financial hedging derivatives.

5.  Outlook

The U.S. economy grew at a real rate of approximately 5% in 2000. The rate of growth, however, slowed noticeably in the second half of the year, and several factors suggest that the slowdown will be sustained. The Federal Reserve Board, after 18 months of restrictive policy, on January 3, 2001 and January 31, 2001, cut the Federal Funds rate by 50 basis points from 6.50% to 6.00% and from 6.00% to 5.50%, respectively. The rate cut was in response to data releases indicating that the economy was slowing more quickly than anticipated. The Federal Open Market Committee bias is currently towards easing the interest rates. The magnitude and timing of further rate cuts will be dependent on economic conditions.

The Company's investment portfolio is well positioned for a potential declining interest rate environment. The portfolio is diversified and is comprised of high quality, stable assets. Asset acquisitions in 2001 will target investment grade bonds appropriate for the expected economic and interest rate environment and liability requirements. It is the Company's philosophy and intent to maintain its proactive portfolio management policies in an ongoing effort to ensure the quality and performance of its investments.

LIQUIDITY AND CAPITAL RESOURCES

The Company's operations have liquidity requirements that vary among the principal product lines. Life insurance and pension plan reserves are primarily long-term liabilities. Accident and health reserves, including long-term disability, consist of both short-term and long-term liabilities. Life insurance and pension plan reserve requirements are usually stable and predictable, and are supported primarily by long-term, fixed income investments. Accident and health claim demands are stable and predictable but generally shorter term, requiring greater liquidity.

Generally, the Company has met its operating requirements by maintaining appropriate levels of liquidity in its investment portfolio and utilizing positive cash flows from operations. Liquidity for the Company has remained strong, as evidenced by significant amounts of short-term investments and cash, which totaled $568.4 million and $508.3 million as of December 31, 2000 and 1999, respectively.

Funds provided by premiums and fees, investment income and maturities of investment assets are reasonably predictable and normally exceed liquidity requirements for payment of claims, benefits and expenses. However, since the timing of available funds cannot always be matched precisely to commitments, imbalances may arise when demands for funds exceed those on hand. Also, a demand for funds may arise as a result of the Company taking advantage of current investment opportunities. The Company's capital resources represent funds available for long-term business commitments and primarily consist of retained earnings and proceeds from the issuance of commercial paper and equity securities. Capital resources provide protection for policyholders and financial strength to support the underwriting of insurance risks, and allow for continued business growth. The amount of capital resources that may be needed is determined by the Company's senior management and Board of Directors as well as by regulatory requirements. The allocation of resources to new long-term business commitments is designed to achieve an attractive return, tempered by considerations of risk and the need to support the Company's existing business.

The Company's financial strength provides the capacity and flexibility to enable it to raise funds in the capital markets through the issuance of commercial paper. The Company continues to be well capitalized, with sufficient borrowing capacity to meet the anticipated needs of its business. The Company had $97.6 million of commercial paper outstanding at December 31, 2000, compared with $0 million at December 31, 1999. The commercial paper has been given a rating of A-1+ by Standard & Poor's Corporation and a rating of P-1 by Moody's Investors Service, each being the highest rating available. In addition, the Company issued a surplus note to GWL&A Financial in 1999. The surplus note bears interest at 7.25% and is due June 30, 2048.

ACCOUNTING PRONOUNCEMENTS

The Financial Accounting Standards Board (FASB) has issued Statement No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities - A Replacement of FASB Statement No. 125", which revises the standards for accounting for securitizations and other transfers of financial assets and collateral, and requires certain disclosures. Statement No. 140 will be effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001. However, certain disclosure requirements under Statement No. 140 were effective December 15, 2000, and these requirements have been incorporated in the Company's financial statements (see
Note 6 to the Consolidated Financial Statements). Management does not anticipate that the adoption of the New Statement will have a significant effect on the financial position or results of operations of the Company.

In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin (SAB) No. 101, "Revenue Recognition in Financial Statements", which provides guidance with respect to revenue recognition issues and disclosures. As amended by SAB No. 101 no later than the fourth quarter of the fiscal year ending December 31, 2000. The adoption of SAB No. 101 did not affect the Company's revenue recognition practices.

Effective January 1, 2001, the Company adopted FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities" as amended by FASB Statement No. 138. The Statements require that all derivative financial instruments be recognized in the financial statements as assets or liabilities and measured at fair value regardless of the purpose or intent for holding them. Gains or losses resulting from changes in the fair value of derivatives are accounted for depending on the intended use of the derivative and whether it qualifies for hedge accounting. Upon adoption, a transition adjustment of approximately $1 million increased accumulated comprehensive income.

See Note 1 to the Consolidated Financial Statements for additional information regarding accounting pronouncements.

REGULATION

1.  Insurance Regulation

The business of the Company is subject to comprehensive state and federal regulation and supervision throughout the United States, which primarily provides safeguards for policyholders rather than investors. The laws of the various state jurisdictions establish supervisory agencies with broad administrative powers with respect to such matters as admittance of assets, premium rating methodology, policy forms, establishing reserve requirements and solvency standards, maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values, the type, amounts and valuation of investments permitted and HMO operations.

The Company's operations and accounts are subject to examination by the Colorado Insurance Division and other regulators at specified intervals. The latest financial examination by the Colorado Insurance Division was completed in 1997, and covered the five-year period ended December 31, 1995. This examination produced no significant adverse findings regarding the Company. The next examination by the Colorado Insurance Division is scheduled for 2001, and will cover the five-year period ended December 31, 2000.

The National Association of Insurance Commissioners ("NAIC") has adopted risk-based capital rules and other financial ratios for life insurance companies. Based on the Company's December 31, 2000 statutory financial reports, the Company has risk-based capital well in excess of that required and was within the usual ranges of all ratios.

The NAIC has also adopted the Codification of Statutory Accounting Principles ("Codification"). The Codification, which is intended to standardize accounting and reporting to state insurance departments, is effective January 1, 2001. However, statutory accounting principles will continue to be established by individual state laws and permitted practices. The Colorado Division of Insurance will require adoption of Codification with certain modifications for the preparation of statutory financial statements effective January 1, 2001 (see
Note 12 to the consolidated financial statements).

2.  Insurance Holding Company Regulations

The Company and certain of its subsidiaries are subject to and comply with insurance holding company regulations in the applicable states. These regulations contain certain restrictions and reporting requirements for transactions between affiliates, including the payments of dividends. They also regulate changes in control of an insurance company.

3.  Securities Laws

The Company is subject to various levels of regulation under federal securities laws. The Company's broker-dealer subsidiaries are regulated by the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers, Inc. The Company's investment advisor subsidiary and transfer agent subsidiary are regulated by the SEC. Certain of the Company's separate accounts, mutual funds and variable insurance and annuity products are registered under the Investment Company Act of 1940 and the Securities Act of 1933.

4.  Guaranty Funds

Under insurance guaranty fund laws existing in all states, insurers doing business in those states can be assessed (up to prescribed limits) for certain obligations of insolvent insurance companies. The Company has established a reserve of $7.1 million as of December 31, 1999 to cover future assessments of known insolvencies of other companies. The Company has historically recovered more than half of the guaranty fund assessments through statutorily permitted premium tax offsets. The Company has a prepaid asset associated with guaranty fund assessments of $2.0 million at December 31, 2000.

5.  Potential Legislation

United States legislation developments in various areas, including pension regulation, financial services regulation and health care legislation could significantly and adversely affect the Company in the future. Congress has from time to time considered legislation relating to health care reform and managed care issues (including patients' rights, privacy of medical records and managed care plan or enterprise liability), changes in the deferral of taxation on the accretion of value within certain annuities and life insurance products, changes in regulation for the Employee Retirement Income Security Act of 1974, as amended, and changes to various features of retirement plans such as deferral limits, distribution options, portability and catch-up. It is not possible to predict whether future legislation or regulation adversely affecting the business of the Company will be enacted and, if enacted, the extent to which such legislation or regulation will have an effect on the Company and its competitors.

RATINGS

The Company is rated by a number of nationally recognized rating agencies. The ratings represent the opinion of the rating agencies on the financial strength of the Company and its ability to meet the obligations of its insurance policies.

Rating Agency                               Measurement                                                    Rating
------------------------------------------  ----------------------------------------------------------  -------------

A.M. Best Company                           Financial Strength and Operating Performance                   A++ *

Fitch, Inc.                                 Claims Paying Ability                                          AAA *

Standard & Poor's Corporation               Financial Strength                                             AA+ **

Moody's Investors Service                   Financial Strength                                            Aa2 ***

*     Highest ratings available.
** Second highest rating out of 21 rating categories. *** Third highest rating out of 21 rating categories.

MISCELLANEOUS

No customer accounted for 10% or more of the Company's consolidated revenues in 2000 and 1999. In addition, no segment of the Company's business is dependent on a single customer or a few customers, the loss of which would have a significant effect on the Company or any of its business segments. The loss of business from any one, or a few, independent brokers or agents would not have a material adverse effect on the Company or any of its business segments.

The Company had approximately 8,600 employees at December 31, 2000.

The Head Office of the Company consists of a 752,000 square foot office complex located in Greenwood Village, Colorado. The Company leases sales and claims offices throughout the United States.

DIRECTORS AND EXECUTIVE OFFICERS

Following is information concerning the Company's directors and executive officers, together with their principal occupation for the past five years. Unless otherwise indicated, all of the directors and executive officers have been engaged for not less than five years in their present principal occupations or in another executive capacity with the companies or firms identified.

Directors are elected annually to serve until the following annual meeting of shareholders.

The appointments of executive officers are confirmed annually.

                                                           Served as                 Principal Occupation(s)
Director                                   Age           Director From                 For Last Five Years
-------------------------------------   ----------    --------------------    ---------------------------------------

James Balog                                72                1993             Company Director
(1)(2)

James W. Burns, O.C.                       71                1991             Chairman of the Boards of Great-West
(1)(2)(4)                                                                     Lifeco, Great-West Life, London
                                                                              Insurance Group Inc. and London Life
                                                                              Insurance Company; Deputy Chairman,
                                                                              Power Corporation

Orest T. Dackow                            64                1991             Company Director since April 2000;
(1)(2)(4)                                                                     previously, President and Chief
                                                                              Executive Officer, Lifeco

Andre Desmarais                            44                1997             President and Co-Chief Executive
(1)(2)(4)(5)                                                                  Officer, Power Corporation; Deputy
                                                                              Chairman, Power Financial

Paul Desmarais, Jr.                        46                1991             Chairman and Co-Chief Executive
(1)(2)(4)(5)                                                                  Officer, Power Corporation; Chairman,
                                                                              Power Financial

Robert Gratton                             57                1991             Chairman of the Board of the Company;
(1)(2)(4)                                                                     President and Chief Executive
                                                                              Officer, Power Financial

Kevin P. Kavanagh                          68                1986             Company Director; Chancellor, Brandon
(1)(3)(4)                                                                     University


William Mackness                           62                1991             Company Director
(1)(2)

William T. McCallum                        58                1990             President and Chief Executive Officer
(1)(2)(4)                                                                     of the Company; Co-President and
                                                                              Chief Executive Officer, Great-West
                                                                              Lifeco

Jerry E.A. Nickerson                       64                1994             Chairman of the Board, H.B. Nickerson
(3)(4)                                                                        & Sons Limited (a management and
                                                                              holding company)

The Honourable                             63                1991             Vice-Chairman, Power Corporation;
P. Michael Pitfield, P.C., Q.C.                                               Member of the Senate of Canada
(1)(2)(4)

Michel Plessis-Belair, F.C.A.              58                1991             Vice-Chairman and Chief Financial
(1)(2)(3)(4)                                                                  Officer, Power Corporation; Executive
                                                                              Vice-President and Chief Financial
                                                                              Officer, Power Financial

                                                           Served as                 Principal Occupation(s)
Director                                   Age           Director From                 For Last Five Years
-------------------------------------   ----------    --------------------    ---------------------------------------

Brian E. Walsh                             47                1995             Managing Partner, Veritas Capital
(1)(2)(3)                                                                     Management, LLC (a merchant banking
                                                                              company) since September 1997;
                                                                              previously Partner, Trinity L.P. (an
                                                                              investment company)

(1)      Member of the Executive Committee
(2)      Member of the Investment and Credit Committee
(3)      Member of the Audit Committee
(4)      Also a director of Great-West Life
(5)      Mr. Andre Desmarais and Mr. Paul Desmarais, Jr. are brothers.

The following is a list of directorships held by the directors of the Company, on companies whose securities are traded publicly in the United States or that are investment companies registered under the Investment Company Act of 1940.

                                Transatlantic Holdings Inc.
J. Balog                        Phoenix-Zweig Advisers, LLC
                                   Euclid Fund

                                Maxim Series Fund, Inc.
W.T. McCallum                   Orchard Series Fund
                                Great-West Variable Annuity Account A

IDENTIFICATION OF EXECUTIVE OFFICERS

                                                          Served as
                                                          Executive                 Principal Occupation(s)
Executive Officer                          Age          Officer From                  For Last Five Years
-------------------------------------   ----------    ------------------    -----------------------------------------

William T. McCallum President and          58               1984            President and Chief Executive Officer
Chief                                                                       of the Company; Co-President and Chief
Executive Officer                                                           Executive Officer, Great-West Lifeco

Mitchell T.G. Graye                        45               1997            Executive Vice President and Chief
Executive Vice President and Chief                                          Financial Officer of the Company
Financial Officer

James D. Motz                              51               1992            Executive Vice President, Employee
Executive Vice President,                                                   Benefits of the Company
Employee Benefits

Douglas L. Wooden                          44               1991            Executive Vice President, Financial
Executive Vice President,                                                   Services of the Company
Financial Services

John A. Brown                              53               1992            Senior Vice President, BenefitsCorp
Senior Vice President, BenefitsCorp                                         Healthcare Markets of the Company
Healthcare Markets

Mark Corbett                               41               2001            Senior Vice President, Investments of
Senior Vice President, Investments                                          the Company







                                                          Served as
                                                          Executive                 Principal Occupation(s)
Executive Officer                          Age          Officer From                  For Last Five Years
-------------------------------------   ----------    ------------------    -----------------------------------------

Donna A. Goldin                            53               1996            Executive Vice President and Chief
Executive Vice President and Chief                                          Operating Officer, One Corporation
Operating Officer,                                                          since June 1996; previously Executive
One Corporation                                                             Vice President and Chief Operating
                                                                            Officer, Harris Methodist Health Plan
                                                                            (a health maintenance organization)

Wayne T. Hoffmann                          45               2001            Senior Vice President, Investments of
Senior Vice President, Investments                                          the Company

Mark S. Hollen                             42               2000            Senior Vice President, FASCorp of the
Senior Vice President,                                                      Company
FASCorp

D. Craig Lennox                            53               1984            Senior Vice President, General Counsel
Senior Vice President, General                                              and Secretary of the Company
Counsel and Secretary

Steve H. Miller                            48               1997            Senior Vice President, Employee
Senior Vice President, Employee                                             Benefits Sales of the Company
Benefits Sales

Charles P. Nelson                          40               1998            President, BenefitsCorp
President, BenefitsCorp

Martin Rosenbaum                           48               1997            Senior Vice President,
Senior Vice President,                                                      Employee Benefits Finance of the Company
Employee Benefits Finance

George E. Seller                           47               1999            Senior Vice President,
Senior Vice President,                                                      BenefitsCorp Government Markets of the
BenefitsCorp Government Markets                                             Company

Robert K. Shaw                             45               1998            Senior Vice President,
Senior Vice President,                                                      Individual Markets of the Company
Individual Markets

George D. Webb                             57               1999            Senior Vice President of the Company
President,                                                                  since July 1999; previously Principal,
Advised Assets Group, Inc.                                                  William M. Mercer Investment Consulting
                                                                            Inc. (an investment consulting company)

Warren J. Winer                            54               2001            Senior Vice President, Employee
Senior Vice President,                                                      Benefits of the Company
Employee Benefits

Jay W. Wright                              49               2001            Senior Vice President,
Senior Vice President,                                                      Employee Benefits of the Company
Employee Benefits


EXECUTIVE COMPENSATION

The following table sets out all compensation paid by the Company to the individuals who were, at December 31, 2000, the Chief Executive Officer and the other four most highly compensated executive officers of the Company (collectively the "Named Executive Officers") for the three most recently completed financial years.

                                                     SUMMARY COMPENSATION TABLE

------------------------------------------------------------------------------------------------------------------------------------
======================================= ============== ==================================== ========================================

                                                               Annual Compensation                   Long-term Compensation
                                                                                                             Awards
--------------------------------------- -------------- ------------------------------------ ----------------------------------------
--------------------------------------- -------------- ----------------- ------------------ ----------------------------------------

               Name and                     Year            Salary             Bonus                       Options(1)
          Principal Position                                 ($)                ($)                           (#)
--------------------------------------- -------------- ----------------- ------------------ ----------------------------------------

W.T. McCallum                               2000           871,500              (4)                        450,001(2)
President and Chief                         1999           834,659            680,000                      100,000(2)
Executive Officer                           1998           772,311            432,250                          --
--------------------------------------- -------------- ----------------- ------------------ ----------------------------------------
--------------------------------------- -------------- ----------------- ------------------ ----------------------------------------

D.L. Wooden                                 2000           475,000            356,200                      200,001(2)
Executive Vice President,                   1999           365,000            219,000                          --
Financial Services                          1998           330,000            198,000                          --
--------------------------------------- -------------- ----------------- ------------------ ----------------------------------------
--------------------------------------- -------------- ----------------- ------------------ ----------------------------------------

J.D. Motz                                   2000           475,000              (4)                        200,001(2)
Executive Vice President,                   1999           385,000            192,500                          --
Employee Benefits                           1998           350,000            157,500                          --
--------------------------------------- -------------- ----------------- ------------------ ----------------------------------------
--------------------------------------- -------------- ----------------- ------------------ ----------------------------------------

J.T. Hughes                                 2000           352,955            157,500                          --
Senior Vice President,                      1999           350,000            185,500                          --
Chief Investment Officer                    1998           338,000            185,900                          --
--------------------------------------- -------------- ----------------- ------------------ ----------------------------------------
--------------------------------------- -------------- ----------------- ------------------ ----------------------------------------

M.T.G. Graye                                2000           375,000            253,200                      125,001(2)
Executive Vice President,                   1999           315,000            189,000                      18,000(2)
and Chief Financial Officer                 1998           275,000            151,250                      18,000(3)
======================================= ============== ================= ================== ========================================

(1) The options set out are options for common shares of Great-West Lifeco which are granted by Great-West Lifeco pursuant to the Great-West Lifeco Stock Option Plan ("Lifeco Options").

(2) These Lifeco Options become exercisable on specified dates and expire ten years after the date of the grant.

(3) All or portions of these Lifeco Options become exercisable if certain financial targets are attained. If exercisable, the exercise period runs from April 1, 2002 to June 26, 2007.

(4) The bonuses for W.T. McCallum and J.D. Motz are calculated on a formula basis, the results of which were not determined as at the date hereof. The bonuses will be reflected in next year's Form 10-K.

OPTIONS

The following table describes options granted to the Named Executive Officers during the most recently completed fiscal year. All options are Lifeco Options granted pursuant to the Great-West Lifeco Stock Option Plan. Lifeco Options are issued with an exercise price in Canadian dollars. Canadian dollar amounts have been translated to U.S. dollars at a rate of 1/1.50.

                                            OPTION GRANTS IN LAST FISCAL YEAR

====================================================================================== ===================================
                                                                                       Potential realizable value at
                                  Individual Grants                                    assumed annual rates of stock
                                                                                       price appreciation for option term
-------------------------------------------------------------------------------------- -----------------------------------
                                  Percentage of
                                   total options
                                   granted to      Exercise or
                        Options    employees in    base price                                 5%               10%
        Name          Granted (#)  fiscal year     ($/share)         Expiration date         ($)               ($)
--------------------- ------------ --------------- ----------------- ----------------- ----------------- -----------------
W.T. McCallum           450,001        12.42            14.85         April 26, 2010      4,202,600         10,650,204
--------------------- ------------ --------------- ----------------- ----------------- ----------------- -----------------
--------------------- ------------ --------------- ----------------- ----------------- ----------------- -----------------
D.L. Wooden             200,001         5.52            14.85         April 26, 2010      1,867,827         4,733,437
--------------------- ------------ --------------- ----------------- ----------------- ----------------- -----------------
--------------------- ------------ --------------- ----------------- ----------------- ----------------- -----------------
J.D. Motz               200,001         5.52            14.85         April 26, 2010      1,867,827         4,733,437
--------------------- ------------ --------------- ----------------- ----------------- ----------------- -----------------
--------------------- ------------ --------------- ----------------- ----------------- ----------------- -----------------
M.T.G. Graye            125,001         3.45            14.85         April 26, 2010      1,167,396         2,958,407
===================== ============ =============== ================= ================= ================= =================


Prior to April 24,1996, the Named Executive Officers participated in the Power Financial Employee Share Option Plan pursuant to which options to acquire common shares of Power Financial ("PFC Options") were granted. The following table describes all PFC Options exercised in 2000, and all unexercised PFC Options held as of December 31, 2000, by the Named Executive Officers. PFC Options are issued with an exercise price in Canadian dollars. Canadian dollar amounts have been translated to U.S. dollars at a rate of 1/1.50.

                       AGGREGATED PFC OPTION EXERCISES IN
               LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

======================= =============== ============= ================================= ==================================
                                                                                          Value of unexercised in-the-
                                                           Unexercised options at         money options at fiscal year-
                                                              fiscal year-end                          end
                                                                    (#)                                ($)
----------------------- --------------- ------------- --------------------------------- ----------------------------------
                            Shares
                                 acquired Value
                         on exercise      realized     Exercisable     Unexercisable      Exercisable     Unexercisable
Name                         (#)            ($)
----------------------- --------------- ------------- --------------- ----------------- ---------------- -----------------
D.L. Wooden                176,000       3,097,417          -                -                -                 -
----------------------- --------------- ------------- --------------- ----------------- ---------------- -----------------
M.T.G. Graye                                               70,000            -             1,389,354            -
======================= =============== ============= =============== ================= ================ =================


Commencing April 24,1996, the Named Executive Officers began participating in the Great-West Lifeco Stock Option Plan. The following table describes all
Lifeco Options exercised in 2000, and all unexercised Lifeco Options held as of December 31, 2000, by the Named Executive Officers. Lifeco Options are issued with an exercise price in Canadian dollars. Canadian dollar amounts have been translated to U.S. dollars at a rate of 1/1.50.

                      AGGREGATED LIFECO OPTION EXERCISES IN
                                LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

======================= =============== =========== ================================ =====================================
                                                                                         Value of unexercised in-the-
                                                        Unexercised options at          money options at fiscal year-
                                                            fiscal year-end                          end
                                                                  (#)                                ($)
----------------------- --------------- ----------- -------------------------------- -------------------------------------
                            Shares
                           acquired       Value
                         on exercise     realized    Exercisable    Unexercisable     Exercisable       Unexercisable
Name                         (#)           ($)
----------------------- --------------- ----------- -------------- ----------------- --------------- ---------------------
W.T. McCallum                 -             -           650,000        1,100,000       10,863,217        14,437,420
----------------------- --------------- -----------                -----------------
----------------------- --------------- ----------- -------------- ----------------- --------------- ---------------------
D.L. Wooden                   -             -           160,000          540,001        3,058,343         6,931,760
----------------------- --------------- -----------                -----------------
----------------------- --------------- ----------- -------------- ----------------- --------------- ---------------------
J.D. Motz                     -             -           220,000          580,001        4,094,055         7,622,235
----------------------- --------------- -----------                -----------------
----------------------- --------------- ----------- -------------- ----------------- --------------- ---------------------
J.T. Hughes                   -             -           128,000           32,000        2,446,507           611,627
----------------------- --------------- ----------- -------------- ----------------- --------------- ---------------------
----------------------- --------------- -----------                -----------------
M.T.G. Graye                  -             -           112,800          312,201        2,099,536
                                                                                                          3,910,234
======================= =============== =========== ============== ================= =============== =====================

PENSION PLAN TABLE

The following table sets out the pension benefits payable to the Named Executive Officers by Great-West Life or the Company.

                               PENSION PLAN TABLE

===================== ==================================================================================================
                                                                Years of Service
                      --------------------------------------------------------------------------------------------------

    Remuneration
        ($)                  15                  20                 25                  30                  35
--------------------- ------------------ ------------------- ------------------ ------------------- --------------------
        400,000             120,000            160,000             200,000            240,000             240,000
--------------------- ------------------ ------------------- ------------------ ------------------- --------------------
        500,000             150,000            200,000             250,000            300,000             300,000
--------------------- ------------------ ------------------- ------------------ ------------------- --------------------
--------------------- ------------------ ------------------- ------------------ ------------------- --------------------
        600,000             180,000            240,000             300,000            360,000             360,000
--------------------- ------------------ ------------------- ------------------ ------------------- --------------------
--------------------- ------------------ ------------------- ------------------ ------------------- --------------------
        700,000             210,000            280,000             350,000            420,000             420,000
--------------------- ------------------ ------------------- ------------------ ------------------- --------------------
--------------------- ------------------ ------------------- ------------------ ------------------- --------------------
        800,000             240,000            320,000             400,000            480,000             480,000
--------------------- ------------------ ------------------- ------------------ ------------------- --------------------
--------------------- ------------------ ------------------- ------------------ ------------------- --------------------
        900,000             270,000            360,000             450,000            540,000             540,000
--------------------- ------------------ ------------------- ------------------ ------------------- --------------------
--------------------- ------------------ ------------------- ------------------ ------------------- --------------------
      1,000,000             300,000            400,000             500,000            600,000             600,000
===================== ================== =================== ================== =================== ====================

The Named Executive Officers have the following years of service.
                            Name                     Years of Service
                 ---------------------------     -------------------------

                 W.T. McCallum                              35
                 D.L. Wooden                                10
                 J.D. Motz                                  30
                 J.T. Hughes                                11
                 M.T.G. Graye                                7

W.T. McCallum is entitled, upon election, to receive the benefits shown as of December 31, 2000, with remuneration based on the average of the highest 36 consecutive months of compensation during the last 84 months of employment. For M.T.G. Graye, J.T. Hughes, J.D. Motz and D.L. Wooden, the benefits shown are payable upon the attainment of age 62, and remuneration is the average of the highest 60 consecutive months of compensation during the last 84 months of employment. Compensation includes salary and bonuses prior to any deferrals. The normal form of pension is a life only annuity. Other optional forms of pension payment are available on an actuarially equivalent basis. The benefits listed in the table are subject to deduction for social security and other retirement benefits.

COMPENSATION OF DIRECTORS

For each director of the Company who is not also a director of Great-West Life, the Company pays an annual fee of $22,500, and a meeting fee of $1,500 for each meeting of the Board of Directors or a committee thereof attended. For each director of the Company who is also a director of Great-West Life, the Company pays a meeting fee of $1,500 for each meeting of the Board of Directors, or a committee thereof, attended which is not coincident with a Great-West Life meeting. In addition, all directors are reimbursed for incidental expenses.

The above amounts are paid in the currency of the country of residence of the director.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Executive compensation is determined by the Company's Board of Directors. W.T. McCallum, President and Chief Executive Officer of the Company, is a member of the Board of Directors. Mr. McCallum participated in executive compensation matters generally but was not present when his own compensation was discussed or determined.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Set forth below is certain information, as of March 1, 2001, concerning beneficial ownership of the voting securities of the Company by entities and persons who beneficially own more than 5% of the voting securities of the Company. The determinations of "beneficial ownership" of voting securities are based upon Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This rule provides that securities will be deemed to be "beneficially owned" where a person has, either solely or in conjunction with others, (1) the power to vote or to direct the voting of securities and/or the power to dispose or to direct the disposition of, the securities or (2) the right to acquire any such power within 60 days after the date such "beneficial ownership" is determined.

(1)      100% of the Company's 7,032,000 outstanding common shares are owned by GWL&A Financial Inc., 8515 East
         Orchard Road, Greenwood Village, Colorado 80111.

(2)      100% of the outstanding common shares of GWL&A Financial Inc. are owned by GWL&A Financial (Nova Scotia)
         Co., Suite 800, 1959 Upper Water Street, Halifax, Nova Scotia, Canada B3J 2X2.

(3)      100% of the outstanding common shares of GWL&A Financial (Nova Scotia) Co. are owned by GWL&A Financial
         (Canada) Inc., 100 Osborne Street North, Winnipeg, Manitoba, Canada R3C 3A5.

(4)      100% of the outstanding common shares of GWL&A Financial (Canada) Inc. are owned by Great-West Lifeco
         Inc., 100 Osborne Street North, Winnipeg, Manitoba, Canada R3C 3A5.

(5)      81.7% of the  outstanding  common shares of Great-West  Lifeco Inc. are
         controlled  by  Power  Financial  Corporation,   751  Victoria  Square,
         Montreal, Quebec, Canada H2Y 2J3, representing approximately 65% of the voting rights attached to all  outstanding  voting shares of Great-West
         Lifeco Inc.

(6)      67.4% of the outstanding common shares of Power Financial Corporation are owned by 171263 Canada Inc.,
         751 Victoria Square, Montreal, Quebec, Canada H2Y 2J3.

(7)      100% of the outstanding common shares of 171263 Canada Inc. are owned by 2795957 Canada Inc., 751
         Victoria Square, Montreal, Quebec, Canada H2Y 2J3.

(8)      100% of the outstanding common shares of 2795957 Canada Inc. are owned by Power Corporation of Canada,
         751 Victoria Square, Montreal, Quebec, Canada H2Y 2J3.

(9)      Mr. Paul Desmarais, 751 Victoria Square,  Montreal,  Quebec, Canada H2Y
         2J3, through a group of private holding companies, which he controls, has voting control of Power Corporation of Canada.

As a result of the chain of ownership  described in  paragraphs  (1) through (9)
above, each of the entities and persons listed in paragraphs (1) through (9) would be considered under Rule 13d-3 of the Exchange Act to be a "beneficial owner" of 100% of the outstanding voting securities of the Company.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets out the number of equity securities, and exercisable options (including options which will become exercisable within 60 days) for equity securities, of the Company or any of its parents or subsidiaries, beneficially owned, as of February 1, 2001, by (i) the directors of the Company;
(ii) the Named Executive Officers; and (iii) the directors and executive officers of the Company as a group.


------------------------------- ----------------------- -------------------------------- -------------------------------
                                Great-West Lifeco       Power Financial Corporation      Power Corporation of Canada
                                Inc.
------------------------------- ----------------------- -------------------------------- -------------------------------
------------------------------- ----------------------- -------------------------------- -------------------------------
                                (1)                     (2)                              (3)
------------------------------- ----------------------- -------------------------------- -------------------------------
------------------------------- ----------------------- -------------------------------- -------------------------------

          Directors

------------------------------- ----------------------- -------------------------------- -------------------------------
------------------------------- ----------------------- -------------------------------- -------------------------------
J. Balog                                  -                            -                               -
------------------------------- ----------------------- -------------------------------- -------------------------------
------------------------------- ----------------------- -------------------------------- -------------------------------
J. W. Burns                            153,659                       8,000                          400,640
                                                                                                200,000 options
------------------------------- ----------------------- -------------------------------- -------------------------------
------------------------------- ----------------------- -------------------------------- -------------------------------
O.T. Dackow                             79,973                         -                               -
                                 200,000 options
------------------------------- ----------------------- -------------------------------- -------------------------------
------------------------------- ----------------------- -------------------------------- -------------------------------
A. Desmarais                            51,659                      21,600                          142,333
                                                                                               2,088,000 options
------------------------------- ----------------------- -------------------------------- -------------------------------
------------------------------- ----------------------- -------------------------------- -------------------------------
P. Desmarais, Jr.                       43,659                         -                             1,533
                                                                                               1,878,000 options
------------------------------- ----------------------- -------------------------------- -------------------------------
------------------------------- ----------------------- -------------------------------- -------------------------------
R. Gratton                             330,000                      310,000                          7,851
                                                               6,780,000 options
------------------------------- ----------------------- -------------------------------- -------------------------------
------------------------------- ----------------------- -------------------------------- -------------------------------
K. P. Kavanagh                          18,500                         -                               -
------------------------------- ----------------------- -------------------------------- -------------------------------
------------------------------- ----------------------- -------------------------------- -------------------------------
W. Mackness                               -                            -                               -
------------------------------- ----------------------- -------------------------------- -------------------------------
------------------------------- ----------------------- -------------------------------- -------------------------------
W.T. McCallum                           55,874                      19,500                             -
                                 650,000 options
------------------------------- ----------------------- -------------------------------- -------------------------------
------------------------------- ----------------------- -------------------------------- -------------------------------
J.E.A. Nickerson                          -                          4,000                           4,000
------------------------------- ----------------------- -------------------------------- -------------------------------
------------------------------- ----------------------- -------------------------------- -------------------------------
P.M. Pitfield                           90,000                      75,000                          100,000
                                                                                                309,000 options
------------------------------- ----------------------- -------------------------------- -------------------------------
------------------------------- ----------------------- -------------------------------- -------------------------------
M. Plessis-Belair                       20,000                       3,000                           16,984
                                                                                                223,300 options
------------------------------- ----------------------- -------------------------------- -------------------------------
------------------------------- ----------------------- -------------------------------- -------------------------------
B.E. Walsh                                -                            -                               -
------------------------------- ----------------------- -------------------------------- -------------------------------



------------------------------- ---------------------- --------------------------------- -------------------------------
   Named Executive Officers
------------------------------- ---------------------- --------------------------------- -------------------------------
------------------------------- ---------------------- --------------------------------- -------------------------------
W.T. McCallum                          55,874                       19,500                             -
                                 650,000 options
------------------------------- ---------------------- --------------------------------- -------------------------------
------------------------------- ---------------------- --------------------------------- -------------------------------
D.L. Wooden                        160,000 options                 113,000                             -
------------------------------- ---------------------- --------------------------------- -------------------------------
------------------------------- ---------------------- --------------------------------- -------------------------------
J.D. Motz                              13,159                         -                                -
                                 220,000 options
------------------------------- ---------------------- --------------------------------- -------------------------------
------------------------------- ---------------------- --------------------------------- -------------------------------
M.T.G. Graye                            1,047                       50,000                             -
                                   112,800 options              70,000 options
------------------------------- ---------------------- --------------------------------- -------------------------------
------------------------------- ---------------------- --------------------------------- -------------------------------
J.T. Hughes                            11,024                         -                                -
                                 128,000 options
------------------------------- ---------------------- --------------------------------- -------------------------------

------------------------------- ---------------------- --------------------------------- -------------------------------

Directors and Executive
Officers as a Group

------------------------------- ---------------------- --------------------------------- -------------------------------
------------------------------- ---------------------- --------------------------------- -------------------------------
                                       918,887                     554,100                          674,141
                                  1,918,600 options           6,850,000 options                4,698,300 options
------------------------------- ---------------------- --------------------------------- -------------------------------

(1) All holdings are common shares, or where indicated, exercisable options for common shares, of Great-West Lifeco Inc.
(2) All holdings are common shares, or where indicated, exercisable options for common shares, of Power Financial Corporation.
(3) All holdings are subordinate voting shares, or where indicated, exercisable options for subordinate voting shares, of Power Corporation of Canada.

The number of common shares and exercisable options for common shares of Power Financial Corporation held by R. Gratton represents 2.0% of the total number of common shares and exercisable options for common shares of Power Financial Corporation outstanding. The number of common shares and exercisable options for common shares of Power Financial Corporation held by the directors and executive officers as a group represents 2.1% of the total number of common shares and exercisable options for common shares of Power Financial Corporation outstanding.

The number of subordinate voting shares and exercisable options for subordinate voting shares of Power Corporation of Canada held by A. Desmarais represents 1.1% of the total number of subordinate voting shares and exercisable options for subordinate voting shares of Power Corporation of Canada outstanding. The number of subordinate voting shares and exercisable options for subordinate voting shares of Power Corporation of Canada held by the directors and executive officers as a group represents 2.7 % of the total number of subordinate voting shares and exercisable options for subordinate voting shares of Power Corporation of Canada outstanding.

None of the remaining holdings set out above exceed 1% of the total number of shares and exercisable options for shares of the class outstanding.

--------------------------------------------------------------------------------
Rights Reserved by Great-West
We reserve the right to make certain changes we believe would best serve the interests of Owners and Annuitants or would be appropriate in carrying out the purposes of the Contracts. Any changes will be made only to the extent and in the manner permitted by applicable laws. Also, when required by law, we will obtain your approval of the changes and approval from any appropriate regulatory authority. Approval may not be required in all cases, however. Examples of the changes we may make include:

To make any changes required by the Code or by any other applicable law in order to continue treatment of the Contract as an annuity.

To change the time or time of day at which a valuation date is deemed to have ended.

To make any other necessary technical changes in the Contract in order to conform with any action the above provisions permit us to take, including changing the way we assess charges, without increasing them for any outstanding Contract beyond the aggregate amount guaranteed.

--------------------------------------------------------------------------------
Legal Proceedings
Great-West is not currently a party to, and its property is not currently subject to, any material legal proceedings. The lawsuits to which Great-West is a party are, in the opinion of management, in the ordinary course of business, and are not expected to have a material adverse effect on the financial results, conditions or prospects of Great-West.

--------------------------------------------------------------------------------
Legal Matters
Advice regarding certain legal matters concerning the federal securities laws applicable to the issue and sale of the Contract has been provided by Jorden Burt LLP.

--------------------------------------------------------------------------------
Experts
The consolidated financial statements of Great-West Life & Annuity Insurance Company at December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000 included in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

--------------------------------------------------------------------------------
Available Information
We have filed a registration statement ("Registration Statement") with the Commission under the 1933 Act relating to the Contracts offered by this Prospectus. This Prospectus has been filed as a part of the Registration Statement and does not contain all of the information contained in the Registration Statement and its exhibits. Additionally, statements in this Prospectus about the content of the Contract and other legal instruments are summaries. Please refer to the Registration Statement and its exhibits for further information. Great-West is also subject to the informational requirements of the Securities Exchange Act of 1934, as amended and in accordance with that act Great-West has filed reports and other information with the Commission. You can review the Registration Statement and its exhibits and other reports and information filed with the Commission at the Commission's Public Reference Room located at 450 Fifth Street, N.W., Washington, D.C. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site that contains reports and information statements and other information regarding Great-West, at the following address http://www.sec.gov.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Appendix A--Market Value Adjustments
The amount available for a full surrender, partial withdrawal or Transfer equals the amount requested plus the Market Value Adjustment (MVA). The MVA is calculated by multiplying the amount requested by the Market Value Adjustment Factor (MVAF).

The MVA formula
The MVA is determined using the following formula:

MVA = (amount applied) X (Market Value Adjustment Factor) The Market Value Adjustment Factor is:

{[(1 + i)/(1 + j +.10%)] N/12} - 1

Where:

i is the U.S. Treasury Strip ask side yield as published in the Wall Street Journal on the last business day of the week prior to the date the stated rate of interest was established for the Guarantee Period. The term of i is measured in years and equals the term of the Guarantee Period

j is the U.S. Treasury Strip ask side yield as published in the Wall Street Journal on the last business day of the week prior to the week the Guarantee Period is broken. The term of j equals the remaining term to maturity of the Guarantee Period, rounded up to the higher number of years

N is the number of complete months remaining until maturity

The MVA will equal 0 if:

if i and j differ by less than .10%

N is less than 6.

Examples
Following are four examples of Market Value Adjustments illustrating (1) increasing interest rates, (2) decreasing interest rates, (3) flat interest rates (i and j are within .10% of each other), and (4) less than 6 months to maturity.


Example 1--Increasing Interest Rates

------------------------- -------------------------------------
------------------------  $25,000 on November 1, 1996
Deposit
------------------------- -------------------------------------
------------------------- -------------------------------------
Maturity date             December 31, 2005
------------------------- -------------------------------------
------------------------- -------------------------------------
Interest Guarantee        10 years
Period
------------------------- -------------------------------------
------------------------- -------------------------------------
i                         assumed to be 6.15%
------------------------- -------------------------------------
------------------------- -------------------------------------
Surrender date            July 1, 2000
------------------------- -------------------------------------
------------------------- -------------------------------------
j                         7.00%
------------------------- -------------------------------------
------------------------- -------------------------------------
Amount surrendered        $10,000
------------------------- -------------------------------------
------------------------- -------------------------------------
N                         65
------------------------- -------------------------------------

MVAF = {[(1 + i)/(1 + j + .10%)]N/12} - 1
        = {[1.0615/1.071]65/12} - 1
        = .952885 - 1
        =  -.047115

MVA    = (amount  transferred  or  surrendered) x MVAF = $10,000 x - .047115 =
          - $471.15

Surrender Value = (amount transferred or surrendered + MVA)
                   = ($10,000 + - $471.15)
                   = $9,528.85



Example 2--Decreasing Interest Rates


-------------------------- ------------------------------------
Deposit                    $25,000 on November 1, 1996
-------------------------- ------------------------------------
-------------------------- ------------------------------------
Maturity date              December 31, 2005
-------------------------- ------------------------------------
-------------------------- ------------------------------------
Interest Guarantee Period  10 years
-------------------------- ------------------------------------
-------------------------- ------------------------------------
i                          assumed to be 6.15%
-------------------------- ------------------------------------
-------------------------- ------------------------------------
Surrender date             July 1, 2000
-------------------------- ------------------------------------
-------------------------- ------------------------------------
j                          5.00%
-------------------------- ------------------------------------
-------------------------- ------------------------------------
Amount surrendered         $10,000
-------------------------- ------------------------------------
-------------------------- ------------------------------------
N                          65
-------------------------- ------------------------------------

MVAF = {[(1 + i)/(1 + j + .10%)]N/12} - 1
        = {[1.0615/1.051]65/12} - 1
        = .055323

MVA    = (amount  transferred  or  surrendered)  x MVAF = $10,000 x  .0055323  =
       $553.23

Surrender Value = (amount transferred or surrendered + MVA)
                   = ($10,000 + $553.23)
                   = $10,553.23




Example 3--Flat Interest Rates (i and j are within .10% of each other)

-------------------------- ------------------------------------
Deposit                    $25,000 on November 1, 1996
-------------------------- ------------------------------------
-------------------------- ------------------------------------
Maturity date              December 31, 2005
-------------------------- ------------------------------------
-------------------------- ------------------------------------
Interest Guarantee Period  10 years
-------------------------- ------------------------------------
-------------------------- ------------------------------------
i                          assumed to be 6.15%
-------------------------- ------------------------------------
-------------------------- ------------------------------------
Surrender date             July 1, 2000
-------------------------- ------------------------------------
-------------------------- ------------------------------------
j                          6.24%
-------------------------- ------------------------------------
-------------------------- ------------------------------------
Amount surrendered         $10,000
-------------------------- ------------------------------------
-------------------------- ------------------------------------
N                          65
-------------------------- ------------------------------------

MVAF = {[(1 + i)/(1 + j + .10%)]N/12} - 1
        = {[1.0615/1.0634]65/12} - 1
        = .99036 - 1
        = -.00964
However, [i-j] <.10%, so MVAF = 0

MVA    = (amount transferred or surrendered) x MVAF = $10,000 x 0 = $0

Surrender Value = (amount transferred or surrendered + MVA)
                    = ($10,000 + $0)
                    = $10,000


Example 4--N equals less than 6 months to maturity

-------------------------- ------------------------------------
Deposit                    $25,000 on November 1, 1996
-------------------------- ------------------------------------
-------------------------- ------------------------------------
Maturity date              December 31, 2005
-------------------------- ------------------------------------
-------------------------- ------------------------------------
Interest Guarantee Period  10 years
-------------------------- ------------------------------------
-------------------------- ------------------------------------
i                          assumed to be 6.15%
-------------------------- ------------------------------------
-------------------------- ------------------------------------
Surrender date             July 1, 2005
-------------------------- ------------------------------------
-------------------------- ------------------------------------
j                          7.00%
-------------------------- ------------------------------------
-------------------------- ------------------------------------
Amount surrendered         $10,000
-------------------------- ------------------------------------
-------------------------- ------------------------------------
N                          5
-------------------------- ------------------------------------

MVAF = {[(1 + i)/(1 + j + .10%)]N/12} - 1
        = {[1.0615/1.071]5/12} - 1
        = .99629 - 1
        = -.00371
However, N<6, so MVAF = 0

MVA    = (amount transferred or surrendered) x MVAF = $10,000 x 0 = $0

Surrender Value = (amount transferred or surrendered + MVA)
                   = ($10,000 + $0)
                   = $10,000

--------------------------------------------------------------------------------


Consolidated Financial Statements and Independent Auditors' Report

On the following pages, you will find the consolidated financial statements and the Independent Auditors' Report for Great-West Life & Annuity Insurance Company for the years ended December 2000, 1999 and 1998.

--------------------------------------------------------------------------------




                 GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY (A
                wholly-owned subsidiary of GWL&A Financial Inc.)
              Consolidated Financial Statements for the Years Ended
                      December 31, 2000, 1999, and 1998 and
                          Independent Auditors' Report

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholder of Great-West Life & Annuity Insurance Company:

We have audited the accompanying consolidated balance sheets of Great-West Life & Annuity Insurance Company and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of income, stockholder's equity, and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Great-West Life & Annuity Insurance Company and subsidiaries as of December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the consolidated financial statements, effective January 1, 1999, the Company adopted Statement of Position No. 98-1, "Accounting for the Cost of Computer Software Developed or Obtained for Internal Use" and, accordingly, changed its method of accounting for software development costs.

DELOITE & TOUCHE LLP




Denver, Colorado
January 29, 2001

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2000 AND 1999

==============================================================================================
(Dollars in Thousands)

                                                               2000                 1999
                                                        -------------------  -------------------
ASSETS

INVESTMENTS:
  Fixed Maturities:
    Held-to-maturity, at amortized cost (fair value
      $2,238,581)                                     $                    $       2,260,581
    Available-for-sale, at fair value (amortized cost
     $9,372,009 and $6,953,383)                               9,419,865            6,727,922
  Common stock, at fair value (cost $68,472 and
    $43,978)                                                     95,036               69,240
  Mortgage loans on real estate, net                            843,371              974,645
  Real estate                                                   106,690              103,731
  Policy loans                                                2,809,973            2,681,132
  Short-term investments, available-for-sale (cost
    approximates fair value)                                    414,382              240,804
                                                        -------------------  -------------------

        Total Investments                                    13,689,317           13,058,055

OTHER ASSETS:
  Cash                                                          153,977              267,514
  Reinsurance receivable
    Related party                                                 4,297                5,015
    Other                                                       229,671              168,307
  Deferred policy acquisition costs                             279,688              282,295
  Investment income due and accrued                             139,152              137,810
  Amounts receivable related to uninsured accident
    and health plan claims (net of allowances of
    $34,700 and $31,200)                                        227,803              150,133
  Other assets                                                  503,533              308,419
  Premiums in course of collection (net of
    allowances of $18,700 and $13,900)                          149,969               79,299
  Deferred income taxes                                         138,842              253,323
SEPARATE ACCOUNT ASSETS                                      12,381,137           12,819,897
                                                        -------------------  -------------------




TOTAL ASSETS                                          $      27,897,386    $      27,530,067
                                                        ===================  ===================

                                                                                (Continued)


==============================================================================================

                                                                      2000            1999
                                                                 ---------------  --------------
LIABILITIES AND STOCKHOLDER'S EQUITY

POLICY BENEFIT LIABILITIES:
    Policy reserves

      Related party                                            $      547,558   $      555,783
      Other                                                        11,497,442       11,181,900
    Policy and contract claims                                        441,326          346,868
    Policyholders' funds                                              197,941          185,623
    Provision for policyholders' dividends                             72,716           70,726
GENERAL LIABILITIES:
    Due to GWL                                                         43,081           35,979
    Due to GWL&A Financial                                            171,347          175,035
    Repurchase agreements                                                               80,579
    Commercial paper                                                   97,631
    Other liabilities                                                 854,024          780,476
    Undistributed earnings on participating business                  165,754          130,638
SEPARATE ACCOUNT LIABILITIES                                       12,381,137       12,819,897
                                                                 ---------------  --------------
        Total Liabilities                                          26,469,957       26,363,504
                                                                 ---------------  --------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S EQUITY:
    Preferred stock, $1 par value, 50,000,000 shares
authorized,
    0 shares issued and outstanding
    Common stock, $1 par value; 50,000,000 shares
      authorized; 7,032,000 shares issued and outstanding               7,032            7,032
    Additional paid-in capital                                        717,704          700,316
    Accumulated other comprehensive income (loss)                      33,672          (84,861)
    Retained earnings                                                 669,021          544,076
                                                                 ---------------  --------------
        Total Stockholder's Equity                                  1,427,429        1,166,563
                                                                 ---------------  --------------





TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                     $   27,897,386   $   27,530,067
                                                                 ===============  ==============


See notes to consolidated financial statements.                                    (Concluded)


GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

CONSOLIDATED STATEMENTS OF INCOME
YEARS ENDED DECEMBER 31, 2000, 1999, AND 1998
==============================================================================================
(Dollars in Thousands)

                                                        2000           1999            1998
                                                    -------------  --------------  -------------
REVENUES:

  Premiums

    Related party                                 $              $               $      46,191
    Other (net of premiums ceded totaling
      $115,404, $85,803, and $86,511)                 1,332,566      1,163,183         948,672
  Fee income                                            871,627        635,147         516,052
  Net investment (loss) income
    Related party                                       (14,517)       (10,923)         (9,416)
    Other                                               945,958        886,869         906,776
  Net realized gains on investments                      28,283          1,084          38,173
                                                    -------------  --------------  -------------
                                                      3,163,917      2,675,360       2,446,448
                                                    -------------  --------------  -------------
BENEFITS AND EXPENSES:
  Life and other policy benefits (net of
    reinsurance recoveries totaling $62,803,
    $80,681, and $81,205)                             1,122,560        970,250         768,474
  Increase in reserves
    Related party                                                                       46,191
    Other                                                53,550         33,631          78,851
  Interest paid or credited to contractholders          490,131        494,081         491,616
  Provision for policyholders' share of earnings
    on participating business                             5,188         13,716           5,908
  Dividends to policyholders                             74,443         70,161          71,429
                                                    -------------  --------------  -------------
                                                      1,745,872      1,581,839       1,462,469
  Commissions                                           204,444        173,405         144,246
  Operating (income) expenses:
    Related party                                          (704)          (768)         (5,094)
    Other                                               775,885        593,575         518,228
  Premium taxes                                          45,286         38,329          30,848
                                                    -------------  --------------  -------------
                                                      2,770,783      2,386,380       2,150,697
INCOME BEFORE INCOME TAXES                              393,134        288,980         295,751
                                                    -------------  --------------  -------------
PROVISION FOR INCOME TAXES:
  Current                                               108,509         72,039          81,770
  Deferred                                               25,531         11,223          17,066
                                                    -------------  --------------  -------------
                                                        134,040         83,262          98,836
                                                    -------------  --------------  -------------
NET INCOME                                        $     259,094  $     205,718   $     196,915
                                                    =============  ==============  =============




See notes to consolidated financial statements.

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY
YEARS ENDED DECEMBER 31, 2000, 1999, AND 1998

==============================================================================================
(Dollars in Thousands)

                                                                                                   Accumulated
                                                                                    Additional        Other
                                 Preferred Stock              Common Stock           Paid-in      Comprehensive    Retained
                             ------------------------   -------------------------
                               Shares        Amount       Shares   Amount       Capital    Income (Loss)    Earnings      Total
                             ------------  -----------  --------------------   ----------- --------------  -----------  -----------
BALANCE, JANUARY 1, 1998     2,000,800      121,800     7,032,000     7,032       690,748        52,807     313,532     1,185,919
   Net income                                                                                               196,915       196,915
   Other comprehensive income                                                                     8,753                     8,753
                                                                                                                        -----------
Total comprehensive income                                                                                                205,668
                                                                                                                        -----------
Capital contributions                                                               8,808                                   8,808
Dividends                                                                                                   (80,036)      (80,036)
Purchase of preferred shares (2,000,800)   (121,800)                                                                     (121,800)
                             ------------  -----------  --------------------   ----------- --------------  -----------  -----------
BALANCE, DECEMBER 31, 1998           0            0     7,032,000     7,032       699,556        61,560     430,411     1,198,559

   Net income                                                                                               205,718       205,718
   Other comprehensive loss                                                                    (146,421)                 (146,421)
                                                                                                                        -----------
Total comprehensive income                                                                                                 59,297
                                                                                                                        -----------
Dividends                                                                                                   (92,053)      (92,053)
Income tax benefit on stock
  Compensation                                                                        760                                     760
                             ------------  -----------  --------------------   ----------- --------------  -----------  -----------
BALANCE, DECEMBER 31, 1999           0            0     7,032,000     7,032       700,316       (84,861)    544,076     1,166,563

   Net income                                                                                               259,094       259,094
   Other comprehensive income                                                                   118,533                   118,533
                                                                                                                        -----------
Total comprehensive income                                                                                                377,627
                                                                                                                        -----------
Dividends                                                                                                  (134,149)     (134,149)
Capital contributions -
  Parent stock options                                                             15,052                                  15,052
Income tax benefit on stock
  Compensation                                                                      2,336                                   2,336
                             ------------  -----------  --------------------   ----------- --------------  -----------  -----------
BALANCE, DECEMBER 31, 2000           0   $        0     7,032,000   $  7,032 $     717,704  $      33,672  $  669,021   $ 1,427,429
                             ============  ===========  =========== =========   =========== ==============  ===========  ===========


See notes to consolidated financial statements.

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2000, 1999, AND 1998

==============================================================================================
(Dollars in Thousands)

                                                        2000           1999            1998
                                                    -------------  --------------  -------------
OPERATING ACTIVITIES:
  Net income                                      $     259,094  $     205,718   $     196,915
  Adjustments to reconcile net income to net
    cash provided by operating activities:
      Earnings allocated to participating
        Policyholders                                     5,188         13,716           5,908
      Amortization of investments                       (62,428)       (22,514)        (15,068)
      Net realized gains on investments                 (28,283)        (1,084)        (38,173)
      Depreciation and amortization                      41,693         47,339          55,550
      Deferred income taxes                              25,531         11,223          17,066
  Changes in assets and liabilities, net of effects from acquisitions:

      Policy benefit liabilities                        310,511        650,959         938,444
      Reinsurance receivable                            (35,368)        19,636         (43,643)
      Receivables                                      (128,382)       (37,482)         28,467
      Other, net                                       (103,169)      (136,476)       (184,536)
                                                    -------------  --------------  -------------
        Net cash provided by operating activities       284,387        751,035         960,930
                                                    -------------  --------------  -------------

INVESTING ACTIVITIES:
  Proceeds from sales, maturities, and
    redemptions of investments:
    Fixed maturities
        Held-to maturity

           Sales                                          8,571                          9,920
           Maturities and redemptions                   323,728        520,511         471,432
        Available-for-sale

           Sales                                      1,460,672      3,176,802       6,169,678
           Maturities and redemptions                   887,420        822,606       1,268,323
    Mortgage loans                                      139,671        165,104         211,026
    Real estate                                           8,910          5,098          16,456
    Common stock                                         61,889         18,116           3,814
  Purchases of investments:
    Fixed maturities
        Held-to-maturity                               (100,524)      (563,285)       (584,092)
        Available-for-sale                           (2,866,228)    (4,019,465)     (7,410,485)
    Mortgage loans                                       (4,208)        (2,720)       (100,240)
    Real estate                                         (20,570)       (41,482)         (4,581)
    Common stock                                        (52,972)       (19,698)        (10,020)
    Acquisitions, net of cash acquired                   82,214                        (82,669)
                                                    -------------  --------------  -------------
        Net cash (used in) provided by
          investing activities                    $     (71,427) $      61,587   $     (41,438)
                                                    =============  ==============  =============

                                                                                   (Continued)


GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2000, 1999, AND 1998

==============================================================================================
(Dollars in Thousands)

                                                        2000           1999            1998
                                                    -------------  --------------  -------------
FINANCING ACTIVITIES:
  Contract withdrawals, net of deposits           $    (220,167) $    (583,900)  $    (507,237)
  Due to GWL                                              7,102        (16,898)        (73,779)
  Due to GWL&A Financial                                  3,665        175,035
  Dividends paid                                       (134,149)       (92,053)        (80,036)
  Net commercial paper borrowings
    (repayments)                                         97,631        (39,731)        (14,327)
  Net repurchase agreements repayments                  (80,579)      (163,680)        (81,280)
  Capital contributions                                                                  8,808
  Purchase of preferred shares                                                        (121,800)
                                                    -------------  --------------  -------------
        Net cash used in financing activities          (326,497)      (721,227)       (869,651)
                                                    -------------  --------------  -------------

NET (DECREASE) INCREASE IN CASH                        (113,537)        91,395          49,841

CASH, BEGINNING OF YEAR                                 267,514        176,119         126,278
                                                    -------------  --------------  -------------

CASH, END OF YEAR                                 $     153,977  $     267,514   $     176,119
                                                    =============  ==============  =============

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION
  Cash paid during the year for:

    Income taxes                                  $      78,510  $      76,150   $     111,493
    Interest                                             21,060         14,125          13,849

Non-cash financing activity:
  Capital contributions - Parent stock options           15,052











See notes to consolidated financial statements.                      (Concluded)

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2000, 1999, AND 1998
================================================================================
(Amounts in Thousands, except Share Amounts)

1.      ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

        Organization - Great-West Life & Annuity Insurance Company (the Company) is a wholly-owned subsidiary of GWL&A Financial Inc., a holding company formed in 1998 (GWL&A Financial). The Company offers a wide range of life insurance, health insurance, and retirement and investment products to individuals, businesses, and other private and public organizations throughout the United States.

        On December 31, 2000, the Company and certain affiliated companies completed a corporate reorganization. Prior to December 31, 2000, GWL&A Financial, was an indirect wholly-owned subsidiary of The Great-West Life Assurance Company (GWL). Under the new structure, GWL&A Financial and GWL each continue to be indirectly and directly, respectively, owned by Great-West Lifeco Inc., a Canadian holding company (the Parent or LifeCo), but GWL no longer holds an equity interest in the Company or GWL&A Financial.

        Basis of Presentation - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The consolidated financial statements include the accounts of the Company and its subsidiaries. All material inter-company transactions and balances have been eliminated in consolidation.

        Certain reclassifications have been made to the 1999 and 1998 financial statements to conform to the 2000 presentation. Most significantly, amounts receivable related to uninsured accident and health plan claims and the related allowance for doubtful accounts and the allowance for doubtful accounts for premiums in course of collection were previously included in liabilities. This change in classification has no effect on previously reported stockholder's equity or net income.

        Investments - Investments are reported as follows:

        1. Management determines the classification of fixed maturities at the time of purchase. Fixed maturities are classified as held-to-maturity when the Company has the positive intent and ability to hold the securities to maturity. Held-to-maturity securities are stated at amortized cost unless fair value is less than cost and the decline is deemed to be other than temporary, in which case they are written down to fair value and a new cost basis is established (See Note 6).

              Fixed maturities not classified as held-to-maturity are classified as available-for-sale. Available-for-sale securities are carried at fair value, with the net unrealized gains and losses reported as accumulated other comprehensive income (loss) in stockholder's equity. The net unrealized gains and losses on derivative financial instruments used to hedge available-for-sale securities are also included in other comprehensive income (loss).

              The amortized cost of fixed maturities classified as held-to-maturity or available-for-sale is adjusted for amortization of premiums and accretion of discounts using the effective interest method over the estimated life of the related bonds. Such amortization is included in net investment income. Realized gains and losses, and declines in value judged to be other-than-temporary are included in net realized gains (losses) on investments.

        2. Mortgage loans on real estate are carried at their unpaid balances adjusted for any unamortized premiums or discounts and any valuation reserves. Interest income is accrued on the unpaid principal balance. Discounts and premiums are amortized to net investment income using the effective interest method. Accrual of interest is discontinued on any impaired loans where collection of interest is doubtful.

              The Company maintains an allowance for credit losses at a level that, in management's opinion, is sufficient to absorb credit losses on its impaired loans. Management's judgement is based on past loss experience, current and projected economic conditions, and extensive situational analysis of each individual loan. The measurement of impaired loans is based on the fair value of the collateral.

          3. Real estate is carried at cost. The carrying value of real estate is subject to periodic evaluation of recoverability.

        4.    Investments in common stock are carried at fair value.

        5.    Policy loans are carried at their unpaid balances.

        6. Short-term investments include securities purchased with initial maturities of one year or less and are carried at amortized cost. The Company considers short-term investments to be available-for-sale and amortized cost approximates fair value.

          7.   Gains  and  losses   realized  on  disposal  of  investments  are
               determined on a specific identification basis.

        Cash - Cash includes only amounts in demand deposit accounts.

        Internal Use Software - Effective January 1, 1999, the Company adopted Statement of Position (SOP) No. 98-1, "Accounting for the Cost of Computer Software Developed or Obtained for Internal Use". The Company capitalized $19,709 and $18,373 in internal use software development costs for the years ended December 31, 2000 and 1999, respectively.

        Deferred Policy Acquisition Costs - Policy acquisition costs, which primarily consist of sales commissions and costs associated with the Company's group sales representatives related to the production of new and renewal business, have been deferred to the extent recoverable. These costs are variable in nature and are dependent upon sales volume. Deferred costs associated with the annuity products are being amortized over the life of the contracts in proportion to the emergence of gross profits. Retrospective adjustments of these amounts are made when the Company revises its estimates of current or future gross profits. Deferred costs associated with traditional life insurance are amortized over the premium paying period of the related policies in proportion to premium revenues recognized. Amortization of deferred policy acquisition costs totaled $36,834, $43,512, and $51,724 in 2000, 1999, and 1998,
        respectively.

        Separate Accounts - Separate account assets and related liabilities are carried at fair value. The Company's separate accounts invest in shares of Maxim Series Fund, Inc. and Orchard Series Fund, Inc., open-end management investment companies which are affiliates of the Company, shares of other external mutual funds, and government and corporate bonds. Investment income and realized capital gains and losses of the separate accounts accrue directly to the contractholders and, therefore, are not included in the Company's statements of income. Revenues to the Company from the separate accounts consist of contract maintenance fees, administrative fees, and mortality and expense risk charges.

        Life Insurance and Annuity Reserves - Life insurance and annuity policy reserves with life contingencies of $7,762,065 and $7,169,885 at December 31, 2000 and 1999, respectively, are computed on the basis of estimated mortality, investment yield, withdrawals, future maintenance and settlement expenses, and retrospective experience rating premium refunds. Annuity contract reserves without life contingencies of $4,189,716 and $4,468,685 at December 31, 2000 and 1999, respectively, are established at the contractholder's account value.

        Reinsurance - Policy reserves ceded to other insurance companies are carried as a reinsurance receivable on the balance sheet. The cost of reinsurance related to long-duration contracts is accounted for over the life of the underlying reinsured policies using assumptions consistent with those used to account for the underlying policies.

        Policy and Contract Claims - Policy and contract claims include provisions for reported life and health claims in process of settlement, valued in accordance with the terms of the related policies and contracts, as well as provisions for claims incurred and unreported based primarily on prior experience of the Company.

        Participating Fund Account - Participating life and annuity policy reserves are $4,557,599 and $4,297,823 at December 31, 2000 and 1999,
        respectively. Participating business approximates 28.6%, 31.0%, and 32.7% of the Company's ordinary life insurance in force and 85.2%, 94.0%, and 71.9% of ordinary life insurance premium income for the years ended December 31, 2000, 1999, and 1998, respectively.

        The amount of dividends to be paid from undistributed earnings on participating business is determined annually by the Board of Directors. Earnings allocable to participating policyholders are consistent with established Company practice.

        The Company has established a Participating Policyholder Experience Account (PPEA) for the benefit of all participating policyholders which is included in the accompanying consolidated balance sheet. Earnings associated with the operation of the PPEA are credited to the benefit of all participating policyholders. In the event that the assets of the PPEA are insufficient to provide contractually guaranteed benefits, the Company must provide such benefits from its general assets.

        The Company has also established a Participation Fund Account (PFA) for the benefit of the participating policyholders previously transferred to the Company from GWL under an assumption reinsurance transaction. The PFA is part of the PPEA. Earnings derived from the operation of the PFA net of a management fee paid to the Company accrue solely for the benefit of the transferred participating policyholders.

        Revenue Recognition - In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin (SAB) No. 101, "Revenue Recognition in Financial Statements," which provides guidance with respect to revenue recognition issues and disclosures. As amended by SAB No. 101B, the Company was required to implement the provisions of SAB No. 101 no later than the fourth quarter of the fiscal year ending December 31, 2000. The adoption of SAB No. 101 did not affect the Company's revenue recognition practices.

        Recognition of Premium and Fee Income and Benefits and Expenses - Life insurance premiums are recognized when due. Annuity premiums with life contingencies are recognized as received. Accident and health premiums are earned on a monthly pro rata basis. Revenues for annuity and other contracts without significant life contingencies consist of contract charges for the cost of insurance, contract administration, and surrender fees that have been assessed against the contract account balance during the period and are recognized when earned. Fee income is derived primarily from contracts for claim processing or other administrative services related to uninsured business and from assets under management. Fees from contracts for claim processing or other administrative services are recorded as the services are provided. Fees from assets under management, which consist of contract maintenance fees, administration fees and mortality and expense risk charges, are recognized when due. Benefits and expenses on policies with life contingencies are associated with earned premiums so as to result in recognition of profits over the life of the contracts. This association is accomplished by means of the provision for future policy benefit reserves. The average crediting rate on annuity products was approximately 6.2%, 6.2%, and 6.3% in 2000, 1999, and 1998.

        Income Taxes - Income taxes are recorded using the asset and liability approach, which requires, among other provisions, the recognition of deferred tax assets and liabilities for expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, all expected future events (other than the enactments or changes in the tax laws or rules) are considered. Although realization is not assured, management believes it is more likely than not that the deferred tax asset, net of a valuation allowance, will be realized.

        Repurchase Agreements and Securities Lending - The Company enters into repurchase agreements with third-party broker/dealers in which the Company sells securities and agrees to repurchase substantially similar securities at a specified date and price. Such agreements are accounted for as collateralized borrowings. Interest expense on repurchase agreements is recorded at the coupon interest rate on the underlying securities. The repurchase fee received or paid is amortized over the term of the related agreement and recognized as an adjustment to investment income.

        The Company receives collateral for lending securities that are held as part of its investment portfolio. The company requires collateral in an amount greater than or equal to 102% of the market value of domestic securities loaned and 105% of foreign securities loaned. Such collateral is used to replace the securities loaned in event of default by the borrower.

        Derivatives - The Company makes limited use of derivative financial instruments to manage interest rate, market, and foreign exchange risk associated with invested assets, and therefore, are held for purposes other than trading. Such derivative instruments consist of interest rate swap agreements, interest rate floors and caps, foreign currency exchange contracts, options, interest rate futures, and equity swaps. The settlements paid or received under these contracts is deferred and recognized as an adjustment to net investment income on the accrual method. Gains and losses on foreign exchange contracts are deferred and recognized in net investment income when the hedged transactions are realized.

        Interest rate swap agreements are used to convert the interest rate on certain debt securities from a floating rate to a fixed rate or vice versa, to convert from a fixed rate to floating rate. Interest rate floors and caps are interest rate protection instruments that require the payment by a counterparty to the Company of an interest rate differential only if interest rates fall or rise to certain levels. The differential represents the difference between current interest rates and an agreed-upon rate, the strike rate, applied to a notional principal amount. Foreign currency exchange contracts are used to hedge the foreign exchange rate risk associated with bonds denominated in other than U.S. dollars. Written call options are used in conjunction with interest rate swap agreements to effectively convert convertible, fixed rate bonds to non-convertible variable rate bonds as part of the Company's overall asset-liability maturity program. Futures are used to hedge the interest rate risks of forecasted acquisitions of fixed rate fixed maturity investments. Equity swap transactions generally involve the exchange of variable market performance of a basket of securities for a fixed interest rate.

        Although derivative financial instruments taken alone may expose the Company to varying degrees of market and credit risk in excess of amounts recognized in the financial statements, when used for hedging purposes, these instruments typically reduce overall market, foreign exchange, and interest rate risk. The Company controls the credit risk of its financial contracts through credit approvals, limits, and monitoring procedures. As the Company generally enters into derivative transactions only with high quality institutions, no losses associated with non-performance on derivative financial instruments have occurred or are expected to occur.

        Effective January 1, 2001, the Company adopted FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities" as amended by FASB Statement No. 138. The Statements require that all derivative financial instruments be recognized in the financial statements as assets or liabilities and measured at fair value regardless of the purpose or intent for holding them. Gains or losses resulting from changes in the fair value of derivatives are accounted for depending on the intended use of the derivative and whether it qualifies for hedge accounting. Upon adoption, a transition adjustment of approximately $1,000 increased accumulated comprehensive income.

        Stock Options - The Company applies the intrinsic value measurement approach under APB Opinion No. 25, "Accounting for Stock Issued to Employees", to stock-based compensation awards to employees, as interpreted by AIN-APB 25 as it relates to accounting for stock options granted by the Parent to Company employees (See Note 13).

        Transfers and Servicing of Financial Assets and Extinguishments of Liabilities - The Financial Accounting Standards Board (FASB) has issued Statement No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities - A replacement of FASB Statement No. 125", which revises the standards for accounting for securitizations and other transfers of financial assets and collateral, and requires certain disclosures. Statement No. 140 will be effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001. However, certain disclosure requirements under statement No. 140 were effective December 15, 2000, and these requirements have been incorporated in the Company's financial statements (see Note 6). Management does not anticipate that the adoption of the new Statement will have a significant effect on the financial position or results of operations of the Company.

2.      ACQUISITIONS

        On July 8, 1998, the Company paid $82,669 in cash to acquire all of the outstanding shares of Alta Health & Life Insurance Company (Alta), formerly known as Anthem Health & Life Insurance Company. The purchase price was based on Alta's adjusted book value, and was subject to further minor adjustments. The results of Alta's operations have been combined with those of the Company since the date of acquisition.

        The acquisition was accounted for using the purchase method of accounting and, accordingly, the purchase price was allocated to the net assets acquired based on their estimated fair values. The fair value of tangible assets acquired and liabilities assumed was $379,934 and $317,440, respectively. The goodwill representing the purchase price in excess of fair value of net assets acquired is included in other assets and is being amortized over 30 years on a straight-line basis.

        Assuming the Alta acquisition had been effective on January 1, 1998, pro forma 1998 revenues would have been $2,671,361 and pro forma 1998 net income would have been $191,552. The pro forma financial information is not necessarily indicative of either the results of operations that would have occurred had this agreement been effective on January 1, 1998, or of future operations.

        Effective January 1, 2000, the Company coinsured the majority of General American Life Insurance Company's (General American) group life and health insurance business which primarily consists of administrative services only and stop loss policies. The agreement converted to an assumption reinsurance agreement January 1, 2001. The Company assumed approximately $150,000 of policy reserves and miscellaneous liabilities in exchange for $150,000 of cash and miscellaneous assets from General American.

        Assuming the reinsurance agreement had been effective on January 1, 1999, pro forma 1999 revenues would have been $2,973,247 and pro forma 1999 net income would have been $199,782. The pro forma financial information is not necessarily indicative of either the results of operations that would have occurred had this agreement been effective on January 1, 1999, or of future operations.

        On October 6, 1999, the Company entered into a purchase and sale agreement with Allmerica Financial Corporation (Allmerica) to acquire via assumption reinsurance Allmerica's group life and health insurance business on March 1, 2000. This business primarily consists of administrative services only and stop loss policies. The in-force business was immediately coinsured back to Allmerica and is expected to be underwritten and retained by the Company upon each policy renewal date. The effect of this transaction was not material to the Company's results of operations or financial position.

3.      RELATED-PARTY TRANSACTIONS

        On December 31, 1998, the Company and GWL entered into an Indemnity Reinsurance Agreement pursuant to which the Company reinsured by coinsurance certain GWL individual non-participating life insurance policies. The Company recorded $859 in premium income and increase in reserves, associated with certain policies, as a result of this transaction. Of the $137,638 in reserves that was recorded as a result of this transaction, $136,779 was recorded under SFAS No. 97, "Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and for Realized Gains and Losses from the Sale of Investments" ("SFAS No. 97"), accounting principles. The Company recorded, at the GWL's carrying amount, which approximated fair value, the following at December 31, 1998 as a result of this transaction:

     Assets                                Liabilities and Stockholder's Equity

     Cash                        $    24,600    Policy reserves $  137,638
     Deferred income taxes             3,816
     Policy loans                     82,649
     Due from Parent Corporation      19,753
     Other                             6,820
                                   -----------                    -----------
                                 $   137,638                    $  137,638
                                   ===========                    ===========

================================================================================
        In connection with this transaction, GWL made a capital contribution of $5,608 to the Company.

        On September 30, 1998, the Company and GWL entered into an Indemnity Reinsurance Agreement pursuant to which the Company reinsured by coinsurance certain GWL individual non-participating life insurance policies. The Company recorded $45,332 in premium income and increase in reserves as a result of this transaction. Of the $428,152 in reserves that was recorded as a result of this transaction, $382,820 was recorded under SFAS No. 97 accounting principles. The Company recorded, at the Parent Corporation's carrying amount, which approximated fair value, the following at September 30, 1998 as a result of this transaction:

     Assets                                            Liabilities and Stockholder's Equity


     Bonds                              $   147,475    Policy reserves             $  428,152
     Mortgages                               82,637    Due to Parent Corporation       20,820
     Cash                                   134,900
     Deferred policy acquisition costs        9,724
     Deferred income taxes                   15,762
     Policy loans                            56,209
     Other                                    2,265
                                          -----------                                -----------
                                        $   448,972                                $  448,972
                                          ===========                                ===========

        In connection with this transaction, GWL made a capital contribution of $3,200 to the Company.

        On September 30, 1998, the Company purchased furniture, fixtures and equipment from GWL for $25,184.

        The Company performs administrative services for the U.S. operations of GWL. The following represents revenue from GWL for services provided pursuant to these service agreements. The amounts recorded are based upon management's best estimate of actual costs incurred and resources expended based upon number of policies and/or certificates in force.

                                                             Years Ended December 31,
                                                    -------------------------------------------
                                                        2000           1999           1998
                                                    -------------  -------------  -------------

     Investment management revenue               $        120    $       130    $       475
     Administrative and underwriting revenue              704            768          5,094

        At December 31, 2000 and 1999, due to GWL includes $17,743 and $10,641 due on demand and $25,338 and $25,338 of notes payable which bear interest and mature on October 1, 2006. These notes may be prepaid in whole or in part at any time without penalty; the issuer may not demand payment before the maturity date. The amounts due on demand to GWL bear interest at the public bond rate (7.0% and 6.7% at December 31, 2000 and 1999, respectively) while the note payable bears interest at 5.4%.

        On May 4, 1999, the Company issued a $175,000 subordinated note to GWL&A Financial, the proceeds of which were used for general corporate purposes. The subordinated note bears interest at 7.25% and is due June 30, 2048. Payments of principal and interest under this subordinated note shall be made only with prior written approval of the Commissioner of Insurance of the State of Colorado. Payments of principal and interest on this subordinated note are payable only out of surplus funds of the Company and only at such time as the financial condition of the Company is such that at the time of payment of principal or interest, its surplus after the making of any such payment would exceed the greater of $1,500 or 1.25 times the company action level amount as required by the most recent risk based capital calculations.

        Interest expense attributable to these related party obligations was $14,637, $11,053, and $9,891 for the years ended December 31, 2000,
        1999, and 1998, respectively.

4.      REINSURANCE

        In the normal course of business, the Company seeks to limit its exposure to loss on any single insured and to recover a portion of benefits paid by ceding risks to other insurance enterprises under excess coverage and co-insurance contracts. The Company retains a maximum of $1.5 million of coverage per individual life.

        Reinsurance contracts do not relieve the Company from its obligations to policyholders. Failure of reinsurers to honor their obligations could result in losses to the Company. The Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risk arising from similar geographic regions, activities, or economic characteristics of the reinsurers to minimize its exposure to significant losses from reinsurer insolvencies. At December 31, 2000 and 1999, the reinsurance receivable had a carrying value of $233,968 and $173,322, respectively.

        The following schedule details life insurance in force and life and accident/health premiums:

                                            Ceded         Assumed                    Percentage
                                         Primarily to    Primarily                   of Amount
                             Gross        the Parent     from Other       Net         Assumed
                             Amount      Corporation     Companies       Amount        to Net
                          -------------  -------------  ------------- -------------  -----------
     December 31, 2000:
       Life insurance in force:
         Individual     $ 39,067,268   $  5,727,745   $  7,563,302   $ 40,902,825      18.5%
         Group            75,700,120                    20,610,896     96,311,016      21.4%
                          -------------  -------------  -------------  -------------
             Total      $ 114,767,388  $  5,727,745   $ 28,174,198   $ 137,213,841
                          =============  =============  =============  =============

       Premium Income:
         Life insurance $    349,097   $     35,448   $     88,994   $    402,643      22.1%
                             827,044         79,705        175,294        922,633      19.0%
     Accident/health

                          -------------  -------------  -------------  -------------
             Total      $  1,176,141   $    115,153   $    264,288   $  1,325,276
                          =============  =============  =============  =============


     December 31, 1999:
       Life insurance in force:
         Individual     $ 35,362,934   $  5,195,961   $  8,467,877   $ 38,634,850      21.9%
         Group            80,717,198                     2,212,741     82,929,939       2.7%
                          -------------  -------------  -------------  -------------
             Total      $ 116,080,132  $  5,195,961   $ 10,680,618   $ 121,564,789
                          =============  =============  =============  =============

       Premium Income:
         Life insurance $    306,101   $     27,399   $     46,715   $    325,417      14.4%
                             801,755         58,247         79,753        823,261       9.7%
     Accident/health

                          -------------  -------------  -------------  -------------
             Total      $  1,107,856   $     85,646   $    126,468   $  1,148,678
                          =============  =============  =============  =============

     December 31, 1998:
       Life insurance in force:
         Individual     $ 34,017,379   $  4,785,079   $  8,948,442   $ 38,180,742      23.4%
         Group            81,907,539                     2,213,372     84,120,911       2.6%
                          -------------  -------------  -------------  -------------
             Total      $ 115,924,918  $  4,785,079   $ 11,161,814   $ 122,301,653
                          =============  =============  =============  =============

       Premium Income:
         Life insurance $    352,710   $     24,720   $     65,452   $    393,442      16.6%
                             571,992         61,689         74,284        584,587      12.7%
     Accident/health

                          -------------  -------------  -------------  -------------
             Total      $    924,702   $     86,409   $    139,736   $    978,029
                          =============  =============  =============  =============

5.      NET INVESTMENT INCOME AND NET REALIZED GAINS (LOSSES) ON INVESTMENTS


        Net investment income is summarized as follows:

                                                              Years Ended December 31,
                                                     -------------------------------------------
                                                         2000           1999           1998
                                                     -------------  -------------  -------------
     Investment income:
       Fixed maturities and short-term investments  $   676,784   $    636,946   $    638,079
       Mortgage loans on real estate                     80,775         88,033        110,170
       Real estate                                       22,068         19,618         20,019
       Policy loans                                     191,320        167,109        180,933
       Other                                                120            138            285
                                                     -------------  -------------  -------------
                                                        971,067        911,844        949,486
     Investment expenses, including interest on
       amounts charged by the related parties
       of $14,637, $11,053, and $9,891                   39,626         35,898         52,126
                                                     -------------  -------------  -------------
     Net investment income                          $   931,441   $    875,946   $    897,360
                                                     =============  =============  =============


        Net realized gains on investments are as follows:

                                                              Years Ended December 31,
                                                     -------------------------------------------
                                                         2000           1999           1998
                                                     -------------  -------------  -------------
     Realized gains (losses):
       Fixed maturities                             $   (16,752)  $     (8,321)  $     36,944
       Stocks                                            33,411            463          1,447
       Mortgage loans on real estate                      2,207          1,429            424
       Real estate                                          490            513
       Provisions                                         8,927          7,000           (642)
                                                     -------------  -------------  -------------
     Net realized gains on investments              $    28,283   $      1,084   $     38,173
                                                     =============  =============  =============

6.      SUMMARY OF INVESTMENTS

        Fixed maturities owned at December 31, 2000 are summarized as follows:

                                                 Gross        Gross      Estimated
                                   Amortized   Unrealized   Unrealized      Fair      Carrying
                                      Cost       Gains        Losses       Value       Value
                                   ----------- -----------  -----------  ----------- -----------
     Available-for-Sale:
       U.S. Government Agencies  $  1,115,926 $   14,528  $    3,483   $ 1,126,971  $1,126,971
       Collateralized mortgage
         Obligations                  708,707      8,592       7,201       710,098     710,098
       Public utilities               654,729     13,251       7,063       660,917     660,917
       Corporate bonds              3,036,921     66,903      85,559     3,018,265   3,018,265
       Foreign governments             49,505      1,019         376        50,148      50,148
       State and municipalities       815,246     20,424       6,502       829,168     829,168
       Direct mortgage pass-
          through certificates        356,975      2,719       1,091       358,603     358,603
       Mortgage backed                100,786      5,401         363       105,824     105,824
     securities

       Asset backed securities      2,533,214     46,602      19,945     2,559,871   2,559,871
                                   ----------- -----------  -----------  ----------- -----------
                                 $  9,372,009 $  179,439  $  131,583   $ 9,419,865  $9,419,865
                                   =========== ===========  ===========  =========== ===========

        Fixed maturities owned at December 31, 1999 are summarized as follows:

                                                 Gross        Gross      Estimated
                                   Amortized   Unrealized   Unrealized      Fair      Carrying
                                      Cost       Gains        Losses       Value       Value
                                   ----------- -----------  -----------  ----------- -----------
     Held-to-Maturity:
         U.S. Government         $   178,801  $      448  $   10,047   $  169,202   $ 178,801
     Agencies
         Collateralized mortgage

           Obligations                 5,452          19                    5,471       5,452
         Public utilities            281,308       3,956       5,195      280,069     281,308
         Corporate bonds           1,450,576      15,840      22,654     1,443,762   1,450,576
         Foreign governments          10,000         213                   10,213      10,000
         State municipalities        123,160         691       1,494      122,357     123,160
         Direct mortgage pass-
           through certificates
         Mortgage backed
     securities

         Asset backed securities     211,284       2,184       5,961      207,507     211,284
                                   ----------- -----------  -----------  ----------- -----------
                                 $ 2,260,581  $   23,351  $   45,351   $ 2,238,581  $2,260,581
                                   =========== ===========  ===========  =========== ===========


                                                 Gross        Gross      Estimated
                                   Amortized   Unrealized   Unrealized      Fair      Carrying
                                      Cost       Gains        Losses       Value       Value
                                   ----------- -----------  -----------  ----------- -----------
     Available-for-Sale:
       U.S. Government Agencies  $   942,341  $    2,370  $   22,871   $  921,840   $ 921,840
       Collateralized mortgage
         Obligations                 862,250       1,215      38,061      825,404     825,404
       Public utilities              479,868       1,158      13,369      467,657     467,657
       Corporate bonds             1,836,482      19,120      79,079     1,776,523   1,776,523
       Foreign governments            37,864         642         856       37,650      37,650
       State and municipalities      359,367          94      17,598      341,863     341,863
       Direct mortgage pass-
          through certificates       304,099       1,419      11,704      293,814     293,814
       Mortgage backed                51,809          18       1,900       49,927      49,927
     securities

       Asset backed securities     2,079,303       5,140      71,199     2,013,244   2,013,244
                                   ----------- -----------  -----------  ----------- -----------
                                 $ 6,953,383  $   31,176  $  256,637   $ 6,727,922  $6,727,922
                                   =========== ===========  ===========  =========== ===========

        The collateralized mortgage obligations consist primarily of sequential and planned amortization classes with final stated maturities of two to thirty years and average lives of less than one to fifteen years. Prepayments on all mortgage-backed securities are monitored monthly and amortization of the premium and/or the accretion of the discount associated with the purchase of such securities is adjusted by such prepayments.

        See Note 8 for additional information on policies regarding estimated fair value of fixed maturities.

        The amortized cost and estimated fair value of fixed maturity investments at December 31, 2000, by projected maturity, are shown below. Actual maturities will likely differ from these projections because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                         Available-for-Sale

                                   -------------------------------
                                     Amortized        Estimated
                                       Cost          Fair Value

                                   --------------   --------------
     Due in one year or less     $      518,895  $       527,576
     Due after one year
       through five years             2,480,365        2,487,423
     Due after five years
       through ten years              1,167,364        1,172,556
     Due after ten years                772,208          760,118
     Mortgage-backed

       Securities                     1,899,963        1,912,319
     Asset-backed securities          2,533,214        2,559,873
                                   --------------   --------------
                                 $    9,372,009  $     9,419,865
                                   ==============   ==============


        Proceeds from sales of securities available-for-sale were $1,460,672, $3,176,802, and $6,169,678 during 2000, 1999, and 1998, respectively.
        The realized gains on such sales totaled $5,845, $10,080, and $41,136 for 2000, 1999, and 1998, respectively. The realized losses totaled $20,562, $19,720, and $8,643 for 2000, 1999, and 1998, respectively.
        During the years 2000, 1999, and 1998, held-to-maturity securities with amortized cost of $8,571, $0, and $9,920 were sold due to credit deterioration with insignificant gains and losses.

        During the fourth quarter of 2000, the Company transferred all securities classified as held-to-maturity into the available-for-sale category. The Company recorded a $19,908 unrealized gain associated with this transfer in other comprehensive income, net of tax.

        At December 31, 2000 and 1999, pursuant to fully collateralized securities lending arrangements, the Company had loaned $208,702 and $0 of fixed maturities, respectively. The fair value of collateral held by the Company at December 31, 2000, that can be sold or repledged is $212,876. No portion of the collateral had been sold or repledged at December 31, 2000.

        The Company engages in hedging activities to manage interest rate, market and foreign exchange risk. The following table summarizes the 2000 financial hedge instruments:

                                  Notional            Strike/Swap

     December 31, 2000             Amount                Rate                   Maturity
     ------------------------  --------------- -------------------------- ----------------------
     Interest Rate Futures   $     171,800           5.17% - 5.68%                3/01
     Interest Rate Caps          1,562,000       7.64% - 11.82% (CMT)         6/00 - 12/06
     Interest Rate Swaps           300,041          4.995% - 8.620%           1/01 - 12/06
     Foreign Currency
       Exchange Contracts           18,371                N/A                  6/05 - 7/06
     Options                       111,400              Various               5/01 - 11/05


        The following table summarizes the 1999 financial hedge instruments:

                                 Notional             Strike/Swap

     December 31, 1999            Amount                 Rate                   Maturity
     ------------------------  --------------  -------------------------- ----------------------

     Interest Rate Caps      $   1,362,000       7.64% - 11.82% (CMT)         6/00 - 12/04
     Interest Rate Swaps           217,528            4.94%-6.8%              02/00 - 12/06
     Foreign Currency
       Exchange Contracts           19,478                N/A                 03/00 - 07/06
     Equity Swap                   104,152           5.15% - 5.93%                01/01
     Options                        54,100              Various               01/02 - 12/02

        LIBOR   - London Interbank Offered Rate
        CMT            - Constant Maturity Treasury Rate

        The Company has established specific investment guidelines designed to emphasize a diversified and geographically dispersed portfolio of mortgages collateralized by commercial and industrial properties located in the United States. The Company's policy is to obtain collateral sufficient to provide loan-to-value ratios of not greater than 75% at the inception of the mortgages. At December 31, 2000, approximately 32% of the Company's mortgage loans were collateralized by real estate located in California.

        The following is information with respect to impaired mortgage loans:

                                                             2000        1999
     =======================================================--------------------
     Loans, net of related allowance for credit losses of
     $12,777 and $14,727                                   $ 21,893  $ 25,877
   Loans with no related allowance for credit losses         12,954    17,880
   Average balance of impaired loans during the year         39,321    43,866
   Interest income recognized (while impaired)                1,648     1,877
   Interest income received and recorded (while impaired)
   using the cash basis method of recognition                 1,632     1,911

        As part of an active loan management policy and in the interest of maximizing the future return of each individual loan, the Company may from time to time modify the original terms of certain loans. These restructured loans, all performing in accordance with their modified terms, aggregated $73,518 and $75,691 at December 31, 2000 and 1999, respectively.

        The following table presents changes in the allowance for credit losses:

                                      2000            1999           1998
                                  -------------   -------------  -------------

     Balance, beginning of year $     77,416   $      83,416   $     83,416
     Provision for loan losses        (8,927)         (7,000)           642
     Charge-offs                      (7,247)              -           (787)
     Recoveries                            -           1,000            145
                                  -------------   -------------  -------------
     Balance, end of year       $     61,242   $      77,416   $     83,416
                                  =============   =============  =============

7.      COMMERCIAL PAPER

        The Company has a commercial paper program that is partially supported by a $50,000 standby letter-of-credit. At December 31, 2000, commercial paper outstanding of $97,631 had maturities ranging from 11 to 46 days and interest rates ranging from 6.59% to 6.62%. At December 31, 1999, no commercial paper was outstanding.

8.      ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

                                                             December 31,
                                      -----------------------------------------------------------
                                                 2000                           1999
                                      ----------------------------   ----------------------------
                                        Carrying      Estimated        Carrying      Estimated
                                         Amount       Fair Value        Amount       Fair Value
                                      -------------  -------------   -------------  -------------
     ASSETS:

        Fixed maturities and

          short-term investments    $   9,834,247  $  9,834,247   $    9,229,307  $  9,207,307
        Mortgage loans on real
          estate                          843,371       856,848          974,645       968,964
        Policy loans                    2,809,973     2,809,973        2,681,132     2,681,132
        Common stock                       95,036        95,036           69,240        69,240

     LIABILITIES:
        Annuity contract reserves

          without life                  4,189,716     4,204,907        4,468,685     4,451,465
     contingencies

        Policyholders' funds              197,941       197,941          185,623       185,623
        Due to GWL                         43,081        41,332           35,979        33,590
        Due to GWL&A Financial            171,347       158,222          175,035       137,445
        Repurchase agreements                                             80,579        80,579
        Commercial paper                 97,631         97,631           - -            - -

     HEDGE CONTRACTS:
        Interest rate futures              (1,442)     (1,442)             1,015       1,015
        Interest rate caps                    405           405            4,140         4,140
        Interest rate swaps                 9,232         9,232           (1,494)       (1,494)
        Foreign currency exchange
          contracts                         1,079         1,079              (10)          (10)
        Equity swap                           - -           - -           (7,686)       (7,686)
        Options                            (3,528)       (3,528)          (6,220)       (6,220)

        The estimated fair values of financial instruments have been determined using available information and appropriate valuation methodologies. However, considerable judgement is required to interpret market data to develop estimates of fair value. Accordingly, the estimates presented are not necessarily indicative of the amounts the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

        The estimated fair-value of fixed maturities that are publicly traded are obtained from an independent pricing service. To determine fair value for fixed maturities not actively traded, the Company utilized discounted cash flows calculated at current market rates on investments of similar quality and term.

        Mortgage loan fair value estimates generally are based on discounted cash flows. A discount rate "matrix" is incorporated whereby the discount rate used in valuing a specific mortgage generally corresponds to that mortgage's remaining term and credit quality. The rates selected for inclusion in the discount rate "matrix" reflect rates that the Company would quote if placing loans representative in size and quality to those currently in the portfolio.

        Policy loans accrue  interest  generally at variable rates with no fixed
        maturity  dates  and,  therefore,   estimated  fair  value  approximates
        carrying value.

        The fair value of annuity contract reserves without life contingencies is estimated by discounting the cash flows to maturity of the contracts, utilizing current crediting rates for similar products.

        The estimated fair value of policyholders' funds is the same as the carrying amount as the Company can change the crediting rates with 30 days notice.

        The estimated fair value of due to GWL is based on discounted cash flows at current market rates on high quality investments.

        The fair value of due to GWL&A Financial reflects the last trading price of the subordinated notes in the public market at December 31, 2000.

        The carrying value of repurchase agreements and commercial paper is a reasonable estimate of fair value due to the short-term nature of the liabilities.

        The estimated fair value of financial hedge instruments, all of which are held for other than trading purposes, is the estimated amount the Company would receive or pay to terminate the agreement at each year-end, taking into consideration current interest rates and other relevant factors. Included in the net loss position for interest rates swaps are $1,858 and $772 of unrealized losses in 2000 and 1999, respectively. Included in the net gain position for foreign currency exchange contracts are $0 and $518 of loss exposures in 2000 and 1999, respectively.

9.      EMPLOYEE BENEFIT PLANS

        The following table summarizes changes for the years ended December 31, 2000, 1999, and 1998, in the benefit obligations and in plan assets for the Company's defined benefit pension plan and post-retirement medical plan. There is no additional minimum pension liability required to be recognized. There were no amendments to the plans due to the acquisition of Alta.

                                                                         Post-Retirement

                                          Pension Benefits                 Medical Plan
                                     ----------------------------  -----------------------------
                                      2000      1999      1998      2000      1999       1998
                                     --------  --------  --------  --------  --------   --------
     Change in benefit obligation

     Benefit obligation at        $  126,130 $ 131,305 $ 115,057 $ 29,228  $ 19,944  $  19,454
     beginning of year
     Service cost                     7,062     7,853     6,834    2,305     2,186       1,365
     Interest cost                    9,475     8,359     7,927    2,167     1,652       1,341
     Addition of former Alta                    4,155
     employees
     Actuarial loss (gain)            2,510    (22,363)   5,117              3,616      (1,613)
     Prior service for former
     Alta
       Employees                                                             2,471
     Benefits paid                   (4,614)   (3,179)   (3,630)    (682)     (641)       (603)
                                     --------  --------  --------  --------  --------   --------
     Benefit obligation at end    $  140,563 $ 126,130 $ 131,305 $ 33,018  $ 29,228  $  19,944
     of year
                                     --------  --------  --------  --------  --------   --------

     Change in plan assets

     Fair value of plan assets
     at

       Beginning of year          $  192,093 $ 183,136 $ 162,879 $         $         $
     Actual return on plan assets     6,032    12,055    23,887
     Addition of former Alta
     employees

       and other adjustments                       81
     Benefits paid                   (4,614)   (3,179)   (3,630)
                                     --------  --------  --------  --------  --------   --------
     Fair value of plan assets       193,511   192,093   183,136
     at end of year
                                     --------  --------  --------  --------  --------   --------

     Funded (unfunded) status        52,948    65,963    51,831    (33,018)  (29,228)   (19,944)
     Unrecognized net actuarial      (15,239)  (30,161)  (11,405)  3,430     3,464        (113)
     (gain) loss
     Unrecognized prior service       3,073     3,614              2,148     2,310
     cost
     Unrecognized net (asset)
     obligation or
       at transition                 (16,655)  (18,170)  (19,684)  12,928    13,736     14,544
                                     --------  --------  --------  --------  --------   --------
     Prepaid (accrued) benefit    $  24,127  $ 21,246  $ 20,742  $ (14,512)$ (9,718) $  (5,513)
     cost
                                     ========  ========  ========  ========  ========   ========

     Components of net periodic
     benefit cost

     Service cost                 $   7,062  $  7,853  $  6,834  $ 2,305   $ 2,186   $   1,365
     Interest cost                    9,475     8,360     7,927    2,167     1,652       1,341
     Expected return on plan         (17,567)  (15,664)  (13,691)
     assets
     Amortization of transition      (1,514)   (1,514)   (1,514)     808       808         808
     obligation
     Amortization of
     unrecognized prior
       service cost                     541       541                162       162
     Amortization of gain from
     earlier

       periods                         (879)      (80)                34        38
                                     --------  --------            --------  --------   --------
                                     --------  --------  --------  --------  --------   --------
     Net periodic (benefit) cost  $  (2,882) $   (504) $   (444) $ 5,476   $ 4,846   $   3,514
                                     ========  ========  ========  ========  ========   ========

     Weighted-average

     assumptions as

     of December 31

     Discount rate                     7.50%     7.50%    6.50%      7.50%     7.50%     6.50%
     Expected return on plan           9.25%     8.50%    8.50%      9.25%     8.50%     8.50%
     assets

     Rate of compensation              5.00%     5.00%    4.00%      5.00%     5.00%     4.00%
     increase

        The Company-sponsored post-retirement medical plan (medical plan) provides health benefits to retired employees. The medical plan is contributory and contains other cost sharing features, which may be adjusted annually for the expected general inflation rate. The Company's policy is to fund the cost of the medical plan benefits in amounts determined at the discretion of management. The Company made no contributions to this plan in 2000, 1999, or 1998.

        Assumed health care cost trend rates have a significant effect on the amounts reported for the medical plan. For measurement purposes, a 7.5% annual rate of increase in the per capita cost of covered health care benefits was assumed. A one-percentage-point change in assumed health care cost trend rates would have the following effects:

                                                   1-Percentage  1-Percentage
                                                      Point         Point
                                                     Increase      Decrease
                                                   ------------  ---------------
     Increase (decrease) on total of service and
       interest cost on components                   $   1,189   $      (812)
     Increase (decrease) on post-retirement benefit      7,220        (5,517)
       obligation

        The Company sponsors a defined contribution 401(k) retirement plan which provides eligible participants with the opportunity to defer up to 15% of base compensation. The Company matches 50% of the first 5% of participant pre-tax contributions. For employees hired after January 1, 1999, the Company matches 50% of the first 8% of participant pre-tax contributions. Company contributions for the years ended December 31, 2000, 1999, and 1998 totaled $6,130, $5,504, and $3,915, respectively.

        The Company has a deferred compensation plan providing key executives with the opportunity to participate in an unfunded, deferred compensation program. Under the program, participants may defer base compensation and bonuses, and earn interest on their deferred amounts. The program is not qualified under Section 401 of the Internal Revenue Code. Participant deferrals, which are reflected in other liabilities, are $19,264, $17,367, and $16,102 for years ending December 31, 2000,
        1999, and 1998, respectively. The participant deferrals earn interest at a rate based on the average ten-year composite government securities rate plus 1.5%. The interest expense related to the plan for the years ending December 31, 2000, 1999, and 1998 was $1,358, $1,231, and $1,185,
        respectively.

        The Company  also  provides a  supplemental  executive  retirement  plan
        (SERP) to certain key executives. This plan provides key executives with certain benefits upon retirement, disability, or death based upon total compensation. The Company has purchased individual life insurance policies with respect to each employee covered by this plan. The Company is the owner and beneficiary of the insurance contracts. The expense for this plan for 2000, 1999, and 1998 was $3,023, $3,002, and $2,840,
        respectively. The total liability of $18,794 and $14,608 as of December 31, 2000 and 1999 is included in other liabilities.

10.     FEDERAL INCOME TAXES

        The following is a reconciliation between the federal income tax rate and the Company's effective income tax rate:

                                         2000          1999         1998
                                       ----------   -----------  -----------
     Federal tax rate                      35.0  %       35.0  %      35.0  %
     Change in tax rate resulting from:
       Settlement of GWL tax exposures                   (5.9)
       Other, net                          (0.9)         (0.3)        (1.6)
                                       ----------   -----------  -----------
     Total                                 34.1  %       28.8  %      33.4  %
                                       ==========   ===========  ===========

         The Company's income tax provision was favorably impacted in 1999 by the release of contingent liabilities relating to taxes of the GWL's U.S. branch associated with blocks of business that were transferred from GWL's U.S. branch to the Company from 1989 to 1993; the Company had agreed to the transfer of these tax liabilities as part of the transfer of this business. The release recorded in 1999 reflected the resolution of certain tax issues with the Internal Revenue Service (IRS), and totaled $17,150; however, $8,900 of the release was attributable to participating policyholders and therefore had no effect on the net income of the Company since that amount was credited to the provision for policyholders' share of earnings on participating business in the accompanying 1999 statement of income.

        Excluding the effect of the 1999 tax item discussed above, the effective tax rate for 1999 was 35.2%.

        Temporary differences which give rise to the deferred tax assets and liabilities as of December 31, 2000 and 1999 are as follows:

                                                    2000                         1999
                                          --------------------------   -------------------------
                                           Deferred      Deferred       Deferred     Deferred
                                             Tax            Tax           Tax           Tax
                                            Asset        Liability       Asset       Liability
                                          -----------   ------------   -----------  ------------
     Policyholder reserves              $   114,074                 $      131,587
     Deferred policy acquisition costs               $      48,543                $     49,455
     Deferred acquisition cost

       proxy tax                            110,239                        103,529
     Investment assets                                      35,714          69,561
     Net operating loss carryforwards           444                            444
     Other                                      103                                        582
                                          -----------   ------------   -----------  ------------
             Subtotal                       224,860         84,257         305,121      50,037
     Valuation allowance                     (1,761)                        (1,761)
                                          -----------   ------------   -----------  ------------
             Total Deferred Taxes       $   223,099  $      84,257  $      303,360$     50,037
                                          ===========   ============   ===========  ============

        Amounts included in investment assets above include $21,228 and $(58,711) related to the unrealized gains (losses) on the Company's fixed maturities available-for-sale at December 31, 2000 and 1999, respectively.

        The Company will file a consolidated tax return for 2000. Losses incurred by subsidiaries in prior years cannot be offset against operating income of the Company. At December 31, 2000, the Company's subsidiaries had approximately $1,267 of net operating loss carryforwards, expiring through the year 2015. The tax benefit of subsidiaries' net operating loss carryforwards are included in the deferred tax assets at December 31, 2000 and 1999, respectively.

        The Company's valuation allowance was decreased in 2000, 1999, and 1998 by $0, $(17), and $(1,792), respectively, as a result of the re-evaluation by management of future estimated taxable income in its subsidiaries.

        Under pre-1984 life insurance company income tax laws, a portion of life insurance company gain from operations was not subject to current income taxation but was accumulated, for tax purposes, in a memorandum account designated as "policyholders' surplus account." The aggregate accumulation in the account is $7,742 and the Company does not anticipate any transactions, which would cause any part of the amount to become taxable. Accordingly, no provision has been made for possible future federal income taxes on this accumulation.

11.     COMPREHENSIVE INCOME

        Other comprehensive income at December 31, 2000 is summarized as follows:

                                                  Before-Tax     Tax (Expense)     Net-of-Tax
                                                     Amount        or Benefit         Amount
     =========================================  ---------------  --------------   --------------
     Unrealized gains on available-for-sale
     securities:
        Unrealized holding gains (losses)
          arising
          during the period                   $     204,274    $     (71,495)  $      132,779
        Less:  reclassification adjustment
          for
          losses (gains) realized in net              9,436           (3,303)           6,133
          income
                                                 ---------------  --------------   --------------
        Net unrealized gains                        213,710          (74,798)         138,912
     =========================================     ============  ===============    ==========
     Reserve and  DAC adjustment                    (31,352)          10,973          (20,379)
                                                ---------------  --------------   --------------
                                                ---------------  --------------   --------------
     Other comprehensive income               $     182,358    $     (63,825)  $      118,533
     =========================================  ===============  ==============   ==============

        Other comprehensive loss at December 31, 1999 is summarized as follows:

                                                  Before-Tax     Tax (Expense)     Net-of-Tax
                                                    Amount        or Benefit         Amount
     =========================================  ---------------  --------------   --------------
     Unrealized gains on available-for-sale
     securities:

        Unrealized holding (losses) gains
     arising ring the period                  $    (303,033)   $     106,061   $     (196,972)

        Less:  reclassification adjustment
     for   (gains) losses realized in net            (9,958)           3,485           (6,473)
     income
                                                ---------------  --------------   --------------
        Net unrealized (losses) gains              (312,991)         109,546         (203,445)
        Reserve and  DAC adjustment                  87,729          (30,705)          57,024
                                                ---------------  --------------   --------------
                                                ---------------  --------------   --------------
     Other comprehensive loss                 $    (225,262)   $      78,841   $     (146,421)
     =========================================  ===============  ==============   ==============


        Other comprehensive income at December 31, 1998 is summarized as follows:

                                                  Before-Tax     Tax (Expense)     Net-of-Tax
                                                    Amount        or Benefit         Amount
                                                ---------------  -------------------------------
     Unrealized gains on available-for-sale securities:

        Unrealized holding gains (losses)
     arising

           during the period                  $      39,430    $     (13,800)  $       25,630
        Less:  reclassification adjustment
     for

           (gains) losses realized in net           (14,350)           5,022           (9,328)
     income

                                                ---------------  --------------   --------------
        Net unrealized gains (losses)                25,080           (8,778)          16,302
     Reserve and  DAC adjustment                    (11,614)           4,065           (7,549)
                                                ---------------  --------------   --------------
                                                ---------------  --------------   --------------
     Other comprehensive income               $      13,466    $      (4,713)  $        8,753
                                                ===============  ==============   ==============

12.     STOCKHOLDER'S EQUITY, DIVIDEND RESTRICTIONS, AND OTHER MATTERS

        At December 31, 2000 and 1999, the Company has 1,500 authorized shares each of Series A, Series B, Series C and Series D cumulative preferred stock; and 2,000,000 authorized shares of non-cumulative preferred stock.

        Dividends of $0, $0, and $6,692 were paid on preferred stock in 2000, 1999, and 1998, respectively. In addition, dividends of $134,149, $92,053, and $73,344 were paid on common stock in 2000, 1999, and 1998, respectively. Dividends are paid as determined by the Board of Directors, subject to restrictions as discussed below.

        The Company's net income and capital and surplus, as determined in accordance with statutory accounting principles and practices for December 31 are as follows:

                                     2000             1999            1998
                                 --------------  ---------------  -------------
                                  (Unaudited)
     Net income                $     293,521   $      253,123   $    225,863
     Capital and surplus           1,083,718        1,004,745        727,124

        In March 1998,  the  National  Association  of  Insurance  Commissioners
        adopted the Codification of Statutory Accounting Principles (Codification). The Codification, which is intended to standardize accounting and reporting to state insurance departments, is effective January 1, 2001. However, statutory accounting principles will continue to be established by individual state laws and permitted practices. The Colorado Division of Insurance will require adoption of Codification with certain modifications for the preparation of statutory financial statements effective January 1, 2001. The Company estimates that the adoption of Codification as modified by the Colorado Division of Insurance will increase statutory net worth as of January 1, 2001, by approximately $105,760 [Unaudited]. (The modifications adopted by the Colorado Division of Insurance had no effect on statutory net worth).

        The maximum amount of dividends which can be paid to stockholders by insurance companies domiciled in the State of Colorado are subject to restrictions relating to statutory surplus and statutory net gain from operations. Statutory surplus and net gains from operations at December 31, 2000 were $1,083,718 and $275,231 [Unaudited], respectively. The Company should be able to pay up to $275,231[Unaudited] of dividends in 2001.

13.     STOCK OPTIONS

        The Parent has a stock option plan (the Lifeco plan) that provides for the granting of options on common shares of Lifeco to certain officers and employees of Lifeco and its subsidiaries, including the Company. Options may be awarded with exercise prices of no less than the market price on the date of the grant. Termination of employment prior to vesting results in forfeiture of the options, unless otherwise determined by a committee that administers the Lifeco plan. As of December 31, 2000, 1999, and 1998, stock available for award to Company employees under the Lifeco plan aggregated 4,808,047, 885,150, and 1,424,400 shares.

        The plan provides for the granting of options with varying terms and vesting requirements. The majority of basic options under the plan vest and become exercisable twenty percent per year commencing on the first anniversary of the grant and expire ten years from the date of grant. Other basic options vest and become exercisable one-third per year commencing on various dates from December 31, 2000 to September 30, 2002 and expire ten years from the date of grant. Variable options granted to Company employees totaling 278,000 and 1,832,000 in 1998 and 1997, respectively, become exercisable if certain cumulative financial targets are attained by the end of 2001. If exercisable, the exercise period runs from April 1, 2002 to June 26, 2007. During 2000, the Company determined that it was probable that certain of these options would become exercisable and, accordingly, recorded compensation expense of $15,052 with a corresponding credit to additional paid-in capital as prescribed by AIN-APB 25.

        Additional variable options granted in 1998 and 2000 totaling 380,000 and 120,000, respectively, become exercisable if certain sales or financial targets are attained. During 2000, 1999, and 1998, 13,250, 11,250, and 30,000 of these options vested and accordingly, the Company recognized compensation expense of $151, $23, and $116, respectively. If exercisable, the exercise period expires ten years from the date of grant.

        The following table summarizes the status of, and changes in, Lifeco options granted to Company employees, which are outstanding and the weighted-average exercise price (WAEP) for 2000, 1999, and 1998. As the options granted relate to Canadian stock, the values, which are presented in U.S. dollars, will fluctuate as a result of exchange rate fluctuations:

                                    2000                   1999                    1998
                            ---------------------  ----------------------  ----------------------
                             Options      WAEP      Options       WAEP      Options       WAEP
                            -----------  --------  -----------  ---------  -----------  ---------
     Outstanding, Jan. 1     6,567,098 $    9.04    6,544,824 $    8.07     5,736,000 $    7.71
       Granted               1,386,503     14.88      575,500     16.48       988,000     13.90
       Exercised               351,300      6.77      234,476      5.69        99,176      5.93
       Expired or              120,750     12.10      318,750     13.81        80,000     13.05
     canceled

                            -----------  --------  -----------  ---------  -----------  ---------
     Outstanding, Dec. 31    7,481,551 $    9.83    6,567,098 $    9.04     6,544,824 $    8.07
                            ===========  ========  ===========  =========  ===========  =========

     Options exercisable

       at year-end           2,889,848 $    7.23    2,215,998 $    6.31     1,652,424 $    5.72
                            ===========  ========  ===========  =========  ===========  =========

     Weighted average
     fair
     value of options

     granted during year  $    4.38              $    5.23               $    4.46
                            ===========            ===========             ===========


        The following table summarizes the range of exercise prices for outstanding Lifeco common stock options granted to Company employees at December 31, 2000:

                                        Outstanding                         Exercisable
     ===================  ----------------------------------------- ----------------------------
                                                         Average                      Average
     ===================
          Exercise                         Average      Exercise                      Exercise
     ===================
        Price Range          Options         Life         Price        Options         Price
     -------------------  --------------  -----------  ------------ --------------   -----------
     $ 5.65 - 7.50          3,223,248        5.65    $     5.72       2,514,448   $       5.70
     $10.82 - 15.21         4,096,803        7.66    $    12.77         350,300   $      14.28
     $15.91 - 17.95           161,500        8.18    $    17.33          25,100   $      17.74


        Of the exercisable Lifeco options, 2,845,348 relate to basic option grants and 44,500 relate to variable grants.

        Power Financial Corporation (PFC), which is the parent corporation of Lifeco, has a stock option plan (the PFC plan) that provides for the granting of options for common shares of PFC to key employees of PFC and its affiliates. Prior to the creation of the Lifeco plan in 1996, certain officers of the Company participated in the PFC plan in Canada. Under the PFC plan, options may be awarded with exercise price no less than the market price on the date of the grant. Termination of employment prior to vesting results in forfeiture of the options, unless otherwise determined by a committee that administers the PFC plan. As of December 31, 2000, 1999, and 1998, stock available for award under the PFC plan aggregated 2,790,800, 4,340,800, and 4,400,800 shares.

        Options granted to officers of the Company under the PFC plan become exercisable twenty percent per year commencing on the date of the grant and expire ten years from the date of grant.

        The following table summarizes the status of, and changes in, PFC options granted to Company officers, which remain outstanding and the weighted-average exercise price (WAEP) for 2000, 1999, and 1998. As the options granted relate to Canadian stock, the values, which are presented in U.S. dollars, will fluctuate as a result of exchange rate fluctuations:

                                    2000                   1999                    1998
                            ---------------------  ----------------------  ----------------------
                             Options      WAEP      Options       WAEP      Options       WAEP
                            -----------  --------  -----------  ---------  -----------  ---------
     Outstanding, Jan. 1,      285,054 $    3.23      355,054 $    2.89     1,076,000 $    3.05
       Exercised               215,054      3.30       70,000      2.28       720,946      2.98
                            -----------  --------  -----------  ---------  -----------  ---------
     Outstanding, Dec.          70,000 $    2.29      285,054 $    3.23       355,054 $    2.89
     31,
                            ===========  ========  ===========  =========  ===========  =========
     Options exercisable
       at year-end              70,000 $    2.29      285,054 $    3.23       355,054 $    2.89
                            ===========  ========  ===========  =========  ===========  =========

        As of December 31, 2000, the PFC options outstanding have an exercise price of $2.29 and a weighted-average remaining contractual life of 3.33 years.

        The Company accounts for stock-based compensation using the intrinsic value method prescribed by APB 25 under which compensation expenses for stock options are generally not recognized for stock option awards granted at or above fair market value. Had compensation expense for the Company's stock option plan been determined based upon fair value at the grant dates for awards under the plan in accordance with SFAS No. 123, "Accounting for Stock-Based Compensation", the Company's net income would have been reduced by $1,147, $1,039, and $727, in 2000, 1999, and 1998, respectively. The fair value of each option grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for those options granted in 2000, 1999, and 1998, respectively: dividend yields of 4.06%, 3.63%, and 3.0%, expected volatility of 30.1%, 32.4%, and 34.05%, risk-free interest rates of 6.61%, 6.65%, and 4.79% and expected lives of 7.5 years.

14.     SEGMENT INFORMATION

        The Company has two reportable segments: Employee Benefits and Financial Services. The Employee Benefits segment markets group life and health and 401(k) products to small and mid-sized corporate employers. The Financial Services segment markets and administers savings products to public and not-for-profit employers and individuals and offers life
        insurance   products  to  individuals  and  businesses.   The  Company's
        reportable segments are strategic business units that offer different products and services. They are managed separately as each segment has unique distribution channels.

        The accounting policies of the segments are the same as those described in Note 1. The Company evaluates performance based on profit or loss from operations after income taxes.

        The Company's operations are not materially dependent on one or a few customers, brokers or agents.

        Summarized segment financial information for the year ended and as of December 31 was as follows:

        Year ended December 31, 2000

        Operations:

                                                 Employee         Financial
                                                 Benefits         Services          Total
     ========================================  --------------   --------------  ---------------
     Revenue:
        Premium income                       $   1,142,136   $      190,430   $   1,332,566
        Fee income                                 752,309          119,318         871,627
        Net investment income                       94,800          836,641         931,441
        Realized investment (losses) gains          (3,572)          31,855          28,283
     ========================================  --------------   --------------  ---------------
             Total revenue                       1,985,673        1,178,244       3,163,917

     Benefits and Expenses:

        Benefits                                   922,925          822,946       1,745,871
        Operating expenses                         856,463          168,449       1,024,912
     ========================================  --------------   --------------  ---------------
             Total benefits and expenses         1,779,388          991,395       2,770,783
     ========================================  --------------   --------------  ---------------
                                               --------------   --------------  ---------------

     Net operating income before income            206,285          186,849         393,134
     taxes

     ========================================
     Income taxes                                   70,197           63,843         134,040
                                               --------------   --------------  ---------------
             Net income                      $     136,088   $      123,006   $     259,094
     ========================================  ==============   ==============  ===============

        Assets:

                                                 Employee         Financial
                                                 Benefits         Services          Total
     ========================================  --------------   --------------  ---------------
     Investment assets                       $   1,438,650   $   12,239,947   $  13,678,597
     Other assets                                  980,245          857,407       1,837,652
     Separate account assets                     6,537,095        5,844,042      12,381,137
     ========================================  --------------   --------------  ---------------
             Total assets                    $   8,955,990   $   18,941,396   $  27,897,386
     ========================================  ==============   ==============  ===============


        Year ended December 31, 1999

        Operations:

                                                 Employee         Financial
     ========================================
                                                 Benefits         Services          Total
     ========================================  --------------   --------------  ---------------
     Revenue:

     ========================================
        Premium income                       $     990,449   $      172,734   $   1,163,183
     ========================================
        Fee income                                 548,580           86,567         635,147
     ========================================
        Net investment income                       80,039          795,907         875,946
     ========================================
        Realized investment (losses) gains          (1,224)           2,308           1,084
     ========================================  --------------   --------------  ---------------
             Total revenue                       1,617,844        1,057,516       2,675,360
     ========================================
     Benefits and Expenses:

     ========================================
        Benefits                                   789,084          792,755       1,581,839
     ========================================
        Operating expenses                         661,119          143,422         804,541
     ========================================  --------------   --------------  ---------------
             Total benefits and expenses         1,450,203          936,177       2,386,380
     ========================================  --------------   --------------  ---------------
                                               --------------   --------------  ---------------

     ========================================
     ========================================
     Net operating income before income            167,641          121,339         288,980
     taxes

     ========================================
     Income taxes                                   51,003           32,259          83,262
                                               --------------   --------------  ---------------
             Net income                      $     116,638   $       89,080   $     205,718
     ========================================  ==============   ==============  ===============


        Assets:

                                                 Employee         Financial
                                                 Benefits         Services          Total
     ========================================  --------------   --------------  ---------------
     Investment assets                       $   1,464,111   $   11,593,944   $  13,058,055
     Other assets                                  741,438          910,677       1,652,115
     Separate account assets                     7,244,145        5,575,752      12,819,897
     ========================================  --------------   --------------  ---------------
             Total assets                    $   9,449,694   $   18,080,373   $  27,530,067
     ========================================  ==============   ==============  ===============


        Year ended December 31, 1998

        Operations:

                                                 Employee         Financial
                                                 Benefits         Services          Total
     ========================================  --------------   --------------  ---------------
     Revenue:

        Premium income                       $     746,898   $      247,965   $     994,863
        Fee income                                 444,649           71,403         516,052
        Net investment income                       95,118          802,242         897,360
        Realized investment gains                    8,145           30,028          38,173
     ========================================  --------------   --------------  ---------------
             Total revenue                       1,294,810        1,151,638       2,446,448

     Benefits and Expenses:


        Benefits                                   590,058          872,411       1,462,469
        Operating expenses                         546,959          141,269         688,228
     ========================================  --------------   --------------  ---------------
             Total benefits and expenses         1,137,017        1,013,680       2,150,697
     ========================================  --------------   --------------  ---------------
                                               --------------   --------------  ---------------


     Net operating income before income            157,793          137,958         295,751
     taxes


     Income taxes                                   50,678           48,158          98,836
                                               --------------   --------------  ---------------
             Net income                      $     107,115   $       89,800   $     196,915
     ========================================  ==============   ==============  ===============

The following table, which summarizes premium and fee income by segment, represents supplemental information.

                                           2000            1999             1998
     ===============================  ---------------  --------------   --------------
      Premium Income:
        Employee Benefits


            Group Life & Health     $   1,142,136    $     990,449   $      746,898
     ===============================  ---------------  --------------   --------------
                 Total Employee         1,142,136          990,449          746,898
     Benefits
                                      ---------------  --------------   --------------
                                      ---------------  --------------   --------------
        Financial Services

            Savings                         7,253           14,344           16,765
            Individual Insurance          183,177          158,390          231,200
                                      ---------------  --------------   --------------
                                      ---------------  --------------   --------------
                 Total Financial          190,430          172,734          247,965
                 Services
     ===============================  ---------------  --------------   --------------
             Total premium income   $   1,332,566    $   1,163,183   $      994,863
     ===============================  ===============  ==============   ==============

     Fee Income:

            Employee Benefits


            Group Life & Health     $     648,328    $     454,071   $      366,805
              (uninsured plans)
            401(k)                        103,981           94,509           77,844
     ===============================  ---------------  --------------   --------------
                                      ---------------  --------------   --------------
                 Total Employee           752,309          548,580          444,649
     Benefits
     ===============================  ---------------  --------------   --------------
                                      ---------------  --------------   --------------
        Financial Services

            Savings                       111,201           81,331           71,403
            Individual Insurance            8,117            5,236
                                      ---------------  --------------   --------------
                                      ---------------  --------------   --------------
                 Total Financial          119,318           86,567           71,403
                 Services
     ===============================  ---------------  --------------   --------------
             Total fee income       $     871,627    $     635,147   $      516,052
     ===============================  ===============  ==============   ==============

15.     COMMITMENTS AND CONTINGENCIES

        The Company is involved in various legal proceedings, which arise in the ordinary course of its business. In the opinion of management, after consultation with counsel, the resolution of these proceedings should not have a material adverse effect on its financial position or results of operations.

--------------------------------------------------------------------------------
Back Cover
The Securities and Exchange Commission maintains an Internet web site (http://www.sec.gov) that contains additional information about Great-West Life & Annuity Insurance Company, and the Contract which may be of interest to you.

                                                       PART II


                                       INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
         -------------------------------------------

         The estimated expenses of the issuance and distribution of the Contracts, other than commissions on sales of the Contracts are as follows:

         Securities and Exchange Commission fee            $ 21,551.72
                                                             ---------
         Accounting fees and expenses                      $  5,000.00
                                                             ----------
         Legal fees and expenses                           $ 20,000.00
                                                             ---------


Item 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS
         -----------------------------------------

         Provisions exist under the Colorado Business Corporation Act and the Bylaws of GWL&A whereby GWL&A may indemnify a director, officer, or controlling person of GWL&A against liabilities arising under the Securities Act of 1933. The following excerpts contain the substance of these provisions:

                        Colorado Business Corporation Act

Article 109 - INDEMNIFICATION

Section 7-109-101.  Definitions.

         As used in this Article:

         (1) "Corporation" includes any domestic or foreign entity that is a predecessor of the corporation by reason of a merger, consolidation, or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

         (2) "Director" means an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, fiduciary or agent of another domestic or foreign corporation or other person or employee benefit plan. A director is considered to be serving an employee benefit plan at the corporation's request if his or her duties to the corporation also impose duties on or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan.

         (3)      "Expenses" includes counsel fees.

         (4) "Liability" means the obligation incurred with respect to a proceeding to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses.

         (5) "Official capacity" means, when used with respect to a director, the office of director in the corporation and, when used with respect to a person other than a director as contemplated in Section 7-109-107, means the office in the corporation held by the officer or the employment, fiduciary, or agency relationship undertaken by the employee, fiduciary, or agent on behalf of the corporation. "Official capacity" does not include service for any other domestic or foreign corporation or other person or employee benefit plan.

         (6) "Party" includes a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

         (7) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

Section 7-109-102.  Authority to indemnify directors.

         (1) Except as provided in subsection (4) of this section, a corporation may indemnify a person made a party to the proceeding because the person is or was a director against liability incurred in any proceeding if:

                  (a)     The person conducted himself or herself in good faith;

                  (b)     The person reasonably believed:

                           (I) In the case of conduct in an official capacity with the corporation, that his or her conduct was in the corporation's best interests; or


                           (II) In all other cases, that his or her conduct was at least not opposed to the corporation's best interests; and


                  (c) In the case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

         (2) A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in or beneficiaries of the plan is conduct that satisfies the requirements of subparagraph (II) of paragraph (b) of subsection
         (1) of this section. A director's conduct with respect to an employee benefit plan for a purpose that the director did not reasonably believe to be in the interests of the participants in or beneficiaries of the plan shall be deemed not to satisfy the requirements of subparagraph
         (a) of subsection (1) of this section.

         (3) The termination of any proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

         (4)      A corporation may not indemnify a director under this section:

                  (a) In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

                  (b) In connection with any proceeding charging that the director derived an improper personal benefit, whether or not involving action in his official capacity, in which proceeding the director was adjudged liable on the basis that he or she derived an improper personal benefit.

         (5) Indemnification permitted under this section in connection with a proceeding by or in the right of a corporation is limited to reasonable expenses incurred in connection with the proceeding.

Section 7-109-103.  Mandatory Indemnification of Directors.

         Unless limited by the articles of incorporation, a corporation shall be required to indemnify a person who is or was a director of the corporation and who was wholly successful, on the merits or otherwise, in defense of any proceeding to which he was a party, against reasonable expenses incurred by him in connection with the proceeding.

Section 7-109-104.  Advance of Expenses to Directors.

         (1) A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if:

                  (a) The director furnishes the corporation a written affirmation of his good-faith belief that he has met the standard of conduct described in Section 7-109-102;

                  (b) The director furnishes the corporation a written undertaking, executed personally or on the director's behalf, to repay the advance if it is ultimately determined that he or she did not meet such standard of conduct; and

                  (c) A determination is made that the facts then known to those making the determination would not preclude indemnification under this article.

         (2) The undertaking required by paragraph (b) of subsection (1) of this section shall be an unlimited general obligation of the director, but need not be secured and may be accepted without reference to financial ability to make repayment.

         (3) Determinations and authorizations of payments under this section shall be made in the manner specified in Section 7-109-106.

Section 7-109-105.  Court-Ordered Indemnification of Directors.

         (1) Unless otherwise provided in the articles of incorporation, a director who is or was a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification in the following manner:

                  (a) If it determines the director is entitled to mandatory indemnification under section 7-109-103, the court shall order indemnification, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification.

                  (b)  If  it  determines   that  the  director  is  fairly  and
                  reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in section 7-109-102 (1) or was adjudged liable in the circumstances described in Section 7-109-102 (4), the court may order such indemnification as the court deems proper; except that the indemnification with respect to any proceeding in which liability shall have been adjudged in the circumstances described Section 7-109-102 (4) is limited to reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered indemnification.

Section 7-109-106.  Determination and Authorization of Indemnification
                    of Directors.

         (1) A corporation may not indemnify a director under Section 7-109-102 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth in
         Section 7-109-102. A corporation shall not advance expenses to a director under Section 7-109-104 unless authorized in the specific case after the written affirmation and undertaking required by Section 7-109-104(1)(a) and (1)(b) are received and the determination required by Section 7-109-104(1)(c) has been made.

         (2) The determinations required to be made under subsection (1) of this section shall be made:

                  (a) By the board of directors by a majority vote of those present at a meeting at which a quorum is present, and only those directors not parties to the proceeding shall be counted in satisfying the quorum.

                  (b) If a quorum cannot be obtained, by a majority vote of a committee of the board of directors designated by the board of directors, which committee shall consist of two or more directors not parties to the proceeding; except that directors who are parties to the proceeding may participate in the designation of directors for the committee.

         (3) If a quorum cannot be obtained as contemplated in paragraph (a) of subsection (2) of this section, and the committee cannot be established under paragraph (b) of subsection (2) of this section, or even if a quorum is obtained or a committee designated, if a majority of the directors constituting such quorum or such committee so directs, the determination required to be made by subsection (1) of this section shall be made:

                  (a) By independent legal counsel selected by a vote of the board of directors or the committee in the manner specified in paragraph (a) or (b) of subsection (2) of this section or, if a quorum of the full board cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full board of directors; or

                  (b)      By the shareholders.

         (4) Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible; except that, if the determination that indemnification is permissible is made by independent legal counsel, authorization of indemnification and advance of expenses shall be made by the body that selected such counsel.

Section 7-109-107.  Indemnification of Officers, Employees, Fiduciaries,
                    and Agents.

         (1)      Unless otherwise provided in the articles of incorporation:

                  (a) An officer is entitled to mandatory  indemnification under section 7-109-103, and is entitled to apply for court-ordered indemnification under section 7-109-105, in each case to the same extent as a director;

                  (b) A corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the corporation to the same extent as a director; and

                  (c) A corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to a greater extent, if not inconsistent with public policy, and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract.

Section 7-109-108.  Insurance.

         A corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the corporation and who, while a director, officer, employee, fiduciary, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of any other domestic or foreign corporation or other person or of an employee benefit plan against any liability asserted against or incurred by the person in that capacity or arising out of his or her status as a director, officer, employee, fiduciary, or agent whether or not the corporation would have the power to indemnify the person against such liability under the Section 7-109-102, 7-109-103 or 7-109-107. Any such insurance may be procured from any insurance company designated by the board of directors, whether such insurance company is formed under the laws of this state or any other jurisdiction of the United States or elsewhere, including any insurance company in which the corporation has an equity or any other interest through stock ownership or otherwise.

Section 7-109-109.  Limitation of Indemnification of Directors.

         (1) A provision concerning a corporation's indemnification of, or advance of expenses to, directors that is contained in its articles of incorporation or bylaws, in a resolution of its shareholders or board of directors, or in a contract, except for an insurance policy or otherwise, is valid only to the extent the provision is not inconsistent with Sections 7-109-101 to 7-109-108. If the articles of incorporation limit indemnification or advance of expenses, indemnification or advance of expenses are valid only to the extent not inconsistent with the articles of incorporation.

         (2) Sections 7-109-101 to 7-109-108 do not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when he or she has not been made a named defendant or respondent in the proceeding.

Section 7-109-110.  Notice to Shareholders of Indemnification of Director.

         If a corporation indemnifies or advances expenses to a director under this article in connection with a proceeding by or in the right of the corporation, the corporation shall give written notice of the indemnification or advance to the shareholders with or before the notice of the next shareholders' meeting. If the next shareholder action is taken without a meeting at the instigation of the board of directors, such notice shall be given to the shareholders at or before the time the first shareholder signs a writing consenting to such action.


                                 Bylaws of GWL&A

Article II, Section 11.  Indemnification of Directors.
                         ----------------------------

         The Company may, by resolution of the Board of Directors, indemnify and save harmless out of the funds of the Company to the extent permitted by applicable law, any director, officer, or employee of the Company or any member or officer of any committee, and his heirs, executors and administrators, from and against all claims, liabilities, costs, charges and expenses whatsoever that any such director, officer, employee or any such member or officer sustains or incurs in or about any action, suit, or proceeding that is brought, commenced, or prosecuted against him for or in respect of any act, deed, matter or thing whatsoever made, done, or permitted by him in or about the execution of his duties of his office or employment with the Company, in or about the execution of his duties as a director or officer of another company which he so serves at the request and on behalf of the Company, or in or about the execution of his duties as a member or officer of any such Committee, and all other claims, liabilities, costs, charges and expenses that he sustains or incurs, in or about or in relation to any such duties or the affairs of the Company, the affairs of such Committee, except such claims, liabilities, costs, charges or expenses as are occasioned by his own wilful neglect or default. The Company may, by resolution of the Board of Directors, indemnify and save harmless out of the funds of the Company to the extent permitted by applicable law, any director, officer, or employee of any subsidiary corporation of the Company on the same basis, and within the same constraints as, described in the preceding sentence.



Item 15. Recent Sales of Unregistered Securities

         Not Applicable

Item 16.  Exhibits and Financial Statement Schedules


         1. Form of Principal Underwriter and Distribution Agreement incorporated by reference1.

         2.       Not applicable.

         3. (a) Articles of Incorporation of Great-West Life & Annuity Insurance Company incorporated by reference1.

                  (b)  Bylaws of Great-West Life & Annuity Insurance Company
                   incorporated by reference1.

         4. (a) Form of Fixed Group Annuity Contract was filed electronically with the Registration Statement on September 6, 1996.

                  (b) Form  of  Fixed  Individual  Annuity  Contract  was  filed
                      electronically   with  the   Registration   Statement   on
                      September 6, 1996.

                  (c) Form of IRA Endorsement was filed  electronically with the
                      Registration Statement on September 6, 1996.

         5. Opinion and consent of Ruth B. Lurie, Vice President, Counsel and Associate Secretary as to the legality of the securities being registered was filed with Amendment No. 2 to the Registration Statement and incorporated herein by reference.

         6.       Not applicable.

         7.       Not applicable.

         8.       Not applicable.

         9.       Not applicable.

         10.      Not applicable.

         11.      Not applicable.

         12.      Not applicable.

         13.      Not applicable.

         14.      Not applicable.

         15.      Not applicable.

         16.      Not applicable.

         17.      Not applicable.

         18.      Not applicable.

         19.      Not applicable.

         20.      Not applicable.

         21. List of significant subsidiaries of Great-West Life & Annuity Insurance Company, is attached as Exhibit 21.

         22.      Not applicable.

         23.      (a)  Consent of Jorden Burt LLP is attached as Exhibit 23a

                  (b)  Consent of Deloitte & Touche LLP is attached as Exhibit
                       23b.


         24. Power of Attorney for Messrs. Balog, Burns, Dackow, Desmarais, Jr., Gratton, Mackness, Nickerson, Pitfield, Plessis-Belair and Walsh were filed electronically with the Registration Statement on February 23, 1996. Power of Attorney for Mr. Kavanagh was filed electronically with the Registration Statement on September 6, 1996.


         25.      Not applicable.

         26.      Not applicable.


Item 17. UNDERTAKINGS

         The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information, including (but not limited to) any addition or deletion of a managing underwriter.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 5 to the Registration Statement on Form S-1 to be signed on its behalf, in the City of Greenwood Village, State of Colorado, on this 2nd day of April, 2001.


                                                     GREAT-WEST LIFE & ANNUITY
                                                     INSURANCE COMPANY


                                                     By:       /s/ W.T. McCallum
                                                              William T. McCallum, President
                                                              and Chief Executive Officer

         As required by the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities with Great-West Life
& Annuity Insurance Company and on the dates indicated:

Signature and Title                                                             Date


/s/ R. Gratton*                                                                 April 2, 2001
Director, Chairman of the
Board (Robert Gratton)


/s/ W.T. McCallum                                                               April 2, 2001
Director, President and Chief Executive
Officer (William T. McCallum)


/s/ M.T.G. Graye                                                                April 2, 2001
Executive Vice President and Chief
Financial Officer (M.T.G. Graye)


/s J. Balog*                                                                    April 2, 2001
Director, (James Balog)


/s/ J.W. Burns*                                                                 April 2, 2001
Director, (James W. Burns)





Signature and Title                                                             Date



/s/ O.T. Dackow                                                                 April 2, 2001
Director (Orest T. Dackow)


                                                                                       , 2001
Director (Andre Desmarais)


/s/ P. Desmarais, Jr.*                                                          April 2, 2001
Director (Paul Desmarais, Jr.)


/s/ K.P. Kavanagh*                                                              April 2, 2001
Director (Kevin P. Kavanagh)


/s/ W. Mackness*                                                                April 2, 2001
Director (William Mackness)


/s/ J.E.A. Nickerson*                                                           April 2, 2001
Director (Jerry E.A. Nickerson)


/s/ P.M. Pitfield                                                               April 2, 2001
Director (P. Michael Pitfield)


/s/ M. Plessis-Belair*                                                          April 2, 2001
Director (Michel Plessis-Belair)


/s/ B.E. Walsh*                                                                 April 2, 2001
Director (Brian E. Walsh)



*By:      /s/ D.C. Lennox                                                       April 2, 2001
         D. C. Lennox
         Attorney-in-fact pursuant to Powers of Attorney filed with the
         Registration Statement on February 23, 1996 and September 6, 1996.




                                                    Exhibit Table
                                                      Form S-1


Exhibit

1.       Form of Underwriting agreement and
         and Distribution Agreement                                    1

3.       (i)  Articles of Incorporation                                1
         (ii) Bylaws                                                   1

4.       (i) Form of Combination Fixed and
         Variable Annuity Contract                                     2
         (ii) Form of IRA Endorsement                                  2

5.       Opinion and consent of Ruth B. Lurie                          3

21.      List of Subsidiaries                                          4


23.      (a) Consent of Jorden Burt LLP                                4
         (b) Consent of Deloitte & Touche LLP                          4

24.      Powers of Attorney for Messrs. Balog, Burns, Dackow,
         Desmarais, Jr., Gratton, Kavanagh, Mackness,
         McCallum, Nickerson, Pitfield, Plessis-Belair and Walsh       2



1 Filed with Post-Effective Amendment No. 1 to Registration Statement on Form N-4 (File No. 333-01153 and 811-07549) and on Form S-1 (File No. 333-01173) and
incorporated herein by reference.


2 Filed with the Registration Statement (File No. 333-01173) and incorporated herein by reference.


3 Filed with Amendment No. 2 to the Registration Statement and incorporated herein by reference.


4 Filed with this Amendment No. 5 to the Registration Statement.



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